Exhibit 4.32

English Translation

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Contract No:

Siji Gongda Comprehensive Practice Education Study Camp Dormitory Project in Qinghua Town of Wuyuan County Construction Project Contract

Section 1 Contract Agreement

Employer(full name): Wuyuan Siji Gongda Study Camp Travel Development Co., Ltd.

Contractor (full name): Huangshan Jishi Construction Engineering Co., Ltd.

In accordance with the Civil Code of the People's Republic of China , the Construction Law of the People's Republic of China and relevant laws and regulations, following the principles of equality, voluntariness, fairness and honesty, the two parties have negotiated on the construction project of Siji Gongda Comprehensive Practice Education Study Camp Dormitory in Qinghua Town of Wuyuan County and related matters and reached the following agreements:

I. Overview of the project

1. Project name: Siji Gongda Comprehensive Practice Education Study Camp Dormitory Project in Qinghua Town of Wuyuan County .

2. Project location: Qinghua Town, Wuyuan County, Shangrao City, Jiangxi Province

3. Project approval number: .

4. Source of funds: self-raised funds of the enterprise .

5. Project content: Siji Gongda Comprehensive Practice Education Study Camp Dormitory Construction in Qinghua Town of Wuyuan County,

Project Overview: The bidding content of this section is to build two conjoined 6-story apartment buildings with a total construction area of about 7,800m2, including each single structure (except pile foundation), building (including facade decoration), water and electricity installation (main and branch lines of water supply engineering, drainage engineering, electrical engineering are pre-buried to meet the rough acceptance standards) and other new construction projects, among which fire protection engineering, HVAC engineering, intelligent engineering, indoor fine decoration engineering, and landscaping engineering are not within the scope of this bidding. The detailed work content shall refer to the construction drawings.

6. Scope of project contracting:

Please refer to the construction drawings for detailed work content .

II. Contract duration

Planned construction period: 180 calendar days. Construction is tentatively scheduled to start on April 28, 2023 (subject to the commencement order);

If the actual total calendar days of the construction period are inconsistent with the planned start and completion dates, the total calendar days of the construction period shall prevail.

III. Quality Standards

The project quality meets the one-time acceptance standard (including supervision, random inspection by the employer and acceptance by the quality supervision department). If the project fails to meet the one-time acceptance standard due to the contractor's fault , the contractor shall pay the contractor a liquidated damages of 2% of the total settlement price (including the contractor's self-construction part and the professional subcontracted construction part) , and shall also bear the responsibility for rectification of the project quality defects.

IV. Contract Price and Contract Price Form

1. The contract price is:

RMB (in capital letters) One Thousand Three Hundred and Four Thousand Eighty Thousand ( ¥13,048,000.00 ) . The above contract price is the provisional contract price. The settlement contract price of this project is in the form of: Final settlement price = actual settlement total price * (1- 6.8% ) . The above actual settlement total price is the total cost (including tax) entrusted by the employer to the contractor to implement the project.

The calculation basis of the total price is as follows: The calculation of the settlement project quantity is based on the "Construction Project Quantity List Pricing Specification" GB50500-2013. The quota is based on the "Jiangxi Province Housing Construction and Decoration Engineering Consumption Quota and Unified Base Price Table (2017)", "Jiangxi Province General Installation Engineering Consumption Quota and Unified Base Price Table (2017)" and other current budget quotas in Shangrao City, Jiangxi Province. The rate uses the current budget quota supporting rate of Jiangxi Province. The period involved The inter-rate rates is all implemented according to the lower limit. The unit price of materials shall be calculated according to the material information price or market price of Wuyuan County, Shangrao City, Jiangxi Province in April 2023. Materials without material information price in Wuyuan County shall be calculated according to the material information price of Shangrao City in April 2023. Materials without quota reference sub-items, no document-specified rates, and no information prices shall be implemented according to the prices approved by the tenderer and the full-process cost consulting unit. The unit price of labor shall be calculated in accordance with Document No. 5 of Gan Construction Price (2020), and the dust fee shall be calculated in accordance with Document No. 7 of Gan Construction Price (2019).

V. Project Manager

Contractor's project manager: Hu Jibiao , contact number: [***] , e-mail address: .

VI. Contract Documents

This agreement together with the following documents constitutes the contract documents:

(1) Notice of winning the bid;

(2) The bid letter and its appendices;

(3) Special contract terms and their annexes;

(4) General contract terms;

(5) Technical standards and requirements;

(6) Drawings;

(7) Priced bill of quantities or budget;

(8) Other contract documents.

All contract-related documents generated during the process of contract conclusion and performance constitute part of the contract documents.

The above-mentioned contract documents include the supplements and amendments made by the contracting parties to the contract documents. For documents of the same type, the latest signed one shall prevail. The special contract terms and their annexes shall be signed or stamped by the contracting parties.

VII. Commitment

1. The employer promises to perform project approval procedures and raise funds for project construction in accordance with legal provisions, and pay the contract price in accordance with the time limit and method agreed in the contract.

2. The contractor promises to organize and complete the project construction in accordance with the legal provisions and contractual agreements, ensure the quality and safety of the project, not to subcontract or illegally subcontract, and bear the corresponding project maintenance responsibilities during the defect liability period and warranty period.

3. If the employer and the contractor sign a contract through bidding, both parties understand and promise not to sign any other agreement that deviates from the substantive content of the contract for the same project.

VIII. Meaning of terms

The meanings of terms in this agreement shall be the same as those given in Part 2 of general contract terms.

IX. Signing Time

This contract was signed on 26th April, 2023.

X. Place of signing

This contract was signed in Qinghua Town, Wuyuan County, Shangrao City, Jiangxi Province.

XI. Supplementary Agreement

For matters not covered in the contract, the parties to the contract shall sign a supplementary agreement separately, which shall be an integral part of the contract.

XII. Effectiveness of the Contract

This contract starts from the date when both parties sign and seal the agreement.

XIII. Number of Contracts

This contract is in ten folds. All of them have the same legal effect, six for the employer, four for the contractor.

Employer: Wuyuan Siji Gongda Study Camp Travel Development Co., Ltd.

(Official Seal)

Legal representative: Lehua He

Agent:

Person in charge:

Phone number：

Organization Code: 91361130MA3ADBX96L

Address: 1Huang Village, Qinghua County, Wuyuan Town, Shangrao City,Jiangxi Province

Bank account:

Contractor: Huangshan Jishi Construction Engineering Co., Ltd. (Official Seal)

Legal representative: Xuejun Yao

Agent:

Phone number: [***]

Organization code: 9134 1004 MA2T N6GA 22

Address: Longjingwu Road and Zhengwu Road Intersection, Huizhou District, Huangshan City

Bank account: [***]

Account number: [***]

Section 2 General Contract Terms

The general contract terms are quoted from Part 2 in "Working Contract for Construction Projects (Model Text)" ( GF-2017-0201 ) jointly issued by the Ministry of Housing and Urban-Rural Development and the State Administration for Industry and Commerce.

1. General Agreement

1.1 Definition and explanation of terms

The following terms in the Contract Agreement, General Contract Terms and Special Contract Terms shall have the meanings ascribed to them in this clause:

1.1.1 Contract

1.1.1.1 Contract: refers to the binding document according to the law and the agreement of the parties to the contract. The documents constituting the contract include the contract agreement, notice of award (if any), bid letter and its appendix (if any), special contract terms and their annexes, general contract terms, technical standards and requirements, drawings, priced bill of quantities or budget and other contract documents.

1.1.1.2 Contract Agreement: refers to the written document called " Contract Agreement " signed by both the Employer and the Contractor that constitutes the contract .

1.1.1.3 Notice of Winning Bid: refers to the written document constituting the contract by which the Employer notifies the Contractor of the winning bid.

1.1.1.4 Bid Letter: refers to the document called " Bidding Letter " filled in and signed by the contractor for bidding that constitutes the contract .

1.1.1.5 Appendix to Tender Letter: refers to the document called “ Appendix to Tender Letter ” attached to the tender letter which constitutes the contract .

1.1.1.6 Technical standards and requirements: refers to the national, industry or local technical standards and requirements that should be complied with or guide the construction of the contract, as well as the technical standards and requirements agreed in the contract.

1.1.1.7 Drawings: refers to the drawings that constitute the contract, including design documents, construction drawings, bird's-eye views and models provided by the employer in accordance with the contract or approved by the contractor, as well as drawing documents generated during the performance of the contract. Drawings shall be reviewed and approved in accordance with legal provisions.

1.1.1.8 Priced Bill of Quantities: refers to the bill of quantities that constitutes the contract and is completed and priced by the Contractor in accordance with the prescribed format and requirements, including instructions and tables.

1.1.1.9 Budget: refers to the engineering budget document that constitutes the contract and is prepared by the contractor in accordance with the format and requirements specified by the employer.

1.1.1.10 Other contract documents: refers to the documents or written agreements related to the construction project that are contractually binding and agreed upon by the parties to the contract. The parties to the contract may agree on these in the special contract terms.

1.1.2 Contracting Parties and Other Relevant Parties

1.1.2.1 Parties to the contract: refers to the employer and/or contractor.

1.1.2.2 Employer: refers to the party who signs the contract agreement with the contractor and the legal successor who obtains the qualifications of the party.

1.1.2.3 Contractor: refers to the party who signs the contract agreement with the employer and has the corresponding engineering construction contracting qualifications and the legal successor to the qualifications of the party.

1.1.2.4 Supervisor: refers to the legal person or other organization specified in the special contract terms and entrusted by the employer to perform project supervision and management in accordance with the law.

1.1.2.5 Designer: refers to the legal person or other organization specified in the special contract terms, who is entrusted by the employer to be responsible for engineering design and has the corresponding engineering design qualifications.

1.1.2.6 Subcontractor: refers to a legal person with corresponding qualifications who subcontracts part of the project or work in accordance with legal provisions and contractual agreements and signs a subcontract contract with the contractor.

1.1.2.7 Employer’s representative: refers to the person appointed by the employer and dispatched to the construction site to exercise the employer’s rights within the scope of the employer’s authorization.

1.1.2.8 Project Manager: refers to the person in charge of the project who is appointed by the Contractor and dispatched to the construction site, is responsible for the performance of the contract within the scope of the Contractor’s authorization, and has the corresponding qualifications as required by law.

1.1.2.9 Chief Supervision Engineer: refers to the person who is appointed by the supervisor and dispatched to the construction site to carry out project supervision.

1.1.3 Engineering and Equipment

1.1.3.1 Project: refers to the permanent project and/or temporary project corresponding to the scope of the project contract in the contract agreement.

1.1.3.2 Permanent Works: refers to the works constructed and handed over to the employer in accordance with the contract, including engineering equipment.

1.1.3.3 Temporary works: refers to various temporary works constructed to complete the permanent works agreed in the contract, excluding construction equipment.

1.1.3.4 Unit Project: refers to a permanent project specified in the contract agreement that has independent construction conditions and can form independent use functions.

1.1.3.5 Engineering equipment: refers to the electromechanical equipment, metal structure equipment, instruments and other similar equipment and devices that constitute permanent engineering.

1.1.3.6 Construction Equipment: refers to the equipment, tools and other items required to complete the work agreed in the contract, but does not include engineering equipment, temporary works and materials.

1.1.3.7 Construction site: refers to the place used for the construction of the project, as well as other places specified as part of the construction site in the special contract terms, including permanent and temporary areas.

1.1.3.8 Temporary facilities: refers to temporary production and living facilities used to complete the tasks agreed in the contract.

1.1.3.9 Permanent land occupation: refers to the land that is specified in the special contract terms to be permanently occupied for the implementation of the project.

1.1.3.10 Temporary occupation of land: refers to the land that needs to be temporarily occupied for the implementation of the project as specified in the special contract terms.

1.1.4 Dates and deadlines

1.1.4.1 Start date: includes the planned start date and the actual start date. The planned start date refers to the start date agreed in the contract agreement; the actual start date refers to the start date specified in the start notice issued by the supervisor in accordance with Section 7.3.2 [Start Notice] and in compliance with legal provisions.

1.1.4.2 Completion date: includes the planned completion date and the actual completion date. The planned completion date refers to the completion date agreed upon in the contract agreement; the actual completion date is determined in accordance with the agreement in Item 13.2.3 [Completion date].

1.1.4.3 Construction period: refers to the period required for the contractor to complete the project as agreed in the contract agreement, including any changes to the period made in accordance with the contract agreement.

1.1.4.4 Defect liability period: refers to the period during which the contractor assumes the obligation to repair defects in accordance with the contract and the employer reserves a quality deposit, calculated from the actual completion date of the project.

1.1.4.5 Warranty Period: refers to the period during which the contractor assumes warranty responsibility for the project in accordance with the contract, calculated from the date of completion and acceptance of the project.

1.1.4.6 Reference date: For projects awarded through bidding, the reference date is 28 days before the bid deadline; for projects awarded directly, the reference date is 28 days before the contract signing date.

1.1.4.7 days: Unless otherwise specified, all days refer to calendar days. If the contract calculates time by day, the first day will not be included, and the calculation will start from the next day. The deadline for the last day of the term is 24:00 on that day.

1.1.5 Contract Price and Fees

1.1.5.1 Signed Contract Price: refers to the total amount determined by the employer and the contractor in the contract agreement, including safety and civilized construction fees, provisional estimates and provisional amounts, etc.

1.1.5.2 Contract Price: refers to the amount that the employer shall pay the contractor for completing all the work within the scope of the contract as agreed in the contract, including price changes that occur during the performance of the contract as agreed in the contract.

1.1.5.3 Expenses: refers to all necessary expenses incurred or to be incurred for the performance of the contract, including management fees and other apportionable expenses, but excluding profits.

1.1.5.4 Provisional Estimate: refers to the amount provided by the employer in the bill of quantities or Budget for the payment of materials, unit prices of engineering equipment, specialized engineering and service work that are bound to occur but the prices of which cannot be determined for the time being.

1.1.5.5 Provisional Amount: refers to an amount provisionally determined by the employer in the bill of quantities or budget and included in the contract price, which is used for the purchase of required materials, engineering equipment and services that have not been determined or are unforeseeable when the engineering contract is signed, possible engineering changes during construction, contract price adjustments when contractual adjustment factors arise, and claims, on-site visa confirmation, etc.

1.1.5.6 Daywork: refers to a method of pricing according to the unit price agreed in the contract when the contractor completes miscellaneous work proposed by the employer or changes that need to be priced on a daywork basis during the performance of the contract.

1.1.5.7 Quality Deposit: refers to the guarantee provided by the Contractor to guarantee the performance of its obligation to remedy defects during the Defect Liability Period as agreed in Clause 15.3 (Quality Deposit).

1.1.5.8 Lump sum project: refers to a project that has no engineering quantity calculation rules in the current national, industry and local measurement rules, and is calculated in the form of a lump sum or rate in the priced bill of quantities or budget.

1.1.6 Others

1.1.6.1 Written form: refers to the form of contract documents, letters, telegrams, faxes, etc. that can tangibly express the contents contained therein.

1.2 Language

The contract shall be written, interpreted and explained in simplified Chinese. When the parties to the contract agree to use two or more languages in the special contract terms, Chinese shall be the preferred language for interpreting and explaining the contract.

1.3 Law

The laws referred to in the contract refer to the laws, administrative regulations, departmental regulations of the People's Republic of China, as well as local regulations, autonomous regulations, separate regulations and local government regulations of the location of the project.

The parties to a contract may agree upon other normative documents applicable to the contract in the special contract terms.

1.4 Standards and specifications

1.4.1 The national standards, industry standards, local standards of the project location, and corresponding specifications and regulations applicable to the project, if the parties to the contract have special requirements, should be agreed upon in the special contract terms.

1.4.2 If the employer requires the use of foreign standards and specifications, the employer shall be responsible for providing the original version and the Chinese translation, and shall stipulate in the Special Contract Terms the name, number of copies and time of provision of the standard specifications.

1.4.3 If the technical standards and functional requirements of the project by the employer are higher or stricter than the current national, industry or local standards, they shall be clearly stated in the special contract terms. Unless otherwise agreed in the special contract terms, it shall be deemed that the contractor has fully foreseen the complexity of the aforementioned technical standards and functional requirements before signing the contract, and the costs arising therefrom have been included in the contract price.

1.5 Priority of Contract Documents

The various documents that make up the contract shall interpret and explain each other. Unless otherwise agreed in the special contract terms, the priority order for interpreting the contract documents is as follows:

(1) Contract agreement;

(2) Notice of winning the bid (if any);

(3) The bid letter and its appendices (if any);

(4) Special contract terms and their annexes;

(5) General contract terms;

(6) Technical standards and requirements;

(7) Drawings;

(8) Priced bill of quantities or budget;

(9) Other contract documents.

The above-mentioned contract documents include the supplements and amendments made by the parties to the contract to the contract documents. For documents of the same category, the most recent signed one shall prevail.

All documents related to the contract generated during the process of contract conclusion and performance constitute part of the contract documents, and the order of priority of interpretation is determined according to their nature.

1.6 Drawings and Contractor's Documents

1.6.1 Provision and disclosure of drawings

The employer shall provide drawings to the contractor free of charge in accordance with the time limit, quantity and content agreed upon in the Special Contract Terms, and shall organize the contractor, the supervisor and the designer to conduct drawing review and design briefing. The employer shall provide drawings to the contractor no later than 14 days before the commencement date specified in Item 7.3.2 [Commencement Notice].

If the contractor's costs increase and/or the construction period is delayed due to the employer's failure to provide drawings as agreed in the contract, it shall be handled in accordance with the provisions of Item 7.5.1 [Delay in construction period due to the contractor's reasons].

1.6.2 Errors in drawings

After receiving the drawings provided by the employer, if the contractor finds errors, omissions or defects in the drawings, he shall promptly notify the supervisor. After receiving the notice, the supervisor shall attach relevant opinions and immediately report it to the employer. The employer shall make a decision within a reasonable time after receiving the notice from the supervisor. Reasonable time refers to the time required for the employer to complete the modification and supplement of the drawings with all efforts and without slacking off after receiving the notice from the supervisor.

1.6.3 Modification and supplement of drawings

If the drawings need to be modified and supplemented, they must be agreed upon by the original designer of the drawings and the approval department, and the supervisor shall submit the modified drawings or supplementary drawings to the contractor before the construction of the project or the corresponding part of the project. The contractor shall construct according to the modified or supplemented drawings.

1.6.4 Contractor's Documents

The contractor shall provide the documents related to the project construction that should be prepared by it in accordance with the provisions of the special contract, and submit them to the supervisor in the time limit, quantity and form agreed upon in the special contract terms, and the supervisor shall report them to the employer.

Unless otherwise agreed in the special contract terms, the supervisor shall complete the review within 7 days after receiving the contractor's documents. If the supervisor has any objection to the contractor's documents, the contractor shall modify them and resubmit them to the supervisor. The supervisor's review does not reduce or exempt the contractor from the responsibilities it should bear according to the contract.

1.6.5 Custody of drawings and contractor's documents

Unless otherwise agreed in the special contract terms, the contractor shall keep another complete set of drawings and contractor documents at the construction site for use by the employer, supervisor and relevant personnel when conducting project inspections.

1.7 Contact

1.7.1 All notices, approvals, certifications, certificates, instructions, orders, requirements, requests, consents, opinions, determinations and decisions related to the contract shall be in written form and shall be delivered to the recipient and place of delivery within the period agreed in the contract.

1.7.2 The employer and the contractor shall agree on their respective recipients and delivery locations in the Special Contract Terms. If there is any change in the designated recipient or delivery location by either party to the contract, the other party shall be notified in writing 3 days in advance.

1.7.3 The employer and the contractor shall promptly sign for correspondence delivered by the other party to the delivery location and designated recipient. If they refuse to sign for the correspondence, the increased costs and/or delayed construction period shall be borne by the party refusing to accept the correspondence.

1.8 Bribery is strictly prohibited

The parties to a contract shall not seek illegal benefits or damage the rights and interests of the other party by means of bribery or disguised bribery. If a party to a contract causes losses to the other party due to bribery, it shall compensate for the losses and bear the corresponding legal responsibilities.

The contractor shall not collude with the supervisor or a third party hired by the contractor to harm the interests of the contractor. Without the written consent of the contractor, the contractor shall not provide the supervisor with communication equipment, transportation and any other benefits other than those agreed in the contract, and shall not pay remuneration to the supervisor.

1.9 Fossils and Cultural Relics

All cultural relics, historical sites and other relics, fossils, coins or articles of geological or archaeological value excavated at the construction site belong to the state. Once the above cultural relics are found, the contractor shall take reasonable and effective protective measures to prevent any person from moving or damaging the above articles, and immediately report to the relevant government administrative department and notify the supervisor at the same time.

The employer, supervisor and contractor shall take appropriate protective measures as required by the relevant government administrative departments, and the increased costs and/or delayed construction period shall be borne by the employer.

If the contractor fails to report the discovery of cultural relics in a timely manner or conceals the discovery, resulting in the loss or damage of cultural relics, he shall compensate for the losses and bear the corresponding legal liability.

1.10 Transportation

1.10.1 Rights of access to the site

Unless otherwise agreed in the special contract terms, the employer shall be responsible for obtaining the approval procedures and all rights required for entering and exiting the construction site, as well as the rights to build roads, bridges and other infrastructure required for construction, and shall bear the relevant handling fees and construction costs. The contractor shall assist the employer in handling the procedures for building roads, bridges and other infrastructure inside and outside the site.

The contractor shall inspect the construction site before signing the contract and reasonably foresee the ways, means and routes of entering and exiting the construction site required for the construction of the project based on the scale and technical parameters of the project. The increased costs and/or delayed construction period due to the contractor's failure to reasonably foresee shall be borne by the contractor.

1.10.2 Off-site traffic

The employer shall provide the technical parameters and specific conditions of the off-site traffic facilities. The contractor shall comply with relevant traffic laws and regulations, strictly follow the load limits of roads and bridges, implement relevant road speed limits, traffic restrictions, and prohibition of overloading, and cooperate with the supervision and inspection of the traffic management department. If the off-site traffic facilities cannot meet the needs of the project construction, the employer shall be responsible for improving them and bear the relevant expenses.

1.10.3 On-site traffic

The employer shall provide the technical parameters and specific conditions of the on-site traffic facilities, and shall provide the contractor with the on-site roads and traffic facilities required for the construction of the project free of charge in accordance with the provisions of the special contract. If the above roads or traffic facilities are damaged due to the contractor's fault, the contractor shall be responsible for repairing them and bear the additional expenses.

In addition to the on-site roads and traffic facilities provided by the employer in accordance with the contract, the contractor shall be responsible for the construction, repair, maintenance and management of other on-site temporary roads and traffic facilities required for construction. The employer and the supervisor may use the on-site temporary roads and traffic facilities constructed by the contractor to achieve the purpose of the contract.

The boundary between off-site traffic and on-site traffic shall be agreed upon by the parties to the contract in the special contract terms.

1.10.4 Transportation of oversized and overweight items

For oversized or overweight items that the contractor is responsible for transporting, the contractor shall be responsible for applying to the traffic management department, and the employer shall provide assistance. The cost of temporary reinforcement and reconstruction of roads and bridges required for the transportation of oversized or overweight items and other related expenses shall be borne by the contractor, unless otherwise agreed in the special contract terms.

1.10.5 Liability for Damage to Roads and Bridges

If the contractor causes damage to public roads and bridges inside or outside the construction site due to transportation, the contractor shall bear all costs of repairing the damage and any compensation that may arise.

1.10.6 Water and air transport

The contents of the preceding items of this paragraph apply to water transport and air transport, where the term " road " includes rivers, shipping routes, locks, airports, docks, embankments and other similar structures in water or air transport; the term " vehicle " includes ships and aircraft, etc.

1.11 Intellectual Property

1.11.1 Unless otherwise agreed in the special contract terms, the copyright of the drawings provided by the employer to the contractor, the technical specifications prepared by the employer or commissioned by the employer for the implementation of the project, and the documents reflecting the employer's requirements or other documents of similar nature shall belong to the employer. The contractor may copy and use such documents for the purpose of the contract, but shall not use them for other matters unrelated to the contract. Without the written consent of the employer, the contractor shall not copy, use or provide the above documents to any third party for purposes other than the contract.

1.11.2 Unless otherwise agreed in the special contract terms, the copyright of the documents prepared by the contractor for the implementation of the project, except for the right of authorship,

belongs to the employer. The contractor may copy and use such documents for the purpose of operation, commissioning, maintenance, and modification of the project, but cannot use them for other matters unrelated to the contract. Without the written consent of the employer, the contractor shall not copy, use the above documents for purposes other than the contract or provide them to any third party.

1.11.3 The parties to the contract guarantee that they will not infringe upon the intellectual property rights of the other party or any third party during the performance of the contract. The contractor shall bear any liability arising from infringement of the patent rights or other intellectual property rights of others when using materials, construction equipment, engineering equipment or construction technology; the contractor shall bear any liability arising from infringement caused by materials, construction equipment, engineering equipment or construction technology provided by the employer.

1.11.4 Unless otherwise agreed in the special contract terms, the royalties for the patents, proprietary technologies and trade secrets that the contractor has determined to adopt before and at the time of signing the contract are included in the signed contract price.

1.12 Confidentiality

Unless otherwise provided by law or agreed in the contract, the contractor shall not disclose to a third party the commercial secrets such as drawings, documents and information declared to be confidential provided by the contractor without the employer's consent.

Unless otherwise provided by law or agreed in the contract, the employer shall not disclose to a third party, without the contractor's consent, commercial secrets such as technical secrets provided by the contractor and information declared to be confidential.

1.13 Correction of errors in the bill of quantities

Unless otherwise agreed in the special contract terms, the bill of quantities provided by the employer shall be deemed to be accurate and complete. In the event of any of the following circumstances, the employer shall make corrections and adjust the contract price accordingly:

(1) There are missing items or omissions in the bill of quantities;

(2) The deviation of the bill of quantities exceeds the deviation range of the quantities agreed upon in the special contract terms;

(3) The measurement is not carried out in accordance with the mandatory provisions of the current national measurement standards.

2. Employer

2.1 License or approval

The employer shall abide by the law and obtain the permits, approvals or filings required by the law, including but not limited to the permit for planning land for construction, the permit for planning construction projects, the permit for construction projects, the permits and approvals for temporary water and electricity use, interruption of road traffic, temporary occupation of land, etc. The employer shall assist the contractor in obtaining the relevant construction certificates and approvals required by the law.

If the aforementioned permits, approvals or filings are not completed in a timely manner due to the employer's fault, the employer shall bear the increased costs and/or delayed construction period, and pay the contractor a reasonable profit.

2.2 Employer’s Representative

The employer shall specify the name, position, contact information and scope of authorization of the employer's Representative stationed at the construction site in the special contract terms. The employer's representative shall be responsible for handling specific matters related to the employer during the performance of the contract within the scope of authorization of the employer. The employer shall bear legal responsibility for the actions of the employer's representative within the scope of authorization. If the employer replaces the employer's representative, it shall notify the contractor in writing 7 days in advance.

If the employer's representative fails to perform his duties and obligations as agreed in the contract, and the contract cannot be performed normally, the contractor may request the employer to replace the employer's representative.

For projects that are not subject to statutory supervision, the supervisor's authority may be exercised by the employer's representative or other personnel designated by the employer.

2.3 Employer’s Personnel

The employer should require the employer's personnel at the construction site to comply with the law and relevant regulations on safety, quality, environmental protection, civilized construction, etc., and protect the contractor from losses and liabilities caused by the employer's personnel's failure to comply with the above requirements.

The employer’s personnel include the employer’s representative and other personnel dispatched by the employer to the construction site.

2.4 Provision of construction site, construction conditions and basic information

2.4.1 Provide construction site

Unless otherwise agreed in the special contract terms, the employer shall hand over the construction site to the contractor at least 7 days before the commencement date.

2.4.2 Provide construction conditions

Unless otherwise agreed in the special contract terms, the employer shall be responsible for providing the conditions required for construction, including:

(1) Connect construction water, electricity, communication lines and other necessary conditions for construction to the construction site;

(2) Ensure that the contractor is provided with the necessary traffic conditions to access the construction site for normal construction;

(3) Coordinate the protection of underground pipelines and adjacent buildings, structures, and ancient and famous trees around the construction site, and bear the relevant expenses;

(4) Other facilities and conditions to be provided in accordance with the terms of the special contract.

2.4.3 Provide basic information

Before handing over the construction site, the employer shall provide the contractor with information on underground pipelines such as water supply, drainage, power supply, gas supply, heating, communications, radio and television in the construction site and adjacent areas that are necessary for the construction of the project, meteorological and hydrological observation data, geological survey data, adjacent buildings, structures and underground projects and other relevant basic information, and shall be responsible for the authenticity, accuracy and completeness of the information provided.

According to the law, for basic information that must be provided after the start of construction, the employer should make every effort to provide it in a timely manner within a reasonable period before the construction of the corresponding project. The reasonable period should be limited to not affecting the normal construction of the contractor.

2.4.4 Liability for late provision

If the employer fails to provide the contractor with the construction site, construction conditions and basic information in a timely manner as agreed in the contract due to the employer's own reasons, the employer shall bear the increased costs and (or) delayed construction period.

2.5 Proof of source of funds and payment guarantee

28 days of receipt of the contractor's written notice requesting proof of source of funds, provide the contractor with corresponding proof of source of funds capable of paying the contract price in accordance with the contract.

Unless otherwise agreed in the special contract terms, if the contractor is required by the employer to provide a performance guarantee, the employer shall provide the contractor with a payment guarantee. The payment guarantee may be in the form of a bank guarantee or a guarantee company guarantee, etc., which shall be agreed upon by the parties to the contract in the special contract terms.

2.6 Payment of Contract Price

The contractor shall pay the contract price to the contractor in a timely manner in accordance with the contract.

2.7 Organize completion acceptance

The employer shall organize the completion acceptance in a timely manner as agreed in the contract.

2.8 Site Unified Management Agreement

The employer shall sign a unified construction site management agreement with the contractor and the contractor of the specialized project directly contracted by the contractor to clarify the rights and obligations of each party. The unified construction site management agreement shall be an annex to the special contract terms.

3. Contractor

3.1 General Obligations of the Contractor

The contractor shall comply with the laws and engineering construction standards and specifications in the performance of the contract and shall perform the following obligations:

(1) To obtain the permits and approvals that the contractor is required to obtain under the law, and submit the results of the procedures in writing to the employer for retention;

(2) Complete the project in accordance with legal provisions and contractual agreements, and assume warranty obligations during the warranty period;

(3) Take construction safety and environmental protection measures in accordance with legal provisions and contractual agreements, apply for work-related injury insurance, and ensure the safety of the project and its personnel, materials, equipment and facilities;

(4) Prepare the construction organization design and construction measures plan according to the work content and construction progress requirements agreed in the contract, and be responsible for the completeness, safety and reliability of all construction operations and construction methods;

(5) When carrying out the various works agreed upon in the contract, the rights of the employer and others to use public roads, water sources, municipal pipe networks and other public facilities shall not be infringed, and interference with neighboring public facilities shall be avoided. If the contractor occupies or uses the construction site of others and affects the work or life of others, he shall bear the corresponding responsibility;

(6) Responsible for the protection of the construction site and its surrounding environment and ecology in accordance with the provisions of Section 6.3 (Environmental Protection);

(7) Take construction safety measures as agreed in Clause 6.1 [Safe and Civilized Construction] to ensure the safety of the project and its personnel, materials, equipment and facilities, and to prevent personal injury and property loss caused by the construction of the Project;

(8) All the fees paid by the employer in accordance with the contract shall be used exclusively for the contract works, and the wages of the employees employed by the employer shall be paid promptly, and the contract fees to the subcontractors shall be paid promptly;

(9) Prepare the completion data in accordance with the legal provisions and the contract agreement, complete the filing and archiving of the completion data, and hand over the completion data to the employer in accordance with the number, content, time and other requirements stipulated in the special contract terms;

(10) Other obligations to be performed.

3.2 Project Manager

3.2.1 The project manager shall be a person confirmed by the parties to the contract, and the project manager's name, title, registered practice certificate number, contact information and scope of authorization shall be clearly stated in the special contract terms. The project manager shall be responsible for performing the contract on behalf of the contractor after being authorized by the contractor. The project manager shall be an employee formally employed by the contractor. The contractor shall submit to the employer the labor contract between the project manager and the contractor, as well as the valid proof of the contractor's payment of social insurance for the project manager. If the contractor fails to submit the above documents, the project manager shall not be entitled to perform his duties, and the employer shall have the right to request the replacement of the project manager. The increased costs and (or) delayed construction period shall be borne by the contractor.

The project manager should be stationed at the construction site and the number of days per month at the construction site should not be less than the number of days agreed upon in the special contract terms. The project manager should not serve as the project manager of other projects at the same time. When the project manager really needs to leave the construction site, he should notify the supervisor in advance and obtain the written consent of the employer. The project manager's notice should state the registered professional qualifications, management experience and other information of the person who temporarily performs his duties, and the person should have the ability to perform the corresponding duties.

If the contractor violates the above agreement, he shall bear the liability for breach of contract in accordance with the provisions of the special contract.

3.2.2 The project manager shall organize the implementation of the project in accordance with the contract. In case of emergency, to ensure the safety of construction and personnel, if it is impossible to contact the employer representative and the chief supervisor engineer in time, the project manager has the right to take necessary measures to ensure the safety of people, property and projects related to the project, but shall submit a written report to the employer representative and the chief supervisor engineer within 48 hours.

3.2.3 If the contractor needs to replace the project manager, it shall notify the employer and the supervisor in writing 14 days in advance and obtain the written consent of the employer. The notice shall state the registered professional qualifications, management experience and other information of the successor project manager, and the successor project manager shall continue to perform the duties agreed in Item 3.2.1 . The contractor shall not replace the project manager without the written consent of the employer. If the contractor replaces the project manager without authorization, it shall bear the liability for breach of contract in accordance with the provisions of the special contract terms.

3.2.4 The employer has the right to notify the contractor in writing to replace the project manager whom it deems incompetent, and the notice shall state the reasons for the replacement. The contractor shall submit a written improvement report to the employer within 14 days after receiving the replacement notice. If the employer still requires replacement after receiving the improvement report, the contractor shall make the replacement within 28 days after receiving the second replacement notice, and notify the employer in writing of the registered professional qualifications, management experience and other information of the newly appointed project manager. The successor project manager shall continue to perform the duties agreed in Item 3.2.1 . If the contractor refuses to replace the project manager without justifiable reasons, it shall bear the liability for breach of contract in accordance with the provisions of the special contract terms.

3.2.5 If the project manager authorizes his subordinates to perform a certain job responsibility due to special circumstances, the subordinates should have the ability to perform the corresponding duties and should notify the supervisor in writing of the name and scope of authorization of the above-mentioned personnel 7 days in advance and obtain the written consent of the employer.

3.3 Contractor Personnel

3.3.1 Unless otherwise agreed in the special contract terms, the contractor shall submit to the supervisor a report on the contractor's project management organization and construction site personnel arrangements within 7 days after receiving the notice to start construction. The content of the report shall include the names of the main construction management personnel such as contract management, construction, technology, materials, quality, safety, finance, etc., their positions, registered professional qualifications, etc., as well as the arrangements for technical workers of various types of work, and at the same time, submit proof of the labor relationship between the main construction management personnel and the contractor and valid proof of payment of social insurance.

3.3.2 The main construction management personnel assigned by the contractor to the construction site should be relatively stable. If there are any changes during the construction process, the contractor shall submit a report on the changes in the construction site personnel to the supervisor in a timely manner. When the contractor replaces the main construction management personnel, it shall notify the supervisor in writing 7 days in advance and obtain the written consent of the employer. The notice shall state the registered professional qualifications, management experience and other information of the successor.

Workers performing special jobs should all hold corresponding qualification certificates, which the supervisor can check at any time.

3.3.3 If the employer has any objection to the qualifications or capabilities of the Contractor's main construction management personnel, the contractor shall provide materials to prove that the questioned personnel are capable of completing their job duties or that the circumstances questioned by the employer do not exist. If the employer requires the replacement of the main construction management personnel who cannot perform their duties and obligations in accordance with the contract, the contractor shall replace them. If the contractor refuses to replace them without justifiable reasons, it shall bear the liability for breach of contract in accordance with the provisions of the special contract terms.

3.3.4 Unless otherwise agreed in the special contract terms, if the contractor's main construction management personnel leave the construction site for no more than 5 days per month, they shall report to the supervisor for approval; if they leave the construction site for more than 5 days per month, they shall notify the supervisor and obtain the written consent of the employer. Before leaving the construction site, the main construction management personnel shall designate an experienced person to temporarily perform their duties. Such person shall have the qualifications and ability to perform the corresponding duties and shall obtain the consent of the supervisor or the employer.

3.3.5 If the contractor replaces the main construction management personnel without authorization, or the aforementioned personnel leave the construction site without the consent of the supervisor or the employer, the contractor shall bear the liability for breach of contract in accordance with the terms of the special contract.

3.4 Contractor's on-site investigation

The contractor shall be responsible for the interpretation and inference made based on the basic information submitted by the employer in accordance with Item 2.4.3 [Provision of Basic Information].

However, if the contractor's interpretation or inference is inaccurate due to errors or omissions in the basic information, the employer shall bear the responsibility.

The contractor shall investigate the construction site and construction conditions, and fully understand the meteorological conditions, traffic conditions, customs and habits of the construction site and other information related to the completion of the contract work. If the contractor fails to fully investigate and understand the above conditions or fails to fully estimate the possible consequences of the above conditions, the contractor shall bear the increased costs and (or) delayed construction period.

3.5 Subcontracting

3.5.1 General provisions on subcontracting

The contractor shall not subcontract the entire project to a third party, or dismember the entire project and subcontract it to a third party in the name of subcontracting. The contractor shall not subcontract the main structure of the project, key work and professional projects prohibited from subcontracting in the special contract terms to a third party. The scope of the main structure and key work shall be clarified by the contracting parties in the special contract terms in accordance with the law.

The contractor shall not subcontract or illegally subcontract the project in the name of labor subcontracting.

3.5.2 Determination of Subcontracting

The contractor shall subcontract and determine the subcontractor in accordance with the provisions of the Special Contract. For specialized works with provisional estimates given in the priced bill of quantities or budget, the subcontractor shall be determined in accordance with Sub-Clause 10.7 [Provisional Estimate]. Where subcontracting is carried out in accordance with the contract, the contractor shall ensure that the subcontractor has the corresponding qualifications and capabilities. Subcontracting of works does not reduce or exempt the contractor's responsibilities and obligations, and the contractor and the subcontractor shall bear joint and several liability to the employer for the subcontracted works. Unless otherwise agreed in the contract, the contractor shall submit a copy of the subcontract contract to the employer and the supervisor within 7 days after the signing of the subcontract contract.

3.5.3 Subcontract Management

The contractor shall submit to the supervisor a list of the subcontractor's main construction management personnel and implement real-name management of the subcontractor's construction personnel, including but not limited to entry and exit management, registration, and processing of various certificates and licenses.

3.5.4 Subcontract Price

(1) Except as provided for in Item (2) of this Clause or otherwise provided for in the Special Contract Terms, the subcontract price shall be settled between the contractor and the subcontractor. The Employer shall not pay the subcontract price to the subcontractor without the contractor's consent.

(2) If an effective legal document requires the employer to pay the subcontract price to the subcontractor, the employer shall be entitled to deduct such amount from the construction fee payable to the contractor.

3.5.5 Transfer of rights and interests in subcontracts

If the subcontractor's obligations under the subcontract continue beyond the expiration of the defect liability period, the employer has the right to require the contractor to transfer its rights and interests under the subcontract to the employer before the expiration of the defect liability period, and the contractor shall transfer the rights and interests. Unless otherwise agreed in the transfer contract, the subcontractor shall perform its obligations to the employer after the transfer contract takes effect.

3.6 Project supervision and protection of finished products and semi-finished products

(1) Unless otherwise agreed in the Special Contract Terms, the Contractor shall be responsible for the care of the Works and the materials and equipment related to the Works from the date the Construction Site is handed over by the Employer to the Contractor until the date the Works Taking-Over Certificate is issued.

(2) If the works, materials or equipment are damaged due to the contractor's fault during the period of care, the contractor shall be responsible for repairing or replacing them and shall bear the increased costs and/or delayed construction period.

(3) The contractor shall be responsible for protecting the finished and semi-finished products completed in stages under the contract before the project acceptance certificate is issued. If the finished or semi-finished products are damaged due to the contractor's fault, the contractor shall be responsible for repairing or replacing them and bear the increased costs and (or) delayed construction period.

3.7 Performance Guarantee

If the employer needs the contractor to provide a performance guarantee, the parties to the contract shall agree on the form, amount and term of the performance guarantee in the special contract terms. The performance guarantee can be in the form of a bank guarantee or a guarantee company guarantee, which shall be agreed upon by the parties to the contract in the special contract terms.

If the construction period is extended due to the contractor's reasons, the additional costs of continuing to provide performance security shall be borne by the contractor; if the construction period is extended due to reasons not attributable to the contractor, the additional costs of continuing to provide performance security shall be borne by the employer.

3.8 Consortium

3.8.1 All parties of the consortium shall jointly sign a contract agreement with the employer. All parties of the consortium shall bear joint and several liability to the employer for the performance of the contract.

3.8.2 The Consortium Agreement shall be confirmed by the employer and shall be included in the Contract Annex. During the performance of the Contract, the Consortium Agreement shall not be amended without the employer’s consent.

3.8.3 The leader of the consortium is responsible for liaising with the employer and the supervisor, accepting instructions, and organizing all members of the consortium to fully perform the contract.

4. Supervisor

4.1 General provisions for supervisors

If the project is supervised, the employer and the contractor shall specify the supervisor's supervision content and supervision authority in the special contract terms. The supervisor shall, in accordance with the employer's authorization and legal provisions, inspect, check, review, and accept matters related to the construction of the project on behalf of the employer, and issue relevant instructions, but the supervisor shall not have the right to modify the contract, nor shall he have the right to reduce or exempt any responsibilities and obligations of the contractor stipulated in the contract.

Unless otherwise agreed in the special contract terms, the office and living quarters for the supervisor at the construction site shall be provided by the contractor and the expenses incurred shall be borne by the employer.

4.2 Supervision personnel

The right granted by the employer to the supervisor to supervise the project shall be exercised by the supervisor personnel stationed at the construction site, including the chief supervisor engineer and the supervisor engineer. The supervisor shall notify the contractor in writing in advance of the names and scope of authorization of the authorized chief supervisor engineer and supervisor engineer. If the chief supervisor engineer is replaced, the supervisor shall notify the contractor in writing 7 days in advance; if other supervisor personnel are replaced, the supervisor shall notify the contractor in writing 48 hours in advance.

4.3 Supervisor’s instructions

The supervisor shall issue supervision instructions in accordance with the authorization of the employer. The supervisor's instructions shall be in written form and signed by the supervisor authorized by him. In an emergency, in order to ensure the safety of construction workers or avoid damage to the project, the supervisor may issue instructions orally, which shall have the same legal effect as written instructions, but written supervision instructions must be reissued within 24 hours after the oral instructions are issued, and the reissued written supervision instructions shall be consistent with the oral instructions.

The instructions issued by the supervisor shall be delivered to the contractor's project manager or a person authorized by the project manager to receive the instructions. If the contractor's expenses increase and/or the construction period is delayed due to the supervisor's failure to issue instructions as agreed in the contract, delayed instructions or wrong instructions, the employer shall bear the corresponding responsibilities. Unless otherwise agreed in the Special Contract Terms, the chief supervisor engineer shall not authorize or delegate the power to determine the chief supervisor engineer as stipulated in Sub-Clause 4.4 (Agreement or Determination) to other supervisory personnel.

If the contractor has any questions about the instructions issued by the supervisor, he should submit written objections to the supervisor. The supervisor should confirm, change or revoke the instructions within 48 hours. If the supervisor fails to respond within the time limit, the contractor has the right to refuse to execute the above instructions.

If the supervisor fails to make any comments on any work, project or the materials and equipment used by the contractor within the agreed or reasonable period, it shall be deemed as approval, but this shall not exempt or reduce the contractor's responsibilities and obligations for such work, project, materials, engineering equipment, etc.

4.4 Agreed or determined

When the parties to the contract are negotiating or determining, the chief supervisor engineer shall work with the parties to the contract to try to reach an agreement through consultation. If no agreement can be reached, the chief supervisor engineer shall make a fair determination prudently in accordance with the contract agreement.

The chief supervisor engineer shall notify the employer and the contractor of the determination in writing, with detailed evidence attached. If the parties to the contract have no objection to the determination of the chief supervisor engineer, the determination of the chief supervisor engineer shall be followed. If any party to the contract has any objection, it shall be handled in accordance with the provisions of Article 20 [Dispute Resolution]. Before the dispute is resolved, the parties to the contract shall temporarily follow the determination of the chief supervisor engineer; after the dispute is resolved, if the result of the dispute resolution is inconsistent with the determination of the chief supervisor engineer, the result of the dispute resolution shall be followed, and the losses caused shall be borne by the person responsible.

5. Project quality

5.1 Quality requirements

5.1.1 The quality standards of the project must comply with the requirements of the current national standards and criteria for project construction quality acceptance. Special standards or requirements for project quality shall be agreed upon by the parties to the contract in the special contract terms.

5.1.2 If the quality of the project fails to meet the standards agreed in the contract due to the fault of the employer, the employer shall bear the increased costs and/or delayed construction period and pay the contractor a reasonable profit.

5.1.3 If the quality of the project fails to meet the standards agreed in the contract due to the contractor's fault, the employer has the right to require the contractor to rework until the quality of the project meets the standards agreed in the contract, and the contractor shall bear the increased costs and (or) delayed construction period.

5.2 Quality Assurance Measures

5.2.1 Quality Management of the employer

The employer shall complete all work related to the project quality in accordance with the legal provisions and contractual agreements.

5.2.2 Contractor's Quality Management

The contractor shall submit the project quality assurance system and measures documents to the employer and the supervisor in accordance with the provisions of Section 7.1 (Construction Organization Design), establish a sound quality inspection system, and submit corresponding project quality documents. The employer has the right to refuse to implement any erroneous instructions from the employer and the supervisor that violate the law and the contract.

The contractor should provide quality education and technical training to construction personnel, regularly assess the labor skills of construction personnel, and strictly implement construction specifications and operating procedures.

The contractor shall, in accordance with the legal provisions and the employer's requirements, conduct quality inspection and testing of materials, engineering equipment, all parts of the project and its construction technology throughout the entire process, make detailed records, prepare engineering quality reports, and submit them to the supervisor for review. In addition, the contractor shall, in accordance with the legal provisions and the employer's requirements, conduct on-site sampling tests, engineering review measurements and equipment performance tests, provide test samples, submit test reports and measurement results, and other work.

5.2.3 Quality inspection and testing by the supervisor

The supervisor shall inspect and test all parts of the project and its construction technology, materials and engineering equipment in accordance with legal provisions and the authorization of the contractor. The contractor shall provide convenience for the supervisor's inspection and testing, including the supervisor's inspection and review of the original construction records at the construction site, or the manufacturing and processing site, or other places agreed in the contract. The inspection and testing conducted by the supervisor for this purpose shall not exempt or reduce the contractor's responsibilities as agreed in the contract.

The inspection and testing of the supervisor shall not affect the normal progress of the construction. If the inspection and testing of the supervisor affects the normal progress of the construction and fails to meet the inspection and testing requirements, the costs of affecting the normal construction shall be borne by the contractor and the construction period shall not be extended; if the inspection and testing requirements are met, the increased costs and (or) delayed construction period shall be borne by the employer.

5.3 Inspection of concealed works

5.3.1 Contractor Self-Inspection

The contractor shall conduct self-inspection of hidden parts of the project and confirm whether the conditions for covering are met through self-inspection.

5.3.2 Inspection procedures

Unless otherwise agreed upon in the special contract terms, if the contractor confirms through self-inspection that the hidden parts of the project are ready for covering, the contractor shall notify the supervisor in writing 48 hours before the joint inspection. The notice shall state the content, time and place of the hidden inspection, and shall be accompanied by self-inspection records and necessary inspection materials.

The supervisor shall arrive on time and inspect the concealed works and their construction techniques, materials and engineering equipment. The contractor may cover the works only after the supervisor has confirmed that the quality meets the concealed requirements and signs the acceptance record. If the supervisor finds that the quality is unqualified, the contractor shall complete the repair within the time specified by the supervisor and the supervisor shall re-inspect it. The increased costs and (or) delayed construction period shall be borne by the contractor.

Unless otherwise agreed in the special contract terms, if the supervisor cannot conduct the inspection on time, he shall submit a written request for extension to the contractor 24 hours before the inspection, but the extension shall not exceed 48 hours. If the construction period is delayed as a result, the construction period shall be extended accordingly. If the supervisor fails to conduct the inspection on time and does not request an extension, the concealed works inspection shall be deemed to be qualified, and the contractor may complete the covering work on its own and make corresponding records and submit them to the supervisor, who shall sign and confirm. If the supervisor has any questions about the inspection records afterwards, he may re-inspect in accordance with the provisions of Item 5.3.3 [Re-inspection].

5.3.3 Re-examination

After the contractor covers the hidden parts of the project, if the employer or supervisor has doubts about the quality, they may require the contractor to drill holes or uncover the covered parts for re-inspection. The contractor shall comply with the instructions and re-cover and restore the original state after inspection. If the inspection proves that the quality of the project meets the requirements of the contract, the employer shall bear the increased costs and (or) delayed construction period, and pay the contractor a reasonable profit; if the inspection proves that the quality of the project does not meet the requirements of the contract, the increased costs and (or) delayed construction period shall be borne by the contractor.

5.3.4 Unauthorized coverage by the contractor

If the contractor covers the hidden parts of the project without notifying the supervisor to come for on-site inspection, the supervisor has the right to instruct the contractor to drill holes or uncover them for inspection. Regardless of whether the quality of the hidden parts of the project is qualified, the increased costs and (or) delayed construction period shall be borne by the contractor.

5.4 Handling of unqualified projects

5.4.1 If the project is unqualified due to the contractor's fault, the employer has the right to require the contractor to take remedial measures at any time until the quality standard required by the contract is met. The increased costs and (or) delayed construction period shall be borne by the contractor. If the failure cannot be remedied, the provisions of Item 13.2.4 [Rejection of all or part of the project] shall apply.

5.4.2 If the project is unqualified due to the fault of the employer, the increased costs and/or delayed construction period shall be borne by the employer, and the contractor shall be paid a reasonable profit.

5.5 Quality Dispute Detection

If the parties to the contract have any dispute over the quality of the project, the project quality inspection agency agreed upon by both parties shall conduct an appraisal, and the expenses and losses incurred thereby shall be borne by the responsible party.

If both parties to the contract are responsible, they shall bear the responsibility respectively according to their respective responsibilities. If the parties to the contract cannot reach an agreement, it shall be implemented in accordance with Article 4.4 [Agreed or Determined].

6. Safe and civilized construction and environmental protection

6.1 Safe and civilized construction

6.1.1 Safety production requirements

During the performance of the contract, the parties to the contract shall comply with the requirements of the state and the project location for safety production. If the parties to the contract have special requirements, the safety production standardization targets and corresponding matters of the construction project shall be clearly stated in the special contract terms. The contractor has the right to refuse any instructions from the employer and the supervisor that force the contractor to violate regulations or take risks in construction.

During the construction process, if there are any emergencies that affect construction safety, such as sudden geological changes, unknown underground construction obstacles, etc., the contractor should promptly report to the supervisor and the employer. The employer should promptly order a suspension of work and report to the relevant government administrative departments to take emergency measures.

If construction needs to be suspended due to production safety reasons, the provisions of Clause 7.8 [Suspension of Construction] shall apply.

6.1.2 Safety production guarantee measures

The contractor shall formulate safety technical measures or special construction plans in accordance with relevant regulations, establish a production safety responsibility system, a public security system and a production safety education and training system, perform safety duties in accordance with production safety laws and contractual agreements, truthfully prepare relevant records of project safety production, and accept inspection and supervision by the employer, the supervisor and the government safety supervision department.

6.1.3 Special production safety issues

The contractor shall carry out the construction in accordance with the law, conduct safety technical briefing before starting the construction, and take various safety protection measures during the construction. Personnel of special types hired by the contractor to implement the contract shall have received special training and obtained job certificates issued by relevant government management agencies.

When the contractor is carrying out construction near power equipment, power transmission lines, underground pipelines, sealed and shock-proof workshops, flammable and explosive areas, and major street traffic arteries, he should propose safety protection measures to the employer and the supervisor before construction begins, and implement them after approval by the employer.

When carrying out blasting operations, constructing in radioactive or toxic environments (including storage, transportation, and use), and using toxic or corrosive substances in construction, the contractor shall notify the employer and the supervisor in writing 7 days before construction and submit corresponding safety protection measures, which shall be implemented after approval by the employer.

If a special construction plan for a hazardous sub-project needs to be prepared separately, or a hazardous sub-project exceeding a certain scale that requires expert review, the contractor should prepare and organize the review in a timely manner.

6.1.4 Public security

Unless otherwise agreed in the special contract terms, the employer shall consult with the local public security department to establish a public security management agency or joint defense organization on site to uniformly manage public security matters at the construction site and perform public security duties for the contract project.

In addition to assisting the on-site security management agency or joint defense organization in maintaining social order at the construction site, the employer and the contractor should also do a good job in public security protection in their respective jurisdictions, including living areas.

Unless otherwise agreed in the special contract terms, the employer and the contractor shall jointly prepare a construction site security management plan within 7 days after the commencement of the project, and formulate an emergency plan to deal with sudden public security incidents. During the construction process, if there are terrorist incidents such as riots and explosions, as well as group sudden public security incidents such as group fights and armed fights, the employer and the contractor shall immediately report to the local government. The employer and the contractor shall actively assist the local relevant departments in taking measures to calm the situation, prevent the situation from escalating, and try to avoid casualties and property losses.

6.1.5 Civilized construction

During the construction period, the contractor shall take measures to keep the construction site flat and the materials neatly stacked. If the relevant government administrative department of the project location has special requirements, they shall be implemented in accordance with their requirements. If the parties to the contract have other requirements for civilized construction, they can be specified in the special contract terms.

Before the project is handed over, the contractor shall remove all of the contractor's engineering equipment, excess materials, garbage and various temporary works from the construction site and keep the construction site clean and tidy. With the written consent of the employer, the contractor may retain the materials, construction equipment and temporary works required for the contractor to perform its obligations during the warranty period at the location designated by the employer.

6.1.6 Safety and civilized construction fee

The safety and civilized construction fee shall be borne by the employer, and the employer shall not deduct this part of the fee in any form. If the laws or government regulations applicable to the contract change after the base date, the increased safety and civilized construction fee shall be borne by the employer.

The costs incurred by the contractor for taking safety measures other than those agreed in the contract with the consent of the employer shall be borne by the employer. If the measures are taken without the consent of the employer, if the losses of the employer are avoided, the employer shall bear the costs of the measures within the amount of the avoided losses. If the measures avoid the losses of the contractor, the contractor shall bear the costs of the measures.

Unless otherwise agreed in the special contract terms, the employer shall prepay 50% of the total safety and civilized construction fee within 28 days after the commencement of construction , and the remaining part shall be paid at the same time as the progress payment. If the employer fails to pay the safety and civilized construction fee for more than 7 days, the contractor shall have the right to issue a reminder notice to the employer for prepayment. If the employer still fails to pay within 7 days after receiving the notice, the contractor shall have the right to suspend construction and implement the provisions of Item 16.1.1 [Employer's breach of contract].

The contractor should use the safety and civilized construction fees for the designated purpose and list them separately in the financial accounts for reference. The contractor shall not use the funds for other purposes. Otherwise, the employer has the right to order the contractor to make corrections within a time limit. If the corrections are not made within the time limit, the employer may order the contractor to suspend construction, and the increased costs and (or) delayed construction period shall be borne by the contractor.

6.1.7 Emergency handling

If an incident that endangers the safety of the project occurs during the implementation of the project or during the defect liability period, and the supervisor notifies the contractor to carry out rescue operations, but the contractor declares that he is unable or unwilling to carry out the rescue operations immediately, the employer has the right to hire other personnel to carry out the rescue operations. If such rescue operations are the contractor's obligations according to the contract, the increased costs and (or) delayed construction period shall be borne by the contractor.

6.1.8 Accident handling

If an accident occurs during the construction process, the contractor shall immediately notify the supervisor, and the supervisor shall immediately notify the employer. The employer and the contractor shall immediately organize personnel and equipment for emergency rescue and repair to reduce casualties and property losses, prevent the accident from expanding, and protect the accident site. When it is necessary to move items on site, they should be marked and recorded in writing, and relevant evidence should be properly kept. The employer and the contractor shall report the accident to the relevant departments in a timely and truthful manner in accordance with relevant national regulations, as well as the emergency measures being taken.

6.1.9 Production safety responsibility

6.1.9.1 Safety responsibilities of the employer

The employer shall be responsible for compensating for the losses caused by the following circumstances:

(1) Damage to the property of a third party caused by the occupation of land by the project or any part of the project;

(2) Personal injury or death and property loss to third parties caused by the employer at the construction site and its adjacent areas;

(3) Personal injury or death and property loss to the employer or supervisor caused by the employer;

(4) Personal injury and property loss to the employer’s own personnel caused by the employer.

6.1.9.2 Contractor's safety responsibilities

The contractor shall be responsible for compensating for any personal injury, death, or property loss caused to the employer, supervisor, or third party within the construction site and its adjacent areas due to the contractor's fault.

6.2 Occupational Health

6.2.1 Labor protection

The contractor shall arrange the working and rest time of the on-site construction personnel in accordance with the law, guarantee the rest time of the workers, and pay reasonable remuneration and expenses. The contractor shall apply for the necessary certificates, licenses, insurance and registration for the personnel employed by it to perform the contract in accordance with the law, and the contractor shall urge its subcontractors to apply for the necessary certificates, licenses, insurance and registration for the personnel employed by the subcontractors.

The contractor shall ensure the labor safety of on-site construction personnel in accordance with the law and provide labor protection . In addition, the contractor shall take effective labor protection measures such as preventing dust, reducing noise, controlling harmful gases, and ensuring the safety of high temperature, high cold, and high altitude operations in accordance with the relevant national labor protection regulations. If the contractor's employees are injured during construction, the contractor shall immediately take effective measures to rescue and treat them.

The contractor shall arrange working hours in accordance with the law and ensure that its employees enjoy the right to rest and vacation. If holidays are taken or working hours are extended due to special needs of the project construction, it shall not exceed the limit prescribed by law, and compensatory rest or remuneration shall be given in accordance with the law.

6.2.2 Living conditions

The contractor shall provide necessary accommodation and living environment for the personnel employed to perform the contract; the contractor shall take effective measures to prevent infectious diseases, ensure the health of construction personnel, and regularly conduct professional inspections and treatments for epidemic prevention and sanitation of construction sites, construction personnel living bases and projects. Construction sites far away from towns shall also be equipped with necessary medical personnel and medical facilities for injury prevention and treatment and first aid.

6.3 Environmental Protection

The contractor shall specify specific measures for environmental protection in the construction organization design. During the contract period, the contractor shall take reasonable measures to protect the construction site environment. Take specific and feasible preventive measures against air, water, noise and solid waste pollution that may be caused during the construction process.

The contractor shall bear the liability for tort damages for environmental pollution caused by its own reasons. If the construction is suspended due to a dispute caused by the above-mentioned environmental pollution, the increased costs and (or) delayed construction period shall be borne by the contractor.

7. Construction period and progress

7.1 Construction organization design

7.1.1 Contents of construction organization design

The construction organization design should include the following contents:

(1) Construction plan;

(2) Construction site layout plan;

(3) Construction schedule and guarantee measures;

(4) Labor and material supply plan;

(5) Selection of construction machinery and equipment;

(6) Quality assurance system and measures;

(7) Safety production and civilized construction measures;

(8) Environmental protection and cost control measures;

(9) Other matters agreed upon by the parties to the contract.

7.1.2 Submission and modification of construction organization design

Unless otherwise agreed in the special contract terms, the contractor shall submit a detailed construction organization design to the supervisor within 14 days after the signing of the contract, but no later than 7 days before the commencement date specified in Item 7.3.2 [Notice of Commencement] , and the supervisor shall submit it to the employer. Unless otherwise agreed in the special contract terms, the employer and the supervisor shall confirm or propose amendments within 7 days after the supervisor receives the construction organization design. The contractor shall modify and improve the reasonable opinions and requirements raised by the employer and the supervisor at its own expense. If the construction organization design needs to be modified according to the actual situation of the project, the contractor shall submit the modified construction organization design to the employer and the supervisor.

The preparation and modification of the construction schedule shall be carried out in accordance with Clause 7.2 [Construction Schedule].

7.2 Construction schedule

7.2.1 Preparation of construction schedule

The contractor shall submit a detailed construction schedule in accordance with the provisions of Section 7.1 (Construction Organization Design). The preparation of the construction schedule shall comply with the provisions of national laws and general engineering practices. The construction schedule shall be implemented after approval by the employer. The construction schedule is the basis for controlling the progress of the project. The employer and the supervisor have the right to check the progress of the project in accordance with the construction schedule.

7.2.2 Revision of construction schedule

If the construction schedule does not meet the contract requirements or is inconsistent with the actual progress of the project, the contractor shall submit a revised construction schedule to the supervisor, together with relevant measures and related materials, and the supervisor shall submit it to the employer. Unless otherwise agreed in the special contract terms, the employer and the supervisor shall complete the review and approval or make amendments within 7 days after receiving the revised construction schedule. The confirmation of the construction schedule submitted by the contractor by the employer and the supervisor cannot reduce or exempt the contractor from any responsibility or obligation that should be borne according to legal provisions and contractual agreements.

7.3 Start of construction

7.3.1 Preparation for construction

Unless otherwise agreed in the special contract terms, the contractor shall submit a construction commencement report to the supervisor within the time limit agreed in Section 7.1 (Construction Organization Design), and the project shall be implemented after the supervisor reports it to the employer for approval. The construction commencement report shall provide detailed information on the implementation of the construction roads, temporary facilities, materials, engineering equipment, construction equipment, construction personnel, etc. required for normal construction according to the construction schedule, as well as the progress schedule of the project.

Unless otherwise agreed in the special contract terms, the parties to the contract shall complete the preparatory work for commencement of construction as agreed.

7.3.2 Notice of commencement of work

The employer shall obtain the necessary permits for the construction of the project in accordance with the law. After the employer's consent, the commencement notice issued by the supervisor shall comply with the law. The supervisor shall issue the commencement notice to the contractor 7 days before the planned commencement date, and the construction period shall commence from the commencement date stated in the commencement notice.

Unless otherwise agreed in the special contract terms, if the supervisor fails to issue a commencement notice within 90 days from the planned commencement date due to the employer's fault, the contractor shall have the right to request a price adjustment or terminate the contract. The employer shall bear the increased costs and/or delayed construction period and pay the contractor a reasonable profit.

7.4 Surveying and setting out

7.4.1 Unless otherwise agreed in the Special Contract Terms, the employer shall provide the contractor with the surveying benchmarks, benchmark lines and leveling points and their written materials through the supervisor no later than 7 days before the commencement date specified in Item 7.3.2 (Notice of Commencement) . The employer shall be responsible for the authenticity, accuracy and completeness of the surveying benchmarks, benchmark lines and leveling points and their written materials provided by it.

If the contractor finds that the surveying benchmarks, benchmark lines, leveling points and their written materials provided by the employer contain errors or omissions, the contractor shall promptly notify the supervisor. The supervisor shall promptly report to the employer and verify the matter together with the employer and the contractor. The employer shall decide on how to deal with the situation and whether to continue the construction, and notify the supervisor and the contractor.

7.4.2 The contractor shall be responsible for all construction surveying and setting out work during the construction process, and shall be equipped with personnel with corresponding qualifications, qualified instruments, equipment and other items. The contractor shall correct any errors in the location, elevation, size or alignment of the project, and shall be responsible for the positioning of each part of the project.

During the construction process, the contractor is responsible for protecting the leveling points and other surveying landmarks within the construction site.

7.5 Construction Delay

7.5.1 Delay in construction period due to the employer's fault

During the performance of the contract, if the construction period is delayed and/or the cost is increased due to the following circumstances, the employer shall bear the delayed construction period and/or increased cost, and the employer shall pay the contractor a reasonable profit:

(1) The employer fails to provide drawings as agreed in the contract or the drawings provided do not comply with the contract;

(2) The employer fails to provide the construction site, construction conditions, basic information, permits, approvals and other construction commencement conditions as agreed in the contract;

(3) There are errors or omissions in the surveying benchmarks, benchmark lines and leveling points and their written materials provided by the Client;

(4) The employer fails to agree to issue a commencement notice within 7 days from the scheduled commencement date ;

(5) The employer fails to pay the advance payment, progress payment or final payment for the project on the date agreed in the contract;

(6) The supervisor fails to issue instructions, approvals, and other documents as agreed in the contract;

(7) Other circumstances stipulated in the special contract terms.

If the construction is not started on the planned start date due to the employer's reasons, the employer shall postpone the completion date according to the actual start date to ensure that the actual construction period is not less than the total calendar days of the construction period agreed in the contract. If the construction period is delayed due to the employer's reasons and the construction schedule needs to be revised, it shall be implemented in accordance with Item 7.2.2 [Revision of Construction Schedule].

7.5.2 Delay in construction period due to the contractor's fault

If the construction period is delayed due to the contractor's fault, the calculation method of the late completion penalty and the upper limit of the late completion penalty can be agreed upon in the special contract terms. After the contractor pays the late completion penalty, it does not exempt the contractor from the obligation to continue to complete the project and repair defects.

7.6 Unfavorable Material Conditions

Adverse material conditions are unforeseeable natural material conditions, non-natural material obstacles and pollutants encountered by an experienced contractor at the construction site, including subsurface material conditions and hydrological conditions and other circumstances stipulated in the special contract terms, but excluding climatic conditions.

When the contractor encounters adverse material conditions, he shall take reasonable measures to overcome the adverse material conditions and continue construction, and promptly notify the employer and the supervisor. The notice shall state the content of the adverse material conditions and the reasons why the contractor considers them unforeseeable. The supervisor shall issue instructions in a timely manner with the consent of the employer. If the instructions constitute a change, they shall be implemented in accordance with Article 10 (Change). The increased costs and/or delayed construction period caused by the contractor taking reasonable measures shall be borne by the employer.

7.7 Abnormally severe weather conditions

Abnormal weather conditions refer to those encountered during the construction process that were unforeseeable to an experienced contractor when signing the contract and have a substantial impact on the performance of the contract, but have not yet constituted force majeure events. The parties to the contract may agree on the specific circumstances of abnormal weather conditions in the special contract terms.

The contractor shall take reasonable measures to overcome the abnormally adverse weather conditions and continue construction, and shall promptly notify the employer and the supervisor. The supervisor shall issue instructions in a timely manner after obtaining the employer's consent. If the instructions constitute a change, they shall be handled in accordance with Article 10 (Change). The increased costs and/or delayed construction period caused by the contractor's taking reasonable measures shall be borne by the employer.

7.8 Suspension of construction

7.8.1 Suspension of construction due to reasons of the employer

If the construction is suspended due to the employer's fault, the supervisor shall issue a construction suspension instruction in a timely manner after obtaining the employer's consent. If the situation is urgent and the supervisor fails to issue a construction suspension instruction in a timely manner, the suspension shall be implemented in accordance with Item 7.8.4 [Construction suspension in emergency situations].

If the construction is suspended due to the contractor's reasons, the contractor shall bear the increased costs and/or delayed construction period, and pay the contractor a reasonable profit.

7.8.2 Suspension of construction due to reasons attributable to the contractor

If the suspension of construction is caused by the contractor, the contractor shall bear the increased costs and/or delayed construction period. If the contractor fails to resume work within 84 days after receiving the instruction to resume work from the supervisor, it shall be deemed that the contractor is unable to continue to perform the contract as stipulated in Item (7) of Section 16.2.1 [Contractor’s breach of contract] .

7.8.3 Instructions to suspend construction

When the supervisor deems it necessary and with the approval of the employer, he may instruct the contractor to suspend construction, and the contractor shall suspend construction as instructed by the supervisor.

7.8.4 Suspension of construction in emergency situations

If construction needs to be suspended due to an emergency and the supervisor fails to issue a suspension instruction in a timely manner, the contractor may suspend construction first and notify the supervisor in a timely manner. The supervisor shall issue an instruction within 24 hours after receiving the notice. If the supervisor fails to issue an instruction within the time limit, it shall be deemed that the supervisor agrees to the contractor's suspension of construction. If the supervisor disagrees with the contractor's suspension of construction, he shall state the reason. If the contractor has any objection to the supervisor's reply, it shall be handled in accordance with Article 20 [Dispute Resolution].

7.8.5 Resuming construction after suspension

After the construction is suspended, the employer and the contractor shall take effective measures to actively eliminate the impact of the suspension. Before the project resumes, the supervisor shall determine the losses caused by the suspension of construction together with the employer and the contractor, and determine the conditions for resuming the project. When the conditions for resuming the project are met, the supervisor shall issue a resumption notice to the contractor after approval by the employer, and the contractor shall resume work in accordance with the resumption notice.

If the contractor delays and refuses to resume work without reason, the contractor shall bear the increased costs and/or delayed construction period. If the contractor is unable to resume work on time due to the employer's reasons, the provisions of Item 7.5.1 [Delay in Construction Period Due to the Employer's Reasons] shall apply.

7.8.6 Construction suspension lasts for more than 56 days

the supervisor fails to issue a Notice to Resume Work to the contractor within 56 days after issuing an instruction to suspend construction, the contractor may, except where the suspension falls within the circumstances provided for in Clause 7.8.2 [Suspension of Construction due to the Contractor’s Cause] and Clause 17 [Force Majeure], submit a written notice to the employer requesting the employer to allow the resumption of construction of part or all of the work that has been suspended within 28 days after receipt of the written notice. If the employer does not approve the request within the time limit, the contractor may notify the employer to treat the affected part of the Works as Cancellable Work in accordance with Clause 10.1 [Scope of Change] (2).

If the suspension of construction lasts for more than 84 days without resumption, and does not fall under the circumstances stipulated in Item 7.8.2 [Suspension of construction due to the contractor’s reasons] and Article 17 [Force majeure], and affects the entire project and the realization of the purpose of the contract, the contractor has the right to request a price adjustment or terminate the contract. If the contract is terminated, it shall be handled in accordance with Item 16.1.3 [Termination of the contract due to breach of contract by the employer].

7.8.7 Project care during construction suspension

During the suspension of construction, the contractor shall be responsible for properly taking care of the project and providing safety guarantees, and the increased costs shall be borne by the responsible party.

7.8.8 Measures for suspending construction

During the suspension of construction, both the employer and the contractor should take necessary measures to ensure the quality and safety of the project and prevent further losses due to the suspension of construction.

7.9 Early completion

7.9.1 If the employer requires the contractor to complete the poject ahead of schedule, the employer shall issue an early completion instruction to the contractor through the supervisor, and the contractor shall submit an early completion proposal to the employer and the supervisor, which shall include the implementation plan, shortened time, increased contract price, etc. If the employer accepts the early completion proposal, the supervisor shall consult with the employer and the contractor to take measures to speed up the progress of the project and revise the construction schedule, and the increased costs shall be borne by the employer. If the contractor believes that the early completion instruction cannot be implemented, it shall submit a written objection to the supervisor and the employer, and the employer and the supervisor shall respond within 7 days after receiving the objection. Under no circumstances shall the employer shorten the reasonable construction period.

7.9.2 If the employer requires the contractor to complete the project ahead of schedule, or if the contractor's proposal for early completion can bring benefits to the employer, the parties to the contract may agree on an early completion reward in the special contract terms.

8. Materials and Equipment

8.1 The employer shall supply materials and engineering equipment

If the employer supplies materials and engineering equipment by himself, he should specify the type, specification, model, quantity, unit price, quality grade and delivery location of the materials and engineering equipment in the "List of Materials and Equipment Supplied by the Employer" as an annex to the special contract terms when signing the contract.

The contractor shall notify the employer in writing through the supervisor 30 days in advance of the arrival of supplied materials and construction equipment. When the contractor amends the Construction Schedule in accordance with Item 7.2.2 [Amendment of Construction Schedule], the contractor shall also submit the amended arrival schedule of the employer's supplied materials and construction equipment.

8.2 Contractor's Procurement of Materials and Engineering Equipment

If the contractor is responsible for purchasing materials and engineering equipment, he shall purchase them in accordance with the design and relevant standards, and provide product qualification certificates and factory certificates, and be responsible for the quality of materials and engineering equipment. The contract stipulates that the contractor shall purchase materials and engineering equipment, and the employer shall not specify the manufacturer or bidding unit. If the employer violates the provisions of this clause and specifies the manufacturer or bidding unit, the contractor has the right to refuse, and the employer shall bear the corresponding responsibility.

8.3 Acceptance and Rejection of Materials and Engineering Equipment

8.3.1 The employer shall provide materials and engineering equipment in accordance with the contents of the "Employer's Materials and Equipment Supplied List", and provide the contractor with product qualification certificates and factory certificates, and shall be responsible for their quality. The employer shall notify the contractor and the supervisor in writing 24 hours in advance of the arrival time of materials and engineering equipment, and the employer shall be responsible for the inventory, inspection and acceptance of materials and engineering equipment.

If the specifications, quantity or quality of the materials and engineering equipment provided by the employer do not conform to the contractual agreement, or if the delivery date is delayed or the delivery location is changed due to the employer's fault, the provisions of Clause 16.1 [Breach of Contract by the Employer] shall apply.

8.3.2 The materials and engineering equipment purchased by the contractor shall ensure the quality of the products. The contractor shall notify the supervisor 24 hours before the arrival of the materials and engineering equipment for inspection. The permanent equipment and materials manufactured and produced by the contractor shall comply with the relevant quality standards, and the contractor shall submit material samples and relevant information to the supervisor, and obtain the supervisor's consent before using the materials or engineering equipment.

When the materials and engineering equipment purchased by the contractor do not meet the design or relevant standards, the contractor shall transport the materials and engineering equipment that do not meet the design or relevant standards out of the construction site within a reasonable period required by the supervisor, and re-purchase materials and engineering equipment that meet the requirements. The increased costs and (or) delayed construction period shall be borne by the contractor.

8.4 Storage and use of materials and engineering equipment

8.4.1 Storage and Use of Materials and Engineering Equipment Supplied by the Employer

The materials and engineering equipment supplied by the employer shall be properly kept by the contractor after the contractor has counted them, and the custody expenses shall be borne by the contractor, except where the priced bill of quantities or budget has been included or otherwise agreed in the special contract terms. If the loss or damage is caused by the contractor, the contractor shall be responsible for compensation; if the supervisor fails to notify the contractor to take the inventory, the contractor shall not be responsible for the custody of the materials and engineering equipment, and the contractor shall be responsible for the loss or damage caused thereby.

The contractor shall be responsible for inspecting the materials and engineering equipment supplied by the employer before use. The inspection expenses shall be borne by the employer. Those that do not meet the standards shall not be used.

8.4.2 Storage and use of purchased materials and engineering equipment by the contractor

The materials and engineering equipment purchased by the contractor shall be properly kept by the contractor, and the storage costs shall be borne by the contractor. If the law stipulates that materials and engineering equipment must be inspected or tested before use, the contractor shall conduct inspections or tests in accordance with the requirements of the supervisor, and the inspection or test costs shall be borne by the contractor. Unqualified materials shall not be used.

When the employer or the supervisor discovers that the contractor uses materials and engineering equipment that do not meet the design or relevant standards, they have the right to require the contractor to repair, dismantle or re-purchase them. The increased costs and (or) delayed construction period shall be borne by the contractor.

8.5 Prohibition of the use of unqualified materials and engineering equipment

8.5.1 The supervisor has the right to reject unqualified materials or engineering equipment provided by the contractor and require the contractor to replace them immediately. The supervisor shall conduct another inspection and test after the replacement, and the increased costs and (or) delayed construction period shall be borne by the contractor.

8.5.2 If the supervisor finds that the contractor has used unqualified materials and engineering equipment, the contractor shall make corrections immediately in accordance with the supervisor’s instructions and shall be prohibited from continuing to use unqualified materials and engineering equipment in the project.

8.5.3 If the materials or engineering equipment provided by the employer do not meet the requirements of the contract, the contractor shall have the right to reject them and may request the employer to replace them. The increased costs and/or delayed construction period shall be borne by the employer, who shall also pay the contractor a reasonable profit.

8.6 Samples

8.6.1 Submission and sealing of samples

For materials or engineering equipment that require the contractor to submit samples, the type, name, specification, quantity and other requirements of the samples shall be agreed upon in the special contract terms. The sample submission procedure is as follows:

(1) The contractor shall submit samples to the supervisor 28 days before the planned purchase . The samples submitted by the contractor shall come from the actual production site of the supplied materials, and the specifications and quantity of the samples provided shall be sufficient to indicate the quality, model, color, surface treatment, texture, tolerance and other required characteristics of the materials or engineering equipment.

(2) Each time the contractor submits samples, he/she shall attach a declaration form, which shall state the relevant data and information of the submitted samples, indicate the corresponding drawing number of each sample, and reserve a column for the supervisor's comments. The supervisor shall reply to the contractor with the sample approval opinion signed by the employer within 7 days after receiving the samples submitted by the contractor.

(3) Samples approved by the employer and the supervisor shall be sealed in accordance with the agreed method, and the sealed samples shall serve as one of the standards for inspecting the relevant parts of the project. The contractor shall not use materials or engineering equipment that do not conform to the samples during the construction process.

(4) The approval and confirmation of samples by the employer and the supervisor is only to confirm the characteristics or uses of the relevant materials or engineering equipment, and shall not be understood as a modification or change to the contract, nor shall it reduce or exempt the contractor from any responsibility and obligation. If the sealed samples modify or change the contract agreement, the parties to the contract shall confirm it in a written agreement.

8.6.2 Storage of samples

The approved samples shall be sealed on site by the supervisor, and the contractor shall provide an appropriate and fixed place for storing the samples on site and maintain appropriate and good storage environment conditions.

8.7 Substitution of materials and engineering equipment

8.7.1 If the following circumstances require the use of alternative materials and engineering equipment, the contractor shall follow the procedures agreed in Item 8.7.2 :

(1) The use is prohibited by laws and regulations that come into effect after the base date;

(2) The employer requires the use of substitutes;

(3) When substitutes must be used for other reasons.

8.7.2 The contractor shall notify the supervisor in writing 28 days before using alternative materials and engineering equipment , and attach the following documents:

(1) The name, quantity, specification, model, brand, performance, price and other relevant information of the replaced materials and engineering equipment;

(2) The name, quantity, specification, model, brand, performance, price and other relevant information of the substitute;

(3) The differences between substitute products and the products being replaced and the possible impact of using substitute products on the project;

(4) The price difference between substitute products and substituted products;

(5) Explanation of the reasons and rationale for using substitutes;

(6) Other documents required by the supervisor.

The supervisor shall issue written instructions signed by the employer to the contractor within 14 days after receiving the notice ; if the supervisor fails to issue written instructions within the prescribed time limit, it shall be deemed that the employer and the supervisor agree to use the substitute.

8.7.3 If the employer approves the use of alternative materials and engineering equipment, the price of the alternative materials and engineering equipment shall be determined in accordance with the price of the same item in the priced Bill of Quantities or Budget; if there is no same item, the price shall be determined with reference to the price of similar items; if there is neither the same item nor similar items, the price shall be determined by the Parties to the Contract in accordance with Clause 4.4 (Agreed or Determined) based on the principle of reasonable cost and profit composition.

8.8 Construction equipment and temporary facilities

8.8.1 Construction equipment and temporary facilities provided by the contractor

The contractor shall timely deploy construction equipment and build temporary facilities according to the requirements of the contract schedule. The contractor's equipment entering the construction site must be checked by the supervisor before it can be put into use. If the contractor replaces the contractor's equipment agreed in the contract, it shall be reported to the supervisor for approval.

Unless otherwise agreed in the special contract terms, the contractor shall bear the costs of constructing temporary facilities. If temporary land occupation is required, the employer shall go through the application procedures and bear the corresponding expenses.

8.8.2 Construction Equipment and Temporary Facilities Provided by the Employer

The construction equipment or temporary facilities provided by the employer shall be agreed upon in the special contract terms.

8.8.3 Request the Contractor to add or replace construction equipment

When the construction equipment used by the contractor cannot meet the contract schedule and/or quality requirements, the supervisor has the right to require the contractor to increase or replace the construction equipment. The contractor should increase or replace it in a timely manner. The increased costs and/or delayed construction period shall be borne by the contractor.

8.9 Specific requirements for materials and equipment

The materials, engineering equipment, construction equipment and temporary facilities built at the construction site, including spare parts, installation tools and materials, brought to the construction site by the contractor must be used exclusively for the project. Without the approval of the employer, the contractor shall not bring them out of the construction site or use them for other purposes; with the approval of the employer, the contractor may remove idle construction equipment and other items according to the construction schedule.

9. Testing and Inspection

9.1 Test equipment and test personnel

9.1.1 The contractor shall provide the test site, test personnel, test equipment and other necessary test conditions for the on-site material test conducted by the contractor in accordance with the contract agreement or the instructions of the Supervisor. The supervisor may, when necessary, use the test site, test equipment and other test conditions provided by the contractor to conduct material review tests for the purpose of project quality inspection, and the contractor shall provide assistance.

9.1.2 The contractor shall provide the test equipment, sampling devices, test sites and test conditions in accordance with the provisions of the special contract and submit the corresponding site schedule to the supervisor.

The test equipment configured by the contractor must comply with the requirements of the corresponding test procedures and be tested by a qualified testing unit. Before the test equipment is officially used, it needs to be calibrated jointly by the supervisor and the contractor.

9.1.3 The contractor shall submit to the supervisor the name list of test personnel and their positions, qualifications and other certification materials. The test personnel must be able to perform the corresponding inspection tests skillfully. The contractor is responsible for the correctness of the test procedures and test results of the test personnel.

9.2 Sampling

If the test is of a self-inspection nature, the contractor may take samples independently. If the test is of a random inspection nature by the supervisor, the samples may be taken by the supervisor or by the contractor's test personnel under the supervision of the supervisor.

9.3 Testing and inspection of materials, engineering equipment and engineering

9.3.1 The contractor shall conduct tests and inspections on materials, engineering equipment and engineering works as agreed in the contract, and provide the supervisor with necessary test data and original records for quality inspection of the above materials, engineering equipment and engineering works. If the supervisor and the contractor shall jointly conduct tests and inspections as agreed in the contract, the contractor shall be responsible for providing necessary test data and original records.

9.3.2 If the test is of a self-inspection nature, the contractor may conduct the test alone. If the test is of a random inspection nature by the supervisor, the supervisor may conduct the test alone, or the contractor and the supervisor may conduct the test together. If the contractor has objections to the test results conducted by the supervisor alone, he may apply for a joint test again. If it is agreed that the test is to be conducted jointly, and the supervisor fails to participate in the test as agreed, the contractor may conduct the test on his own and report the test results to the supervisor, who shall acknowledge the test results.

9.3.3 If the Supervisor has any objection to the Contractor's test and inspection results, or requires the contractor to re-test and inspect in order to ascertain the reliability of the contractor's test and inspection results, the supervisor and the contractor may jointly conduct the re-test and inspection. If the re-test and inspection results prove that the quality of the material, engineering equipment or engineering does not meet the contract requirements, the increased costs and (or) delayed construction period shall be borne by the contractor; if the re-test and inspection results prove that the material, engineering equipment and engineering meet the contract requirements, the increased costs and (or) delayed construction period shall be borne by the employer.

9.4 On-site process test

The contractor shall conduct on-site process tests in accordance with the contract agreement or the supervisor's instructions. For large-scale on-site process tests, if the supervisor deems it necessary, the contractor shall prepare a process test measures plan based on the process test requirements proposed by the supervisor and submit it to the supervisor for review.

10. Changes

10.1 Scope of Changes

Unless otherwise agreed in the special contract terms, if the following circumstances occur during the performance of the contract, the changes shall be made in accordance with the provisions of this article:

(1) Increase or decrease any work in the contract, or impose additional work;

(2) Cancel any work under the contract, except work transferred to other persons;

(3) Change the quality standards or other characteristics of any work under the contract;

(4) Change the baseline, elevation, location and dimensions of the project;

(5) Change the time schedule or implementation sequence of the project.

10.2 Right to Change

Both the employer and the supervisor can propose changes. Change instructions are issued by the supervisor, who must obtain the employer's consent before issuing a change instruction. The contractor may implement the change only after receiving the change instruction signed by the employer. The contractor may not make changes to any part of the project without permission.

If design changes are involved, the designer shall provide the changed drawings and instructions. If the changes exceed the original design standards or the approved construction scale, the employer shall promptly handle the approval procedures for planning and design changes.

10.3 Change Procedure

10.3.1 Changes Proposed by the Employer

If the employer proposes a change, he should issue a change instruction to the contractor through the supervisor. The change instruction should state the scope of the planned change and the content of the change.

10.3.2 Supervisor proposes changes

If the supervisor proposes a change, he needs to submit a change plan to the employer in written form, stating the planned change scope and content of the change, the reasons, and the impact of the implementation of the change on the contract price and construction period. If the employer agrees to the change, the supervisor will issue a change instruction to the contractor. If the employer disagrees with the change, the supervisor has no right to issue a change instruction without authorization.

10.3.3 Change Execution

After receiving the change instruction issued by the supervisor, the contractor shall immediately state the reasons why it cannot execute the change instruction. If the contractor believes that the change can be executed, it shall state in writing the impact of the implementation of the change instruction on the Contract Price and Construction Period, and the parties to the contract shall determine the change valuation in accordance with the provisions of Section 10.4 [Valuation of Changes].

10.4 Changes in valuation

10.4.1 Change of Valuation Principles

Unless otherwise agreed in the special contract terms, the valuation change shall be handled in accordance with the provisions of this clause:

(1) If there are identical items in the priced bill of quantities or budget, the unit price of the same items shall be used for determination;

(2) If there is no identical item in the priced bill of quantities or budget, but there is a similar item, the unit price of the similar item shall be used for determination;

(3) If the variation results in a variation of more than 15% between the actual quantity of work completed and the quantity of work stated in the priced bill of quantities or the budget, or if there is no unit price for the same or similar items in the priced bill of quantities or the budget, the unit price of the variation work shall be determined by the parties in accordance with the principle of reasonable cost and profit composition in accordance with Sub- Clause 4.4 (Agreed or Determined).

10.4.2 Change Valuation Procedure

submit a change estimate application to the supervisor within 14 days after receiving the change instruction . The supervisor shall complete the review and submit it to the employer within 7 days after receiving the change estimate application submitted by the contractor. If the supervisor has any objection to the change estimate application, he shall notify the contractor to modify and resubmit it. The employer shall complete the review and approval within 14 days after the contractor submits the change estimate application. If the employer fails to complete the review and approval or does not raise any objection within the time limit, it shall be deemed to have approved the change estimate application submitted by the contractor.

Price adjustments caused by changes should be included in the progress payment of the most recent period.

10.5 Contractor’s Rational Proposal

If the contractor makes a rationalization proposal, he shall submit a rationalization proposal explanation to the supervisor, stating the content and reasons of the proposal, as well as the impact of implementing the proposal on the contract price and construction period.

Unless otherwise agreed in the special contract terms, the supervisor shall review the rationalization proposal submitted by the contractor within 7 days after receiving it and submit it to the employer. If any technical defects are found, the contractor shall be notified to make modifications. The employer shall complete the review and approval within 7 days after receiving the rationalization proposal submitted by the supervisor. If the rationalization proposal is approved by the employer, the supervisor shall issue a change instruction in a timely manner, and the resulting contract price adjustment shall be implemented in accordance with the provisions of Section 10.4 [Change in Valuation]. If the employer disagrees with the change, the Supervisor shall notify the contractor in writing.

If the rationalization proposal reduces the contract price or improves the economic benefits of the project, the employer may reward the contractor. The method and amount of the reward shall be agreed upon in the special contract terms.

10.6 Adjustment of construction period caused by changes

If the construction period changes due to a modification, both parties to the contract may request an adjustment to the contract construction period, which shall be increased or decreased by the parties to the contract in accordance with Clause 4.4 [agreed or determined] and with reference to the standard construction period quota at the location of the project.

10.7 Provisional Price

The details of the provisionally estimated specialized subcontract works, services, materials and engineering equipment shall be agreed upon by the parties to the contract in the special contract terms.

10.7.1 Provisional Price Projects that Must Be Tendered According to Law

For provisionally estimated projects that must be tendered according to law, the following method 1 shall be adopted for determination. The contracting parties may also choose other tendering methods in the special contract terms.

Method 1 : For provisionally estimated projects that must be tendered according to law, the contractor shall tender, and the confirmation and approval of the provisionally estimated projects shall be carried out in accordance with the following agreements:

(1) The contractor shall submit the bidding plan to the employer for review through the supervisor 14 days before the start of the bidding work according to the construction schedule . The employer shall approve or make amendments within 7 days after receiving the bidding plan submitted by the contractor. The contractor shall carry out the bidding work in accordance with the bidding plan approved by the employer;

(2) The contractor shall submit the bidding documents to the employer for approval through the supervisor 14 days in advance according to the construction schedule. The employer shall complete the approval or make amendments within 7 days after receiving the relevant documents submitted by the contractor. The employer has the right to determine the bidding control price and participate in the bid evaluation in accordance with the law;

(3) Before signing a provisional estimate contract, the contractor, the bidding entity and the subcontractor shall submit the information of the determined successful bidder or successful subcontractor to the employer 7 days in advance. The employer shall jointly determine the successful bidder with the contractor within 3 days after receiving the information. The contractor shall submit a copy of the provisional estimate contract to the employer for retention within 7 days after signing the contract .

The second method : For provisional price projects that must be tendered according to law, the employer and the contractor shall jointly tender to determine the provisional price bidding unit or subcontractor. The contractor shall notify the employer 14 days before the start of the bidding work in accordance with the construction schedule and submit the provisional price bidding plan and work division. The employer shall confirm within 7 days after receiving it. After the successful bidder is determined, the employer, the contractor and the successful bidder shall jointly sign the provisional price contract.

10.7.2 Provisionally estimated projects that are not subject to bidding according to law

Unless otherwise agreed in the special contract terms, for the provisional price items that are not subject to bidding according to law, the following method 1 shall be adopted to determine:

Method 1 : For provisionally estimated projects that are not subject to bidding according to law, they shall be confirmed and approved in accordance with this agreement:

(1) The contractor shall submit a written application to the supervisor 28 days before signing the procurement contract or subcontract for the provisionally estimated project according to the construction schedule . The supervisor shall submit the application to the employer within 3 days after receiving it, and the employer shall approve or make amendments within 14 days after receiving it. If the employer fails to approve or make amendments within the time limit, the written application shall be deemed to have been approved;

(2) If the employer believes that the tenderer or subcontractor determined by the contractor cannot meet the project quality or contract requirements, the employer may require the contractor to re-determine the tenderer or subcontractor for the provisionally estimated project ;

(3) The contractor shall, within 7 days after signing the provisional estimate contract , submit a copy of the provisional estimate contract to the employer for retention.

The second method: The contractor determines the provisional estimate project in accordance with the first method agreed upon in Item 10.7.1 [Provisional estimate projects that must be tendered according to law ] .

Method 3 : Provisional price project directly implemented by the contractor

If the contractor has the qualifications and conditions to implement the provisional estimate project, the contractor may implement the provisional estimate project on its own after consultation and agreement between the employer and the contractor, and the parties to the contract may agree on the specific matters in the special contract terms.

10.7.3 If the conclusion and performance of the provisional estimate contract is delayed due to the employer's fault, the increased costs and (or) delayed construction period shall be borne by the employer, and the contractor shall be paid a reasonable profit. If the conclusion and performance of the provisional estimate contract is delayed due to the contractor's fault, the increased costs and (or) delayed construction period shall be borne by the contractor.

10.8 Provisional Amount

The provisional amount shall be used in accordance with the employer's requirements, which shall be issued through the supervisor. The parties to the contract may negotiate and determine relevant matters in the special contract terms.

10.9 Daily Work

If it is necessary to adopt the daywork method, the supervisor shall, after the consent of the employer, notify the contractor to implement the corresponding work on a daywork pricing basis, and the price shall be calculated based on the daywork pricing items and their unit prices included in the priced bill of quantities or budget; if there is no corresponding daywork unit price in the priced bill of quantities or budget, the daywork unit price shall be determined by the parties to the contract in accordance with Article 4.4 [Agreed or Determined] based on the principle of reasonable cost and profit composition .

For any work priced on a daily basis, the contractor shall submit the following reports and relevant vouchers to the supervisor for review every day during the implementation of the work:

(1) Name, content and quantity of work;

(2) The names, specialties, types of work, levels and working hours of all personnel involved in the work;

(3) the types and quantities of materials used in the work;

(4) The type, number and hours of construction equipment used in the work;

(5) Other relevant information and certificates.

The daily wages are summarized by the contractor and included in the latest progress payment application form, which is reviewed by the supervisor and included in the progress payment after approval by the employer.

11. Price Adjustment

11.1 Adjustments due to market price fluctuations

Unless otherwise agreed in the special contract terms, if the market price fluctuates beyond the range agreed upon by the parties to the contract, the contract price shall be adjusted. The parties to the contract may agree in the special contract terms to adjust the contract price in one of the following ways:

The first method: using price index to make price adjustments.

(1) Price adjustment formula

When the contract price is affected by price fluctuations of labor, materials and equipment, the difference shall be calculated and the contract price shall be adjusted according to the following formula based on the data agreed in the special contract terms:

In the formula: Δ P – the price difference to be adjusted;

——The amount of the completed works that the contractor should receive in the agreed payment certificate. This amount shall not include price adjustments, withholding and payment of quality deposits, payment and rebate of advance payments. Agreed changes and other amounts that have been priced at current prices shall also not be included;

A—— fixed value weight (i.e. the weight of the non-adjusted part);

——The variable weight of each adjustable factor (i.e. the weight of the adjustable part), which is the proportion of each adjustable factor in the signed contract price;

- the current price index of each Adjustable Factor means the price index of each Adjustable Factor for the period 42 days preceding the last day of the relevant period of the agreed Payment Certificate ;

——The basic price index of each adjustable factor refers to the price index of each adjustable factor on the base date.

The adjustable factors, fixed and variable weights in the above price adjustment formula, as well as the basic price index and its source are stipulated in the price index and weight table in the appendix of the bid letter. For contracts not concluded through bidding, the parties to the contract shall stipulate in the special contract terms. The price index shall firstly adopt the price index published by the engineering cost management agency. If there is no such price index, the price published by the engineering cost management agency may be used instead.

(2) Provisional determination of adjustment difference

If there is no current price index when calculating the adjustment difference, the parties to the contract agree to use the previous price index for calculation. If the actual price index is adjusted, the parties to the contract shall make corresponding adjustments.

(3) Weight adjustment

If the weight agreed in the contract becomes unreasonable due to changes, it shall be implemented in accordance with Clause 4.4 [Agreed or Determined].

(4) Price adjustment after construction delay due to the contractor's reasons

If the project is not completed on time due to the contractor's reasons, for the project that continues to be constructed after the completion date agreed in the contract, the lower of the two price indices of the planned completion date and the actual completion date should be used as the current price index when using the price adjustment formula.

The second method: using construction cost information to make price adjustments.

During the performance of the contract, if the contract price is affected by fluctuations in the prices of labor, materials, engineering equipment and machinery hours, the labor and machinery usage fees shall be adjusted in accordance with the labor and machinery usage fee coefficients issued by the national or provincial, autonomous region, or municipal construction administrative departments, industry construction management departments or their authorized engineering cost management agencies; the unit price and purchase quantity of materials that need to be adjusted shall be approved by the employer, and the employer shall confirm the unit price and quantity of the materials that need to be adjusted as the basis for adjusting the contract price.

(1) If the labor unit price changes and complies with the labor cost adjustment regulations issued by the provincial or industry construction authorities, the parties to the contract shall adjust the contract price in accordance with the labor cost and other documents issued by the provincial or industry construction authorities or their authorized engineering cost management agencies, except where the contractor's quotation for labor costs or labor unit price is higher than the published price.

(2) The price adjustment for changes in the prices of materials and engineering equipment shall be based on the benchmark prices provided by the employer and shall be implemented in accordance with the following risk range regulations :

① If the contractor states in the priced bill of quantities or budget that the unit price of materials is lower than the benchmark price: unless otherwise agreed in the special contract terms, if the increase in the unit price of materials during the contract period exceeds 5% based on the benchmark price, or if the decrease in the unit price of materials exceeds 5% based on the unit price of materials stated in the priced bill of quantities or budget , the excess amount shall be adjusted accordingly.

② If the contractor states in the priced bill of quantities or budget that the unit price of materials is higher than the benchmark price: unless otherwise agreed in the special contract terms, if the decrease in the unit price of materials during the contract performance period exceeds 5% based on the benchmark price, or if the increase in the unit price of materials exceeds 5% based on the unit price of materials stated in the priced bill of quantities or budget , the excess amount shall be adjusted accordingly.

③ If the contractor states in the priced bill of quantities or budget that the unit price of materials is equal to the benchmark price: unless otherwise agreed in the special contract terms, if the increase or decrease in the unit price of materials during the contract performance exceeds ±5% based on the benchmark price , the excess amount shall be adjusted accordingly.

④ The contractor shall report the purchase quantity and new unit price of materials to the employer for verification before purchasing materials. When the employer confirms the materials to be used for the project, the employer shall confirm the quantity and unit price of the purchased materials. If the employer does not respond within 5 days after receiving the confirmation materials submitted by the contractor, it shall be deemed as approval and shall serve as the basis for adjusting the contract price. If the contractor purchases materials on its own without prior verification by the employer, the employer has the right not to adjust the contract price. The contract price may be adjusted with the employer's consent.

The aforementioned benchmark price refers to the price of materials and engineering equipment given by the employer in the bidding documents or special contract terms. In principle, this price should be compiled in accordance with the information price published by the provincial or industry construction authorities or their authorized engineering cost management agencies.

(3) When the unit price of construction machinery or the usage fee of construction machinery changes beyond the range prescribed by the provincial or industry construction authorities or their authorized engineering cost management agencies, the contract price shall be adjusted in accordance with the regulations.

The third method : other methods agreed upon in the special contract terms.

11.2 Adjustments due to changes in laws

After the base date, legal changes cause the contractor's expenses incurred in the performance of the contract to increase beyond the provisions of Clause 11.1 (Adjustments due to market price fluctuations), the employer shall bear the increased expenses; if they decrease, they shall be deducted from the contract price. If, after the base date, the construction period is delayed due to legal changes, the construction period shall be extended accordingly.

If the parties to the contract cannot reach an agreement on the adjustment of the contract price and construction period due to changes in the law, the general supervisor engineer shall handle it in accordance with the provisions of Clause 4.4 [Agreed or Determined].

If the construction period is delayed due to the contractor's reasons and there is a legal change during the delay, the increased costs and (or) delayed construction period shall be borne by the contractor.

12. Contract Price, Measurement and Payment

12.1 Contract Price Form

The employer and the contractor shall select one of the following contract price forms in the contract agreement:

(1) Unit Price Contract

Unit price contract refers to a construction project contract in which the parties agree to calculate, adjust and confirm the contract price based on the bill of quantities and its comprehensive unit price, and the contract price shall not be adjusted within the agreed scope. The parties shall agree on the scope of risks included in the comprehensive unit price and the calculation method of risk costs in the special contract terms, and agree on the method of adjusting the contract price outside the risk scope. Adjustments due to market price fluctuations shall be implemented in accordance with the provisions of Section 11.1 [Adjustments due to market price fluctuations].

(2) Lump Sum Contract

A lump sum contract refers to a construction contract in which the parties agree to calculate, adjust and confirm the contract price based on the construction drawings, priced bills of quantities or budgets and related conditions, and the total contract price shall not be adjusted within the agreed scope. The parties shall agree on the scope of risks included in the lump sum and the method of calculating risk costs in the special contract terms, and agree on the method of adjusting the contract price outside the risk scope, among which adjustments due to market price fluctuations shall be implemented in accordance with Section 11.1 [Adjustments due to market price fluctuations], and adjustments due to legal changes shall be implemented in accordance with Section 11.2 [Adjustments due to legal changes].

(3) Other price forms

The parties to the contract may agree upon other forms of contract price in the special contract terms.

12.2 Advance Payment

12.2.1 Payment of Advance Payment

The advance payment shall be paid in accordance with the special contract terms, but shall be paid at least 7 days before the commencement date specified in the commencement notice. The advance payment shall be used for the purchase of materials, engineering equipment, construction equipment, the construction of temporary works, and the organization of construction teams to enter the site.

Unless otherwise agreed in the special contract terms, the advance payment will be deducted from the progress payment in the same proportion. If the contract is terminated in advance before the project acceptance certificate is issued, the advance payment that has not been deducted should be settled together with the contract price.

If the employer fails to pay the advance payment within 7 days after the due date, the contractor shall have the right to issue a reminder to the employer requesting the advance payment. If the employer still fails to pay within 7 days after receiving the reminder, the contractor shall have the right to suspend construction and proceed in accordance with Item 16.1.1 [Breach of Contract by the Employer].

12.2.2 Advance Payment Guarantee

If the employer requires the contractor to provide an advance payment guarantee, the contractor shall provide the advance payment guarantee 7 days before the employer pays the advance payment, unless otherwise agreed in the Special Contract Terms. The advance payment guarantee may be in the form of a bank guarantee, a guarantee company guarantee, etc., which shall be agreed upon by the parties to the contract in the Special Contract Terms. Before the advance payment is fully deducted, the contractor shall ensure that the advance payment guarantee remains valid.

After the employer deducts the advance payment from the project payment in installments, the advance payment guarantee amount should be reduced accordingly, but the remaining advance payment guarantee amount shall not be less than the advance payment amount that has not been deducted.

12.3 Measurement

12.3.1 Measurement principles

The quantity of works shall be measured in accordance with the quantity calculation rules, drawings and change instructions agreed in the contract. The quantity calculation rules shall be based on relevant national standards, industry standards, etc., and shall be agreed upon by the parties to the contract in the special contract terms.

12.3.2 Metering cycle

Unless otherwise agreed in the special contract terms, the measurement of project quantities shall be carried out on a monthly basis.

12.3.3 Measurement of Unit Price Contracts

Unless otherwise agreed in the special contract terms, the measurement of unit price contracts shall be carried out in accordance with this agreement:

(1) The contractor shall submit to the supervisor on the 25th of each month a report on the quantity of work completed from the 20th of the previous month to the 19th of the current month , together with a progress payment application form, a report on the quantity of work completed and relevant information.

(2) The supervisor shall complete the review of the quantity report submitted by the contractor within 7 days after receiving the quantity report submitted by the contractor and submit it to the employer to determine the actual quantity of work completed in that month. If the supervisor has any objection to the quantity of work, he has the right to require the contractor to conduct a joint review or sampling re-measurement. The contractor shall assist the supervisor in the review or sampling re-measurement and provide additional measurement data as required by the supervisor. If the contractor fails to participate in the review or sampling re-measurement as required by the supervisor, the quantity of work reviewed or revised by the supervisor shall be deemed as the actual quantity of work completed by the contractor.

(3) If the supervisor fails to complete the review within 7 days after receiving the engineering quantity report submitted by the contractor , the engineering quantity in the engineering quantity report submitted by the contractor shall be deemed as the engineering quantity actually completed by the contractor, and the engineering price shall be calculated based on it.

12.3.4 Measurement of Lump Sum Contracts

Unless otherwise agreed upon in the special contract terms, the lump sum contract with monthly payment shall be executed in accordance with this agreement:

(1) The contractor shall submit to the supervisor on the 25th of each month a report on the quantity of work completed from the 20th of the previous month to the 19th of the current month , together with a progress payment application form, a report on the quantity of work completed and relevant information.

(2) The supervisor shall complete the review of the quantity report submitted by the contractor within 7 days after receiving the quantity report submitted by the contractor and submit it to the employer to determine the actual quantity of work completed in that month. If the supervisor has any objection to the quantity of work, he has the right to require the contractor to conduct a joint review or sampling re-measurement. The contractor shall assist the supervisor in the review or sampling re-measurement and provide additional measurement data as required by the supervisor. If the contractor fails to participate in the review or sampling re-measurement as required by the supervisor, the quantity of work reviewed or revised by the supervisor shall be deemed as the actual quantity of work completed by the contractor.

(3) If the supervisor fails to complete the review within 7 days after receiving the engineering quantity report submitted by the contractor , the engineering quantity in the engineering quantity report submitted by the contractor shall be deemed as the engineering quantity actually completed by the contractor.

12.3.5 Where lump sum contracts adopt payment breakdown for measurement, the measurement may be carried out in accordance with the provisions of Item 12.3.4 [Measurement of lump sum contracts], but the contract price shall be paid in accordance with the payment breakdown.

12.3.6 Measurement of other price contracts

The parties to a contract may agree upon the measurement methods and procedures for contracts with other price forms in the special contract terms.

12.4 Project Progress Payment

12.4.1 Payment Cycle

Unless otherwise agreed in the Special Contract Terms, the payment period shall be consistent with the measurement period as agreed in Section 12.3.2 [Measurement Period].

12.4.2 Preparation of Progress Payment Application

Unless otherwise agreed in the special contract terms, the progress payment application form shall include the following:

(1) The amount corresponding to the work completed up to the end of this payment period;

(2) the amount of any change to be added or deducted pursuant to Article 10 [Changes];

(3) the advance payment payable and the deducted refunded advance payment agreed under Sub-Clause 12.2 (Advance Payment);

(4) the quality deposit to be deducted in accordance with Clause 15.3 (Quality Deposit);

(5) any additions and deductions to the amount of the claim pursuant to Article 19 [Claims];

(6) the amount payable or deducted from the progress payment for the correction of errors in the issued progress payment certificates;

(7) Other amounts to be added or deducted as agreed in the contract.

12.4.3 Submission of Progress Payment Application

(1) Submission of progress payment application form for unit price contract

The progress payment application form of the unit price contract shall be submitted to the supervisor on a monthly basis according to the time agreed in Item 12.3.3 [Measurement of unit price contract], and attached with the completed project quantity report and relevant information. The lump sum items in the unit price contract shall be paid on a monthly basis and summarized and included in the current progress payment application form.

(2) Submission of Progress Payment Application Form for Lump Sum Contract

If the lump sum contract is paid on a monthly basis, the contractor shall submit progress payment applications to the supervisor on a monthly basis in accordance with the time agreed upon in Section 12.3.4 [Measurement of lump sum contract], together with a report on the completed project quantities and relevant information.

If the lump sum contract is paid according to the payment breakdown table, the contractor shall submit progress payment application forms to the supervisor in accordance with the provisions of Section 12.4.6 [Payment Breakdown Table] and Section 12.4.2 [Preparation of Progress Payment Application Forms].

(3) Submission of progress payment application form for contracts with other price forms

The parties to a contract may agree upon the procedures for the preparation and submission of progress payment applications for contracts with other price forms in the special contract terms.

12.4.4 Review and Payment of Progress Payments

(1) Unless otherwise agreed in the special contract terms, the Supervisor shall complete the review and submit it to the employer within 7 days after receiving the contractor's Progress Payment Application Form and related materials. The employer shall complete the approval and issue the Progress Payment Certificate within 7 days after receipt. If the employer fails to complete the approval and raise no objection within the time limit, the Progress Payment Certificate shall be deemed to have been issued.

If the employer and the supervisor have any objection to the contractor's Progress Payment Application, they have the right to require the contractor to make corrections and provide additional information. The contractor shall submit the revised Progress Payment Application. The supervisor shall complete the review and submit it to the employer within 7 days after receiving the contractor's revised Progress Payment Application and related information. The employer shall issue a temporary progress payment certificate for the undisputed part to the contractor within 7 days after receiving the Progress Payment Application and related information submitted by the supervisor. The disputed part shall be handled in accordance with the provisions of Article 20 [Dispute Resolution].

(2) Unless otherwise agreed in the Special Contract Terms, the employer shall complete the payment within 14 days after the issuance of the Progress Payment Certificate or the Interim Progress Payment Certificate. If the employer fails to pay the progress payment within the prescribed time limit, he shall pay liquidated damages in accordance with the benchmark interest rate for the same type of loan issued by the People's Bank of China during the same period.

(3) The issuance of a Progress Payment Certificate or Interim Progress Payment Certificate by the employer does not imply that the employer has agreed, approved or accepted the corresponding part of the work completed by the contractor.

12.4.5 Amendment of Progress Payments

If errors, omissions or duplications are found during the stage summary and review of the issued progress payment certificates, both the employer and the contractor have the right to apply for amendments. Amendments agreed upon by the employer and the contractor shall be paid or deducted from the next progress payment.

12.4.6 Payment breakdown table

i. Requirements for the preparation of payment breakdown tables

(1) The amount of each instalment listed in the payment breakdown table shall be the estimated amount in item (1) of Item 12.4.2 [Preparation of Progress Payment Requisitions] ;

(2) If the actual progress is inconsistent with the construction progress plan, the parties to the contract may modify the payment breakdown in accordance with Sub-Clause 4.4 (Agreed or Determined);

(3) If the payment breakdown table is not used, the contractor shall submit a payment estimate breakdown table compiled on a quarterly basis to the employer and the supervisor for payment reference.

ii. Preparation and approval of lump sum contract payment breakdown table

(1) Unless otherwise agreed in the Special Contract Terms, the contractor shall prepare a payment breakdown table for the monthly lump sum contract in accordance with the construction progress plan, the contract price and the quantity of work agreed in Clause 7.2 (Construction Progress Plan). The contractor shall submit the payment breakdown table and the supporting materials for the preparation of the payment breakdown table to the supervisor within 7 days after receiving the construction progress plan approved by the supervisor and the employer.

(2) The supervisor shall complete the review and submit the payment breakdown to the employer within 7 days after receiving it. The employer shall complete the approval within 7 days after receiving the payment breakdown reviewed by the supervisor. The payment breakdown approved by the employer shall be the binding payment breakdown.

(3) If the employer fails to complete the review and approval of the Payment Breakdown Sheet within the prescribed time limit and fails to promptly require the contractor to make corrections and provide additional information, the Payment Breakdown Sheet submitted by the contractor shall be deemed to have been approved by the employer.

iii. Preparation and approval of the lump sum payment breakdown table for unit price contracts

Unless otherwise agreed upon in the special contract terms, the lump-sum items of the lump-sum contract shall be broken down by the contractor on a monthly basis based on the construction schedule and the lump-sum composition of the lump-sum items, the nature of the costs, the planned time of occurrence and the corresponding engineering quantities, etc., to form a payment breakdown table, the preparation and approval of which shall refer to the preparation and approval of the payment breakdown table for the lump-sum contract.

12.5 Payment Account

The employer shall pay the Contract Price to the contractor's account as agreed upon in the Contract Agreement.

13. Acceptance and engineering commissioning

13.1 Acceptance of Parts and Items of the Project

13.1.1 The quality of the parts and sub-items of the project shall comply with the relevant national engineering construction acceptance specifications, standards and contractual agreements. The contractor shall complete the construction of the parts and sub-items in accordance with the requirements of the construction organization design.

13.1.2 Unless otherwise agreed in the special contract terms, if the sub-items and parts of the project are qualified after self-inspection by the contractor and meet the conditions for acceptance, the contractor shall notify the supervisor 48 hours in advance for acceptance. If the supervisor cannot accept on time, he shall submit a written request for extension to the contractor 24 hours before acceptance, but the extension shall not exceed 48 hours. If the supervisor fails to accept on time and does not request an extension, the contractor has the right to accept on his own, and the supervisor shall recognize the acceptance results. If the sub-items and parts of the project have not been accepted, they shall not enter the next process.

The acceptance documents of parts and sections of the project should be an integral part of the completion documents.

13.2 Completion acceptance

13.2.1 Completion acceptance conditions

The contractor may apply for completion acceptance if the project meets the following conditions:

(1) Except for the omitted work and defect repair work agreed by the employer, all works and related work within the scope of the contract, including the tests, trial runs and inspections required by the contract, have been completed and comply with the contract requirements;

(2) A list of omitted items and defect repair work and a corresponding construction plan have been prepared in accordance with the contract;

(3) The completion documents have been prepared in accordance with the content and number of copies agreed in the contract.

13.2.2 Completion acceptance procedures

Unless otherwise agreed in the special contract terms, the contractor shall follow the following procedures when applying for completion acceptance:

(1) The contractor shall submit a completion acceptance application report to the supervisor, who shall complete the review and submit it to the employer within 14 days after receiving the completion acceptance application report. If the supervisor considers that the project does not meet the acceptance conditions after review, he shall notify the contractor of the work that the contractor needs to complete before the completion acceptance. The contractor shall submit the completion acceptance application report again after completing all the work notified by the supervisor.

(2) If the supervisor considers that the conditions for final acceptance are met after review, he shall submit a final acceptance application report to the employer. The employer shall complete the review and approval within 28 days after receiving the final acceptance application report reviewed by the Supervisor and organize the supervisor, contractor, designer and other relevant units to complete the final acceptance.

(3) If the final acceptance is qualified, the employer shall issue the project acceptance certificate to the contractor within 14 days after the acceptance. If the employer fails to issue the project acceptance certificate within the time limit without justifiable reasons, the project acceptance certificate shall be deemed to have been issued from the 15th day after the acceptance .

(4) If the final acceptance fails, the supervisor shall issue instructions according to the acceptance opinion, requiring the contractor to rework, repair or take other remedial measures for the unqualified works, and the increased costs and (or) delayed construction period shall be borne by the contractor. After completing the rework, repair or taking other remedial measures for the unqualified works, the contractor shall resubmit the final acceptance application report and re-accept according to the procedures agreed in this item.

(5) If the project has not been accepted or has been accepted but fails to meet the standards, and the employer uses the project without authorization, the employer shall issue a project acceptance certificate to the contractor within 7 days after the transfer of possession of the project. If the employer fails to issue the project acceptance certificate within the prescribed time limit without justifiable reasons, the project acceptance certificate shall be deemed to have been issued from the 15th day after the transfer of possession.

Unless otherwise agreed upon in the special contract terms, if the employer fails to organize the completion acceptance and issue the project acceptance certificate in accordance with this agreement, for each day of delay, it shall pay liquidated damages based on the signed contract price and the benchmark interest rate for the same type of loan issued by the People's Bank of China during the same period.

13.2.3 Completion Date

If the project passes the final acceptance, the actual completion date shall be the date on which the contractor submits the application report for final acceptance, and shall be stated in the project acceptance certificate. If, due to the employer's reasons, the final acceptance is not completed within 42 days after the supervisor receives the application report for final acceptance submitted by the contractor, or the project acceptance certificate is not issued after the final acceptance, the actual completion date shall be the date on which the application report for final acceptance is submitted. If the project is used by the employer without authorization before the final acceptance, the actual completion date shall be the date on which the possession of the project is transferred.

13.2.4 Refusal to accept all or part of the project

For projects that fail the final acceptance, the contractor shall conduct a new final acceptance after completing the rectification. If the project still fails to pass the re-acceptance and no remedial measures can be taken, the employer may refuse to accept the unqualified project. If other projects cannot be used normally due to the unqualified project, the contractor shall take measures to ensure the normal use of the relevant projects, and the increased costs and (or) delayed construction period shall be borne by the contractor.

13.2.5 Handover and acceptance of all or part of the project

Unless otherwise agreed in the special contract terms, the parties to the contract shall complete the handover of the project within 7 days after the issuance of the project acceptance certificate.

If the employer fails to accept the project without a valid reason, the employer shall bear all expenses related to the project, including project care, protection and storage of finished products, from the date on which the employer should have accepted the project. The parties to the contract may separately agree in the special contract terms on the employer's liability for breach of contract for late acceptance of the project.

If the contractor fails to hand over the project without a valid reason, the contractor shall bear all expenses related to the project, such as project care, protection and storage of finished products. The parties to the contract may separately agree in the special contract terms on the contractor's liability for breach of contract for failure to hand over the project without a valid reason.

13.3 Engineering Commissioning

13.3.1 Commissioning Procedure

If the project requires a test run, unless otherwise agreed in the special contract terms, the content of the test run shall be consistent with the contractor's contract scope, and the test run costs shall be borne by the contractor. The project test run shall be carried out according to the following procedures:

(1) The conditions for a single-machine no-load test run are met. The contractor shall organize the test run and notify the supervisor in writing 48 hours before the test run. The notice shall specify the content, time and location of the test run. The contractor shall prepare the test run record, and the employer shall provide the necessary conditions for the test run according to the contractor's requirements. If the test run is qualified, the supervisor shall sign the test run record. If the supervisor does not sign the test run record after the test run is qualified, it shall be deemed that the supervisor has approved the test run record 24 hours after the test run is completed, and the contractor may continue construction or go through the completion acceptance procedures.

The supervisor shall submit a written request for extension to the contractor 24 hours before the test run , but the extension shall not exceed 48 hours. If the construction period is delayed as a result, the construction period shall be extended accordingly. If the supervisor fails to submit a request for extension within the aforementioned period and does not attend the test run, he shall be deemed to have approved the test run record.

(2) The conditions for no-load linkage test run are met, and the employer organizes the test run and notifies the contractor in writing 48 hours before the test run. The notice shall specify the content, time, location and requirements for the contractor, and the contractor shall make preparations as required. If the test run is qualified, the parties to the contract shall sign the test run record. If the contractor fails to participate in the test run without a legitimate reason, it shall be deemed that the contractor has approved the test run record.

13.3.2 Responsibilities during commissioning

If the test run fails to meet the acceptance requirements due to design reasons, the employer shall require the designer to modify the design, and the contractor shall reinstall according to the modified design. The employer shall bear all costs of modifying the design, dismantling and reinstalling, and the construction period shall be extended accordingly. If the test run fails to meet the acceptance requirements due to the contractor's reasons, the contractor shall reinstall and test the equipment as required by the supervisor, and bear the costs of reinstallation and test, and the construction period shall not be extended.

If the trial run fails to meet the acceptance requirements due to manufacturing reasons of the engineering equipment, the party to the contract that purchased the engineering equipment shall be responsible for repurchasing or repairing it, and the contractor shall be responsible for dismantling and reinstalling it. The increased costs of repair, repurchasing, dismantling and reinstallation and the delayed construction period shall be borne by the party to the contract that purchased the engineering equipment.

13.3.3 Material feeding and trial run

If a trial run with material feeding is required, the employer shall organize the trial run with material feeding after the completion and acceptance of the project. If the employer requires the trial run to be conducted before the completion and acceptance of the project or requires the cooperation of the contractor, the contractor shall be required to agree on the relevant matters in the special contract terms.

If the trial run is qualified, the costs shall be borne by the employer; if the trial run is unqualified due to the contractor's reasons, the contractor shall make rectifications as required by the employer, and the rectification costs incurred shall be borne by the contractor; if the trial run is unqualified due to reasons not attributable to the contractor, if the contractor is required by the employer to make rectifications, the costs incurred shall be borne by the employer.

13.4 Acceptance of Unit Projects Delivered Ahead of Time

13.4.1 If the employer needs to use a unit project before completion of the project, or if the contractor proposes to deliver a completed unit project in advance and the employer agrees, acceptance of the unit project may be carried out. The acceptance procedure shall be in accordance with the provisions of Clause 13.2 [Completion Acceptance].

After the acceptance is qualified, the supervisor shall issue the unit project acceptance certificate signed by the employer to the contractor. The unit project for which the unit project acceptance certificate has been issued shall be taken care of by the employer. The acceptance results and conclusions of the unit project shall be attached to the application report for the completion acceptance of the overall project.

13.4.2 If the employer requires the delivery of a unit project before the completion of the project, which results in increased costs and/or delayed construction period for the contractor, the employer shall bear the increased costs and/or delayed construction period and pay the contractor a reasonable profit.

13.5 Operation During Construction Period

13.5.1 Operation during the construction period means that the contract project has not been completed in its entirety, but one or several unit projects or the installation of project equipment have been completed and need to be put into operation during the construction period in accordance with the terms of the special contract. Only after the employer has passed the acceptance inspection in accordance with the provisions of Clause 13.4 [Acceptance of Unit Projects Delivered in Advance] and proved that they can ensure safety, can they be put into operation during the construction period.

13.5.2 If the project or project equipment is found to be damaged or defective during operation during the construction period, the contractor shall repair it in accordance with the provisions of Clause 15.2 (Defect Liability Period).

13.6 Completion and Exit

13.6.1 Completion and Exit

After the project acceptance certificate is issued, the contractor shall clean up the construction site in accordance with the following requirements:

(1) All the garbage remaining in the construction site has been cleared away;

(2) The temporary works have been dismantled and the site has been cleaned, leveled or restored;

(3) Personnel, the contractor's construction equipment and remaining materials, including abandoned construction equipment and materials, that should be evacuated according to the contract have been evacuated from the construction site as planned;

(4) All construction deposits around the construction site and on nearby roads and rivers have been cleared;

(5) All other site cleanup work at the construction site has been completed.

The expenses of completion and exit from the construction site shall be borne by the contractor. The contractor shall complete the completion and exit within the period agreed in the special contract terms. If the completion is not completed within the time limit, the employer has the right to sell or otherwise deal with the items left by the contractor, and the expenses incurred shall be borne by the contractor. The proceeds from the sale of the items left by the contractor shall be returned to the contractor after deducting necessary expenses.

13.6.2 Land surface restoration

The contractor shall restore the temporarily occupied land and clean up the site as required by the employer. If the contractor fails to restore the temporarily occupied land as required by the employer, or the site cleaning fails to meet the requirements of the contract, the employer has the right to entrust other persons to restore or clean up the site, and the expenses incurred shall be borne by the contractor.

14. Completion Settlement

14.1 Application for Completion Settlement

Unless otherwise agreed in the special contract terms, the contractor shall submit a completion settlement application form to the employer and the supervisor within 28 days after the project is completed and accepted, and submit complete settlement information. The requirements for the list of materials and number of copies of the completion settlement application form shall be agreed upon by the parties to the contract in the special contract terms.

Unless otherwise agreed in the special contract terms, the completion settlement application form shall include the following contents:

(1) Contract price for final settlement;

(2) The employer has paid the contractor;

(3) Quality deposit that should be withheld.

(4) The employer shall pay the contractor the contract price.

14.2 Completion Settlement Audition

(1) Unless otherwise agreed in the special contract terms, the supervisor shall complete the verification and submit it to the employer within 14 days after receiving the completion settlement application form. The employer shall complete the review and approval within 14 days after receiving the audited completion settlement application form submitted by the supervisor, and the supervisor shall issue the completion payment certificate signed by the employer to the contractor. If the supervisor or the employer has any objection to the completion settlement application form, they have the right to require the contractor to make corrections and provide additional information, and the contractor shall submit the revised completion settlement application form.

If the employer fails to complete the review and approval and does not raise any objection within 28 days after receiving the completion settlement application submitted by the contractor, it shall be deemed that the employer has approved the completion settlement application submitted by the contractor, and the completion payment certificate shall be deemed to have been issued from the 29th day after the employer receives the completion settlement application submitted by the contractor .

(2) Unless otherwise agreed in the special contract terms, the employer shall complete the completion payment to the contractor within 14 days after issuing the completion payment certificate. If the employer fails to make payment within the prescribed time limit, he shall pay liquidated damages in accordance with the benchmark interest rate for similar loans of the same period published by the People's Bank of China; if the payment is overdue for more than 56 days, he shall pay liquidated damages in accordance with twice the benchmark interest rate for similar loans of the same period published by the People's Bank of China.

(3) If the contractor has any objection to the completion payment certificate signed by the employer, he shall raise the objection within 7 days after receiving the completion payment certificate signed by the employer, and the parties shall review the objection in accordance with the method and procedures agreed upon in the Special Contract Terms, or handle the matter in accordance with the provisions of Article 20 (Dispute Resolution). For the undisputed part, the employer shall issue the provisional completion payment certificate and make payment in accordance with Item (2) of this Clause. If the contractor fails to raise any objection within the time limit, it shall be deemed that it has accepted the employer's approval result.

14.3 Completion Agreement

If the employer requires the project to be completed without a project item, the parties to the contract shall sign a project completion agreement. The project completion agreement shall clearly state that the parties to the contract shall settle the completed qualified project and pay the corresponding contract price in accordance with the provisions of Section 14.1 [Application for Completion Settlement] and Section 14.2 [Completion Settlement Review].

14.4 Final Settlement

14.4.1 Final Settlement Application

(1) Unless otherwise agreed in the Special Contract Terms, the contractor shall, within 7 days after the issuance of the Defect Liability Period Termination Certificate, submit to the employer the final settlement application form in the number of copies agreed in the Special Contract Terms and provide relevant supporting documents.

Unless otherwise agreed upon in the special contract terms, the final settlement application form shall specify the quality deposit, the quality deposit to be deducted, and the increase or decrease in expenses incurred during the defect liability period.

(2) If the employer has any objection to the contents of the final settlement application form, it has the right to require the contractor to make corrections and provide additional information. The contractor shall submit the revised final settlement application form to the employer.

14.4.2 Final Settlement Certificate and Payment

(1) Unless otherwise agreed in the special contract terms, the employer shall complete the review and approval and issue the final settlement certificate to the contractor within 14 days after receiving the final settlement application form submitted by the contractor. If the employer fails to complete the review and approval within the time limit and does not propose any amendments, it shall be deemed that the employer agrees to the final settlement application form submitted by the contractor, and the final settlement certificate shall be deemed to have been issued 15 days after the employer receives the final settlement application form submitted by the contractor .

(2) Unless otherwise agreed in the Special Contract Terms, the employer shall complete the payment within 7 days after the issuance of the final settlement certificate. If the employer fails to make payment within the prescribed time limit, he shall pay a penalty in accordance with the benchmark interest rate for the same type of loan issued by the People's Bank of China during the same period; if the payment is overdue for more than 56 days, he shall pay a penalty in accordance with twice the benchmark interest rate for the same type of loan issued by the People's Bank of China during the same period.

(3) If the contractor has any objection to the final settlement certificate issued by the employer, it shall be handled in accordance with the provisions of Article 20 [Dispute Resolution].

15. Liability for Defects and Warranty

15.1 Principles of Project Warranty

After the project is handed over to the employer, the contractor shall bear the quality defect liability and warranty obligations for quality defects caused by the contractor. After the defect liability period expires, the contractor shall still bear the warranty obligations according to the warranty period of each part of the project agreed in the contract.

15.2 Defect Liability Period

15.2.1 The defect liability period shall be calculated from the actual completion date. The parties to the contract shall agree upon the specific duration of the defect liability period in the special contract terms, but the maximum duration shall not exceed 24 months.

If a unit project is accepted before the entire project, and is delivered for use after passing the acceptance, the defect liability period for the unit project shall be calculated from the date the unit project is accepted. If the project cannot be completed and accepted as per the agreed period in the contract due to the employer's fault, the defect liability period shall be calculated from the date the contractor submits the application report for completion acceptance; if the employer uses the project without completion acceptance, the defect liability period shall be calculated from the date the project is transferred to the employer.

15.2.2 After the completion and acceptance of the project, if the project, unit project or a major equipment cannot be used for the original purpose due to defects or damage caused by the contractor, the employer has the right to require the contractor to extend the defect liability period and shall issue an extension notice before the expiration of the original defect liability period, but the maximum defect liability period shall not exceed 24 months.

15.2.3 If any defect or damage is repaired and inspection proves that it has affected the performance of the project or project equipment, the contractor shall re-conduct the tests and trial runs agreed in the contract, and all costs of the tests and trial runs shall be borne by the responsible party.

15.2.4 Unless otherwise agreed in the special contract terms, the contractor shall issue a notice of expiration of the defect liability period to the employer within 7 days after the expiration of the defect liability period. The employer shall verify whether the contractor has fulfilled its obligation to repair defects within 14 days after receiving the notice of expiration of the defect liability period. If the contractor fails to fulfill its obligation to repair defects, the employer shall have the right to deduct the corresponding amount of repair costs. The employer shall issue a defect liability period termination certificate to the contractor within 14 days after receiving the notice of expiration of the defect liability period.

15.3 Quality Deposit

If the parties to the contract agree to withhold the quality deposit, this should be made clear in the special contract terms.

15.3.1 How the Contractor Provides a Quality Guarantee

There are three ways for contractors to provide quality deposits:

(1) Quality guarantee deposit;

(2) A corresponding proportion of the project payment;

(3) Other methods agreed upon by both parties.

Unless otherwise agreed in the special contract terms, the quality deposit shall in principle be paid in the form of method (1) above.

15.3.2 Withholding of Quality Deposit

There are three ways to withhold the quality deposit:

(1) Withholding the amount of the project progress payment in installments. In this case, the calculation base of the quality guarantee deposit does not include the amount of advance payment, deduction and price adjustment;

(2) Withholding the quality guarantee deposit once and for all at the time of project completion settlement;

(3) Other detention methods agreed upon by both parties.

Unless otherwise agreed in the special contract terms, the quality deposit shall, in principle, be withheld in the manner described in (1) above.

The cumulative quality deposit withheld by the employer shall not exceed 5% of the settled contract price. If the contractor submits a quality deposit guarantee within 28 days after the employer issues the completion payment certificate, the employer shall simultaneously return the project price withheld as the quality deposit.

15.3.3 Refund of Quality Deposit

The employer shall return the quality deposit in accordance with the provisions of Clause 14.4 [Final Settlement].

15.4 Warranty

15.4.1 Warranty Liability

The project warranty period starts from the date of completion and acceptance of the project. The warranty period for specific sub-projects shall be agreed upon by the parties to the contract in the special contract terms, but shall not be less than the statutory minimum warranty period. During the project warranty period, the contractor shall bear the warranty responsibility in accordance with relevant laws and contractual provisions.

If the employer uses the project without completing the acceptance inspection, the warranty period shall be calculated from the date of transfer of possession.

15.4.2 Repair costs

During the warranty period, the cost of repair shall be handled in accordance with the following agreement:

(1) During the warranty period, if the project is defective or damaged due to the fault of the contractor, the contractor shall be responsible for repairing it and bear the cost of repairing it as well as the personal injury and property loss caused by the defective or damaged project;

(2) During the warranty period, if the project is defective or damaged due to improper use by the employer, the employer may entrust the contractor to repair it, but the employer shall bear the cost of repair and pay the contractor a reasonable profit;

(3) If the defects or damage of the project are caused by other reasons, the contractor may be entrusted to repair them. The employer shall bear the cost of repair and pay the contractor a reasonable profit. The personal injury and property loss caused by the defects or damage of the project shall be borne by the responsible party.

15.4.3 Repair Notice

During the warranty period, if the employer finds defects or damage in the received project during use, he shall notify the contractor in writing to repair it. However, if the situation is urgent and the defects or damage must be repaired immediately, the employer may notify the contractor orally and confirm in writing within 48 hours after the oral notification. The contractor shall arrive at the project site and repair the defects or damage within a reasonable period agreed upon in the special contract terms.

15.4.4 Failed to fix

If the defects or damages of the project are caused by the contractor, the contractor refuses to repair or fails to repair the defects or damages within a reasonable period, and still fails to repair them after the written reminder of the employer, the employer has the right to repair them by itself or entrust a third party to repair them, and the necessary expenses shall be borne by the contractor. However, if the scope of repair exceeds the scope of the defects or damages, the repair costs of the part exceeding the scope shall be borne by the employer.

15.4.5 Contractor's right of access

During the warranty period, the contractor has the right to enter and exit the construction site in order to repair defects or damage. Except in case of emergency, the contractor shall notify the employer 24 hours in advance of the time for entry and repair. The contractor shall obtain the employer's consent before entering the construction site, shall not affect the employer's normal production and operation, and shall comply with the employer's provisions on security and confidentiality.

16. Breach of Contract

16.1 Employer’s Breach of Contract

16.1.1 Circumstances of breach of contract by the employer

The following circumstances occurring during the performance of the contract shall be deemed as breach of contract by the employer:

(1) The employer fails to issue the commencement notice within 7 days before the scheduled commencement date due to the employer's fault ;

(2) The contract price cannot be paid as agreed in the contract due to the fault of the employer;

(3) The employer violates the provisions of Clause 10.1 (Scope of Change) (2) and carries out the cancelled work on its own or assigns it to another person;

(4) The specifications, quantity or quality of the materials and engineering equipment provided by the employer do not conform to the contractual agreement, or the delivery date is delayed or the delivery location is changed due to the employer's fault;

(5) The construction is suspended due to the breach of the contract by the employer;

(6) The employer fails to issue a resumption instruction within the agreed period without justifiable reasons, resulting in the contractor being unable to resume work;

(7) The employer expressly states or indicates through his/her behavior that he/she will not perform the main obligations of the contract;

(8) The employer fails to perform other obligations as agreed in the contract.

The Employer breaches the contract other than that specified in Item (7) of this clause, the contractor may notify the employer and request the employer to take effective measures to correct the breach. If the employer still fails to correct the breach within 28 days after receiving the contractor's notice, the Contractor shall have the right to suspend the construction of the relevant part of the project and notify the supervisor.

16.1.2 Liability of the Employer for Breach of Contract

The employer shall bear the additional costs and/or delayed construction period caused by its breach of contract, and pay the contractor a reasonable profit. In addition, the parties to the contract may agree on the manner and method of calculation of the employer's liability for breach of contract in the special contract terms.

16.1.3 Termination of the Contract Due to Breach of Contract by the Employer

Unless otherwise agreed in the Special Contract Terms, if the contractor suspends construction for 28 days as agreed in Item 16.1.1 [Situations where the employer has breached the contract] and the employer still fails to correct its breach and the purpose of the contract cannot be achieved, or if the breach of contract stipulated in Item (7) of Item 16.1.1 [Situations where the employer has breached the Contract] occurs, the contractor shall have the right to terminate the contract and the employer shall bear the increased expenses thereby incurred and pay the contractor a reasonable profit.

16.1.4 Payment after termination of the contract due to breach of contract by the employer

If the contractor terminates the contract in accordance with this Clause, the employer shall pay the following amounts within 28 days after the termination of the contract and cancel the performance guarantee:

(1) the price of work completed before termination of the contract;

(2) the price of materials, engineering equipment and other items ordered and paid for by the contractor for the construction of the Project;

(3) Funds for the contractor to evacuate the construction site and lay off the contractor's personnel;

(4) liquidated damages payable before termination of the contract as agreed in the contract;

(5) Other amounts payable to the contractor in accordance with the contract;

(6) The quality guarantee deposit to be refunded according to the contract;

(7) Losses caused to the contractor due to termination of the contract.

If the parties to the contract fail to reach an agreement on settlement after termination of the contract, the matter shall be handled in accordance with the provisions of Article 20 [Dispute Resolution].

The contractor shall properly protect and transfer the completed project and the purchased materials and equipment related to the project, and withdraw the construction equipment and personnel from the construction site. The employer shall provide the necessary conditions for the contractor to withdraw.

16.2 Contractor’s Breach of Contract

16.2.1 Circumstances in which the contractor breaches the contract

The following circumstances occurring during the performance of the contract shall constitute breach of contract by the contractor:

(1) The contractor violates the contract by subcontracting or illegally sub-contracting;

(2) The contractor violates the contract by purchasing and using substandard materials and engineering equipment;

(3) The quality of the project does not meet the contract requirements due to the contractor's fault;

(4) The Contractor violates the provisions of Clause 8.9 [Special Requirements for Materials and Equipment] and, without approval, privately removes materials or equipment that have been brought into the construction site in accordance with the contract from the construction site;

(5) The contractor fails to complete the work agreed in the contract in a timely manner according to the construction schedule, resulting in delay in the construction period;

(6) The contractor fails to repair the defects in the roject within a reasonable period of time during the defect liability period and the warranty period, or refuses to repair the defects as required by the employer;

(7) The contractor expressly states or demonstrates through his actions that he will not perform the main obligations of the contract;

(8) The contractor fails to perform other obligations as agreed in the contract.

the contractor commits any other breach of contract other than that stipulated in Item (7) of this clause, the supervisor may issue a rectification notice to the contractor requiring it to make corrections within a specified period of time.

16.2.2 Contractor's liability for breach of contract

The contractor shall bear the increased costs and/or delayed construction period caused by its breach of contract. In addition, the parties to the contract may agree on the manner and method of calculation of the contractor's liability for breach of contract in the special contract terms.

16.2.3 Termination of the Contract due to Contractor’s Breach of Contract

Unless otherwise agreed in the special contract terms, if the breach of contract stipulated in Item (7) of Section 16.2.1 [Contractor’s breach of contract] occurs, or if the contractor still fails to rectify the breach of contract within the specified reasonable period after the supervisor issues a rectification notice and the purpose of the contract cannot be achieved, the employer shall have the right to terminate the contract. After the termination of the contract, the employer shall have the right to use the contractor’s materials, equipment, temporary works, contractor’s documents and other documents prepared by or on behalf of the contractor at the construction site for the purpose of completing the project. The parties to the contract shall agree on the method of bearing the corresponding expenses in the Special Contract Terms. The employer’s continued use shall not exempt or reduce the contractor’s liability for breach of contract.

16.2.4 Treatment after termination of contract due to breach of contract by the contractor

If the contract is terminated due to the contractor's reasons, the parties to the contract shall complete the valuation, payment and liquidation within 28 days after the termination of the contract and shall be implemented in accordance with the following agreements:

(1) Upon termination of the contract, the contract price corresponding to the work actually completed by the contractor and the value of the materials, engineering equipment, construction equipment and temporary works provided by the contractor shall be agreed or determined in accordance with Sub - Clause 4.4 (Agreement or Determination);

(2) liquidated damages payable by the contractor upon termination of the contract;

(3) After the contract is terminated, the losses caused to the contractor due to the termination of the contract;

(4) After the contract is terminated, the contractor shall complete the cleaning and evacuation of the site in accordance with the requirements of the employer and the instructions of the supervisor;

(5) The Employer and the Subcontractor shall conduct liquidation after the termination of the contract, issue a final settlement payment certificate and settle all payments.

If the contract is terminated due to the contractor's breach of contract, the employer has the right to suspend payment to the contractor and to clarify all payments and deductions. If the employer and the contractor fail to reach an agreement on liquidation and payment after the contract is terminated, the matter shall be handled in accordance with the provisions of Article 20 (Dispute Resolution).

16.2.5 Transfer of Procurement Contract Rights

If the contract is terminated due to the contractor's breach of contract, the employer has the right to require the contractor to transfer the rights and interests of the procurement contract for materials and equipment signed to implement the contract to the employer. The contractor shall assist the employer in reaching a relevant transfer agreement with the bidder of the procurement contract within 14 days after receiving the notice of termination of the contract.

16.3 Breach of Contract Caused by a Third Party

In the process of performing a contract, if one party breaches the contract due to the fault of a third party, it shall bear the liability for breach of contract to the other party. Disputes between one party and a third party shall be resolved in accordance with the law or in accordance with the agreement.

17. Force Majeure

17.1 Confirmation of Force Majeure

Force majeure refers to natural disasters and social emergencies that are unforeseeable by the parties to the contract when signing the contract and are unavoidable and insurmountable during the performance of the contract, such as earthquakes, tsunamis, plagues, riots, martial law, insurrections, wars and other circumstances stipulated in the special contract terms.

After force majeure occurs, the employer and the contractor shall collect evidence proving the occurrence of force majeure and the losses caused by force majeure, and shall promptly and carefully calculate the losses caused. If the parties to the contract disagree on whether it is force majeure or the losses, the Supervisor shall handle it in accordance with the provisions of Article 4.4 [Agreed or Determined]. In the event of a dispute, it shall be handled in accordance with the provisions of Article 20 [Dispute Resolution].

17.2 Notice of Force Majeure

When one party to a contract encounters a force majeure event that hinders the performance of its contractual obligations, it shall immediately notify the other party to the contract and the supervisor, provide a written statement of the details of the force majeure and the hindrance, and provide necessary proof.

If force majeure continues to occur, one party to the contract shall promptly submit an interim report to the other party to the contract and the supervisor, stating the force majeure and the obstruction to the performance of the contract, and shall submit a final report and relevant information within 28 days after the end of the force majeure event.

17.3 Bearing the consequences of force majeure

17.3.1 The consequences and losses caused by force majeure shall be borne by the parties to the contract in accordance with the law and the contract. The works completed before the occurrence of force majeure shall be measured and paid in accordance with the contract.

17.3.2 The consequences of casualties, property losses, increased costs and/or delays in construction caused by force majeure shall be borne by the parties to the contract in accordance with the following principles:

(1) The damage to the permanent works, materials and engineering equipment that have been transported to the construction site, as well as personal injury, death or property loss to third parties caused by the damage to the works shall be borne by the employer;

(2) The contractor shall be responsible for any damage to the contractor's construction equipment;

(3) The employer and the contractor shall bear their respective personal injury, death and property losses;

(4) If force majeure affects the contractor's performance of the obligations agreed in the contract and has caused or will cause a delay in the construction period, the construction period shall be postponed. The costs and losses caused by the contractor's suspension of work shall be reasonably shared by the employer and the contractor, and the wages of workers that must be paid during the suspension period shall be borne by the employer;

(5) If the construction period is delayed or will be delayed due to force majeure and the employer requires the work to be accelerated, the increased costs of the accelerated work shall be borne by the employer;

(6) The costs of the contractor's care, cleaning and repair of the works during the suspension period as required by the employer shall be borne by the employer.

After the occurrence of force majeure, the parties to the contract should take measures to avoid and reduce the expansion of losses as much as possible. If any party fails to take effective measures and causes the losses to expand, it shall be liable for the expanded losses.

If one party to a contract delays in performing its contractual obligations and encounters force majeure during the period of delay, it shall not be exempted from its liability for breach of contract.

17.4 Termination of the Contract Due to Force Majeure

If the contract cannot be performed for more than 84 consecutive days or more than 140 days in total due to force majeure, both the employer and the contractor shall have the right to terminate the contract. After the contract is terminated, the two parties shall agree or determine the amount payable by the employer in accordance with Article 4.4 (Agreed or Determined), which shall include:

(1) the price of the work completed by the contractor before the termination of the contract;

(2) the price of materials, engineering equipment and other items ordered by the contractor for the works and delivered to the contractor or for which the contractor is obliged to accept delivery;

(3) Expenses incurred by the employer requiring the contractor to return the goods or terminate the order contract, or losses incurred due to failure to return the goods or terminate the contract;

(4) Expenses incurred by the contractor in evacuating the construction site and dismissing the contractor's personnel;

(5) Other amounts payable to the contractor before termination of the contract as agreed in the contract;

(6) deducting the amount payable by the contractor to the employer in accordance with the contract;

(7) Other amounts agreed or confirmed by both parties.

Unless otherwise agreed in the special contract terms, after the termination of the contract, the employer shall complete the payment of the above-mentioned amount within 28 days after the above-mentioned amount is agreed or determined.

18. Insurance

18.1 Engineering Insurance

Unless otherwise agreed in the special contract terms, the employer shall purchase all-risk insurance for the construction project or all-risk insurance for the installation project; if the employer entrusts the contractor to purchase the insurance, the insurance premium and other related expenses incurred by the insurance shall be borne by the employer.

18.2 Work Injury Insurance

18.2.1 The employer shall participate in work-related injury insurance in accordance with the law, and arrange for work-related injury insurance for all employees at the construction site, pay the work-related injury insurance premium, and require the supervisor and the third party hired by the employer to perform the contract to participate in work-related injury insurance in accordance with the law.

18.2.2 The contractor shall participate in work-related injury insurance in accordance with the law, and shall arrange work-related injury insurance for all its employees performing the contract, pay work-related injury insurance premiums, and require subcontractors and third parties hired by the contractor to perform the contract to participate in work-related injury insurance in accordance with the law.

18.3 Other Insurance

The employer and the contractor may arrange for accident insurance and pay the insurance premiums for all personnel at their construction sites, including their employees and third-party personnel hired to perform the contract. The specific matters shall be agreed upon by the parties to the contract in the special contract terms.

Unless otherwise agreed in the special contract terms, the contractor shall purchase property insurance for its construction equipment, etc.

18.4 Continuing Insurance

The parties to the contract should maintain contact with the insurer so that the insurer can be kept informed of changes in the implementation of the project and ensure that insurance is continued as required by the terms of the insurance contract.

18.5 Insurance Certificate

A party to the contract shall promptly submit to the other party the certificates of various insurances it has taken out and copies of the insurance policies.

18.6 Remedies for failure to take out insurance as agreed

18.6.1 If the employer fails to arrange insurance as agreed in the contract, or fails to keep the insurance valid, the contractor may arrange it on its behalf, and the necessary expenses shall be borne by the employer. If the employer fails to arrange insurance as agreed in the contract, resulting in failure to obtain full compensation, the employer shall be responsible for making up the difference.

18.6.2 If the contractor fails to arrange insurance as agreed in the contract, or fails to keep the insurance valid, the employer may arrange it on its behalf, and the necessary expenses shall be borne by the contractor. If the contractor fails to arrange insurance as agreed in the contract, resulting in failure to obtain full compensation, the contractor shall be responsible for making up the difference.

18.7 Obligation to notify

Unless otherwise agreed in the special contract terms, when the employer changes the insurance contract other than work-related injury insurance, the employer shall obtain the contractor's consent in advance and notify the supervisor; when the contractor changes the insurance contract other than work-related injury insurance, the contractor shall obtain the employer's consent in advance and notify the supervisor.

When an insurance accident occurs, the policyholder shall promptly report it to the insurer in accordance with the conditions and time limit stipulated in the insurance contract. The employer and the contractor shall promptly notify each other after knowing that an insurance accident has occurred.

19. Claims

19.1 Contractor’s Claims

If the contractor believes that he is entitled to additional payment and/or extension of construction period according to the contract, he shall file a claim with the employer in accordance with the following procedures:

(1) The contractor shall, within 28 days after knowing or should have known that a claim event has occurred , submit a notice of intention to claim to the Supervisor and state the cause of the claim event. If the contractor fails to submit a notice of intention to claim within the aforementioned 28 days, it shall lose the right to request additional payment and/or extension of the construction period.

(2) The contractor shall, within 28 days after issuing the Notice of Intent to Claim , formally submit a claim report to the supervisor; the claim report shall specify in detail the grounds for the claim and the amount of additional payment and/or extension of the construction period requested, and shall be accompanied by necessary records and supporting materials;

(3) If the claim event has a continuing impact, the contractor shall continue to submit notices of continued claims at reasonable intervals, stating the actual situation and records of the continuing impact and listing the accumulated additional payment amount and (or) extension of the construction period;

(4) Within 28 days after the end of the impact of the claim event , the contractor shall submit a final claim report to the supervisor, stating the final amount of additional payment and/or extension of the construction period claimed, and attaching necessary records and supporting materials.

19.2 Handling of Contractor’s Claims

The handling of the contractor's claims is as follows:

(1) The supervisor shall complete the review and submit the claim report to the employer within 14 days after receiving it. If the supervisor has any objection to the claim report, he has the right to require the contractor to submit copies of all original records;

(2) The employer shall issue the claim handling result signed by the employer to the contractor within 28 days after the supervisor receives the claim report or further supporting materials of the claim. If the employer fails to respond within the time limit, it shall be deemed that the employer has approved the contractor's claim.

(3) If the contractor accepts the claim settlement result, the claim amount shall be paid from the current progress payment; if the contractor does not accept the claim settlement result, it shall be handled in accordance with the provisions of Article 20 [Dispute Resolution].

19.3 Claims by the employer

If the employer considers that he is entitled to compensation and/or extension of the defect liability period according to the contract, the supervisor shall issue a notice to the contractor together with detailed proof.

The employer shall submit a claim intention notice to the contractor through the supervisor within 28 days after knowing or should have known that the claim event has occurred. If the employer fails to issue a claim intention notice within the aforementioned 28 days, it shall lose the right to claim compensation and (or) extend the defect liability period. The employer shall formally submit a claim report to the contractor through the supervisor within 28 days after issuing the claim intention notice.

19.4 Handling of Claims from the Employer

The handling of the contractor's claims is as follows:

(1) After receiving the claim report submitted by the employer, the contractor shall promptly review the contents of the claim report and check the employer's supporting documents;

(2) The contractor shall reply to the employer on the result of the claim handling within 28 days after receiving the claim report or further supporting materials related to the claim . If the contractor fails to reply within the above period, it shall be deemed as the contractor's approval of the employer's claim;

(3) If the contractor accepts the result of the claim settlement, the employer may deduct the amount of compensation from the contract price payable to the contractor or extend the defect liability period; if the employer does not accept the result of the claim settlement, the claim shall be settled in accordance with the provisions of Article 20 [Dispute Resolution].

19.5 Deadline for filing a claim

(1) Upon receipt of the Completion Payment Certificate in accordance with Sub- Clause 14.2 (Approval of Completion Settlement), the contractor shall be deemed to have waived any claim arising before the issue of the Works Taking-Over Certificate.

(2) The Final Settlement Application submitted by the contractor under Sub- Clause 14.4 (Final Settlement) shall only include claims arising after the issue of the Taking-Over Certificate for the Works. The period for making claims shall terminate upon acceptance of the Final Settlement Certificate.

20. Dispute Resolution

20.1 Settlement

The parties to the contract may settle disputes by themselves. The agreement reached through self-settlement shall be signed and sealed by both parties and shall serve as a supplementary document to the contract, and both parties shall comply with it.

20.2 Mediation

The parties to the contract may request the construction administrative department, industry association or other third party to mediate the dispute. If an agreement is reached through mediation, it shall be signed and sealed by both parties and shall be used as a supplementary document to the contract, and both parties shall comply with it.

20.3 Dispute Review

The parties to the contract agree in the special contract terms to adopt dispute review to resolve disputes and review rules, and implement them in accordance with the following agreements:

20.3.1 Determination of the Dispute Review Panel

The parties to the contract may jointly select one or three dispute reviewers to form a dispute review panel. Unless otherwise agreed in the special contract terms, the parties to the contract shall select the dispute reviewers within 28 days after the contract is signed or within 14 days after the dispute occurs.

If one dispute reviewer is selected, the parties shall jointly determine it. If three dispute reviewers are selected, each party shall select one, and the third member shall be the chief dispute reviewer, who shall be jointly determined by the parties to the contract or jointly determined by the dispute reviewers selected by the parties to the contract, or the third chief dispute reviewer shall be designated by the review organization agreed upon in the special contract terms.

Unless otherwise agreed in the special contract terms, the assessor's remuneration shall be borne half by the employer and half by the contractor respectively.

20.3.2 Decision of the Dispute Review Panel

The parties to the contract may jointly submit any disputes related to the contract to the dispute review panel for review at any time. The dispute review panel shall adhere to the principles of objectivity and fairness, fully listen to the opinions of the parties to the contract, and make a written decision and explain the reasons within 14 days after receiving the dispute review application report based on relevant laws, regulations, standards, case experience and business practices. The parties to the contract may make separate agreements on this matter in the special contract terms.

20.3.3 Validity of the Dispute Review Panel’s Decision

The written decision made by the dispute review panel shall be binding on both parties after being signed and confirmed by the parties to the contract, and both parties shall comply with it.

If any party does not accept the decision of the dispute review panel or fails to implement the decision of the dispute review panel, the parties may choose to adopt other dispute resolution methods.

20.4 Arbitration or Litigation

For disputes arising from the contract and matters related to the contract, the parties to the contract may agree in the special contract terms to resolve the disputes in one of the following ways:

(1) Apply for arbitration to the agreed arbitration committee;

(2) File a lawsuit with the People’s Court that has jurisdiction over the case.

20.5 Effect of Dispute Resolution Clause

The dispute resolution clauses in the contract exist independently, and their validity shall not be affected by the modification, cancellation, termination, invalidity or revocation of the contract.

Section 3 Special Contract Terms

1. General Agreement

1.1 Definition of terms

1.1.1 Contract

1.1.1.10 Other contract documents include: 1. Relevant documents signed by both parties during the construction period; 2. Bidding documents and annexes (Q&A minutes, supplementary documents to bidding documents, bill of quantities); 3. Notice of winning the bid; 4. Agreement of this contract; 5. Special terms of this contract; 6. Bid and its annexes; 7. General terms of this contract; 8. Quality warranty; 9. Construction drawings and design changes; 10. Supplementary contract; 11. Other written documents agreed upon by both parties; 12. Standards, specifications and relevant technical documents.

1.1.2 Contracting Parties and Other Relevant Parties

1.1.2.4 Supervisor:

name: ;

Qualification category and level: ;

contact number: ;

email: ;

contact address: .

1.1.2.5 Designer:

name: ;

Qualification category and level: ;

contact number: ;

email: ;

contact address: .

1.1.2.6 Project Management:

name: ;

Qualification category and level: / ;

contact number: ;

email: ;

contact address: .

1.1.3 Engineering and Equipment

1.1.3.7 Other places that are part of the construction site include: At the contractor's discretion .

1.1.3.9 Permanent land occupation includes: Land within the site red line .

1.1.3.10 Temporary land occupation includes: The land within the red line of the site. The temporary land outside the red line is used for temporary facilities, and the contractor shall bear the relevant expenses .

1.3 Legal

Other normative documents applicable to the contract: " Civil Code of the People's Republic of China ", "Construction Law of the People's Republic of China", "Construction Project Quality Management Regulations", "Several Opinions on Further Standardizing the City's Construction Market and Strengthening the Quality and Safety Management of Construction Projects" and other current laws, administrative regulations, departmental regulations and local regulations related to the construction of this project .

1.4 Standards and specifications

1.4.1 Standards and specifications applicable to the project include: construction drawings and current relevant standards and specifications .

1.4.2 The names of foreign standards and specifications provided by the employer: / ;

Number of copies of foreign standards and specifications provided by the contractor: / ;

The names of foreign standards and specifications provided by the contractor: / .

1.4.3 The contractor’s special requirements for the project’s technical standards and functional requirements: / .

1.5 Priority of Contract Documents

The composition and priority of the contract documents are as follows : 1. Construction contract agreement; 2. Notice of winning the bid; 3. Tender letter and its appendix; 4. Special contract terms and their annexes; 5. General contract terms; 6. Technical standards and requirements; 7. Drawings; 8. Priced bill of quantities or budget; 9. Other contract documents. All documents related to the contract formed during the contract conclusion and performance process constitute part of the contract documents. The above-mentioned contract documents include the supplements and modifications made by the parties to the contract to the contract documents. For documents of the same type, the latest signed one shall prevail.

1.6 Drawings and Contractor's Documents

1.6.1 Provision of drawings

The deadline for the employer to provide drawings to the contractor: / ;

The number of drawings provided by the employer to the contractor: 1 set of electronic version of the construction drawings and 4 sets of paper version of the construction drawings ;

Contents of the drawings provided by the employer to the contractor: a complete set of construction drawings that have passed the review; the drawings provided by the employer are only used for the construction of this project, and the contractor shall not use the drawings for other purposes .

1.6.4 Contractor's Documents

Documents that need to be provided by the contractor include: construction drawing budget, on-site construction organization design, construction plans for each sub-project, project warranty documents, etc. ;

The deadline for the contractor to provide the documents is as follows: the construction drawing budget shall be provided within 30 days after the contractor provides the construction drawings ; the on-site construction organization design shall be provided within 14 days before the start of the project; and the construction plan for each sub-project shall be provided within 7 days before the start of each sub-project ;

The number of documents provided by the contractor is: construction drawing budget (including one electronic document), on-site construction organization design and construction plan for each sub-project in quadruplicate ;

The documents provided by the contractor shall be in the form of: signed and sealed written documents bound into a book ;

The deadline for the contractor to review and approve the contractor’s documents: 10 days .

The construction drawing budget is reviewed by the appraisal unit commissioned by the contractor and, after confirmation by both parties, serves as one of the bases for the project completion settlement.

1.6.5 Preparation of on-site drawings

Agreement on preparation of on-site drawings: The conditions for construction are ready on site .

1.7 Contact

1.7.1 The employer and the contractor shall deliver to the other party any written correspondence, including notices, approvals, certifications, certificates, instructions, orders, demands, requests, consents, opinions, determinations and decisions, related to the contract within 3 days .

1.7.2 The place where the employer receives the documents: the Employer’s representative office at the construction site ;

The recipient designated by the Employer is: Employer's On-site Project Manager .

The place where the contractor receives the documents: On-site project department ;

The recipient designated by the contractor is: Project Manager (Registered Construction Engineer) .

The place where the supervisor receives the documents: Supervisor's on-site office ;

The recipient designated by the supervisor is: Director .

1.10 Transportation

1.10.1 Rights of access to the site

Agreement on the right to enter and exit the site: The contractor shall inspect the construction site before signing the contract (including the site inspection stage when bidding), and reasonably foresee the ways, means, and paths required for entering and exiting the construction site for the construction of the project based on the scale and technical parameters of the project. The contractor shall bear the increased costs and (or) delayed construction period due to the contractor's failure to reasonably foresee .

1.10.3 On-site traffic

Agreement on the boundary between off-site traffic and on-site traffic: The contractor shall inspect the off-site traffic conditions on his own. If the off-site traffic facilities cannot meet the needs of the project construction, the contractor shall be responsible for improving them, and the relevant costs shall be considered in the bid quotation .

Regarding the agreement that the contractor shall provide the contractor with on-site roads and transportation facilities free of charge to meet the needs of the project construction: the contractor shall consider it on his own .

1.10.4 Transportation of oversized and overweight items

The temporary reinforcement and reconstruction costs of roads and bridges required for transporting oversized or overweight items and other related costs shall be borne by contractor bear.

1.11 Intellectual Property

1.11.1 Ownership of the copyright of the drawings provided by the employer to the contractor, the technical specifications prepared by the employer or commissioned by the employer for the implementation of the project, and the documents reflecting the contractor's contract requirements or other documents of similar nature: the Employer .

Requirements on the use restrictions of the above documents provided by the contractor: Construction Period .

1.11.2 Ownership of the copyright of the documents prepared by the contractor for the implementation of the project: the Employer .

Requirements for restrictions on the use of the above documents provided by the contractor: None .

1.11.4 The Contractor shall bear the royalties for the use of patents, proprietary technologies and technical secrets used in the construction process: .

1.13 Correction of errors in the bill of quantities

Should the contract price be adjusted when there are errors in the bill of quantities or the description of the bill is unclear: During settlement, the total contract price will be adjusted based on the actual workload of the confirmed completion drawings. .

The scope of deviation of the engineering quantity within which the contract price is allowed to be adjusted: Adjusted according to the actual workload of the confirmed completion drawings .

2. Employer

2.1 The parties agree that the employer shall do other work:

① The employer shall notify the contractor in writing to rectify any violation of the terms and conditions of this contract or relevant national regulations during the performance of the contract. If the contractor still fails to comply with the written notice within 5 days after the issuance of the written notice, the employer shall have the right to directly invite others to perform any work required by the written notice. The employer may claim all expenses incurred by such invitation and related losses of the employer from the contractor or deduct them from the amount payable or due to the contractor under this contract .

② When the employer notifies the contractor in writing of matters related to the project, if the contractor requires the employer to indicate in writing the clause basis of the relevant matters in the notice, the employer shall immediately comply with such request (unless both parties have previously requested the other party in writing to appoint an arbitrator to conduct arbitration to determine whether the contractor’s behavior referred to by the employer violates the contract documents or relevant national regulations). If the clause basis is true, the contractor shall immediately confirm and comply in writing .

③ The notice of the contractor must be issued in written form, and the notice shall be stamped with the official seal of the contractor's infrastructure department or the official seal of the contractor whose effectiveness is not less than that of the infrastructure department. The contractor shall make a written request for confirmation from the contractor (stamped with the contractor's official seal) within 3 days after receiving the notice. If the contractor does not raise any written objection within 3 days after receiving the contractor's request for confirmation, the notice shall take effect at the end of the 3-day period.

A. If the employer first issues an oral notice due to time urgency and then confirms it in writing (not exceeding 3 days), the contractor is not required to make a request for confirmation based on the oral notice, and the effective date of the employer's notice shall be calculated from the date of receipt by the contractor .

B. The employer has only given oral notice, and the contractor has complied with the oral notice before receiving any written notice. The employer must confirm it in writing within 3 days, and the written notice shall take effect from the date of issuance.

2.2 Employer’s Representative

Employer's Representative:

surname name: Tian Peihua ;

ID Number : ;

Occupation Duties: Project leader ;

Contact number: [***] ;

email: / ;

contact address: .

The scope of authorization of the employer to the employer's representative is as follows: Responsible for the overall organization and coordination of on-site construction, as well as engineering changes, confirmation of on-site visas and other construction-related work .

2.4 Provision of construction site, construction conditions and basic information

2.4.1 Provide construction site

Regarding the deadline for the employer to hand over the construction site: Negotiate separately according to the construction site conditions .

2.4.2 Provide construction conditions

The employer shall be responsible for providing the conditions required for construction, including: Negotiate separately .

2.5 Proof of source of funds and payment guarantee

The deadline for the employer to provide proof of source of funds: None .

Does the employer provide payment guarantee: No .

The form of payment guarantee provided by the employer: None .

3. Contractor

3.1 General Obligations of the Contractor

(9) Contents of the completion documents submitted by the contractor: completion documents and completion drawings that comply with the binding standards specified by the Shangrao City Urban Construction Archives of Jiangxi Province .

Number of sets of completion documents that the contractor needs to submit: 4 sets of completion data (including various test reports, etc.) and completion drawings (one set must be original) and one set of electronic documents .

Costs of completion documents submitted by the contractor: Contractor ( the relevant testing fees required to be paid by the documents of Shangrao City, Jiangxi Province shall be borne by each party in accordance with national regulations ) .

Handover time of completion documents submitted by the contractor: After the project is completed and the self-inspection is passed, the contractor is ready to submit the acceptance report. 7 handover within days .

Requirements for the completion documents submitted by the contractor: 4 sets of written materials and 1 set of electronic documents .

Requirements for office and living houses and facilities provided to the contractor: One on-site office room shall be provided free of charge to the contractor, supervision unit, investment supervision unit ( if any ) and project management unit ( if any ), and each room shall be equipped with office furniture, air conditioners and other necessary office equipment.

(10) Other obligations that the contractor shall perform:

a) After signing this contract, the contractor shall cooperate with the employer to promptly complete all necessary construction procedures (including safety supervision, city appearance, fire protection, sanitation, etc.) with the relevant local government departments, carry out the work continuously and unremittingly, and accept supervision and inspection by the employer, the Project Management Unit ( if any ) and the Supervision Unit;

b) Provide and maintain lighting and fencing facilities for night and non-night construction according to the needs of the project. Responsible for the safety of all personnel on the construction site during the entire process of project construction, completion and warranty. Except for injuries and deaths caused by intentional or gross negligence of the employer, engineers or employees, the employer shall not be liable for compensation or compensation for injuries and deaths of workers or other personnel employed by the contractor and its subcontractors;

c) Comply with the management regulations of the relevant competent departments of the local government on construction site traffic, construction noise, protection and safety production, etc., go through the relevant procedures as required, bear the corresponding expenses and bear the fines caused by the contractor's responsibility;

d) Before the completed project is delivered to the employer, the contractor shall be responsible for the protection of the completed project (including all completed projects or finished objects or equipment and facilities of the subcontractor). If any damage occurs during the protection period, the contractor shall repair it at its own expense;

e) Ensure that the construction site is clean and in compliance with the relevant regulations on environmental sanitation management, and be responsible for cleaning up the construction waste or domestic garbage placed at the designated location by the subcontractor. Clean up the site before handing over the work until the employer is satisfied. Construction wastewater must be treated on site before being discharged into the city sewer, and all wastewater discharge must comply with the local construction site or Jiangxi Province 's relevant wastewater discharge standards;

f) Responsible for providing care and coordination for professional subcontractors and independent subcontractors; handling the relationship with units and residents around the construction site, taking all means and measures to eliminate interference or impact on surrounding residents, environment, traffic or adjacent facilities, and ensuring completion on schedule;

g) Provide construction management and cooperation to professional subcontractors and independent subcontractors. The contractor's construction management and cooperation include (but not limited to): quality, progress, information, acceptance, coordination, site safety, civilized public security, etc. The contractor shall provide the following (but not limited to) water, electricity, temporary facilities, finished and semi-finished product protection, etc. for all subcontractors. In addition, the facilities and transportation tools provided must be safe and operate efficiently. The employer shall not pay any additional expenses incurred thereby. If the contractor does not have the facilities required by the subcontractor, the subcontractor shall solve the problem on its own;

h) If the project requires, the contractor shall provide the existing facilities on site to the subcontractor for use, and the employer shall not bear any expenses incurred thereby. If the contractor does not have the facilities required by the subcontractor, the subcontractor shall solve the problem on his own;

i) If the signing of the subcontract is delayed due to the contractor's fault, the contractor shall bear the responsibility;

j) The contractor is responsible for coordinating and resolving conflicts in pipeline construction before the construction of the integrated pipelines of each system within the scope of the contract. If the integrated pipelines of each system are intertwined or collided with each other due to the contractor's failure to coordinate and resolve such conflicts in a timely manner, all costs and construction period losses caused shall be borne by the contractor;

k) The contractor is responsible for the management of vertical transportation and hoisting machinery within the scope of the contract, and shall propose vertical transportation and hoisting plans and construction measures for cross-construction of various projects in the construction organization design. If the contractor's vertical transportation and hoisting plan and construction measures are unreasonable, or the contractor fails to manage the vertical transportation and hoisting machinery, all expenses and construction period losses caused shall be borne by the contractor;

l) The contractor's construction reaches the conditions for dismantling the external wall scaffolding, and the scaffolding is dismantled with the consent of the employer and in accordance with the plan confirmed by the employer. If the employer needs to continue to use the external wall scaffolding erected by the contractor, the rental fees incurred during the period shall be borne by the employer.

m) Participate in the review of construction drawings and design disclosure; prepare and implement the "Construction Management Guidelines for General Contractors"; manage, coordinate, supervise and review subcontractor construction reports; organize on-site construction; prepare construction progress; handle construction technical issues; quality management, safety management and public security management during the construction process; standardized and civilized management of the construction site and product protection; construction site management; construction material management; liaise with government departments related to construction and implement the laws and regulations of government departments; meet the reasonable requirements of the employer within the scope of the contract; collect and compile construction technology, quality and other information and documents; collect and compile construction image data; prepare and review completion drawings; coordinate and cooperate with construction quality acceptance and evaluation work; prepare construction summaries and engineering instructions; return visits and warranty maintenance of the project after delivery; submit the construction management outline of the project to the employer within 7 days before the construction of each sub-project; regularly organize and arrange engineering coordination meetings, etc.;

n) The contractor shall bear the legal liability for expenses, liabilities, losses, claims or lawsuits for personal injury or property loss directly or indirectly caused by the construction within the scope of the contractor during the construction of this project (except for those responsible and under circumstances other than the contractor);

o) The contractor shall be fully responsible for the accidents or casualties of its employees. The employer shall not be legally liable for any accident or casualty of any person, whether or not such person is employed by the contractor, and the contractor shall indemnify the employer from any related claims, demands, litigation, costs, expenses and expenditures. The contractor shall purchase the appropriate insurance and pay the relevant fees.

p) The contractor must fully consider the normalized impact of the COVID-19 epidemic on project construction. When bidding, the contractor should fully consider the materials and related epidemic prevention measures required for epidemic prevention and control, as well as the related costs of machinery downtime losses, personnel stagnation, and material price increases caused by the epidemic on project construction. It is assumed that the above-mentioned related costs have been fully considered in the bid quotation, and no claims may be made due to increased costs caused by the COVID-19 epidemic.

3.2 Project Manager

3.2.1 Project Manager:

surname name: Hu Jibiao ;

ID number: [***] ;

Construction engineer qualification level: 1 ;

Constructor registration certificate number: [***] ;

Construction engineer professional seal number: ;

Safety production assessment certificate number: ;

contact number: ;

email / ;

contact address: ;

The scope of authorization granted by the contractor to the project manager is as follows: fully responsible for the organization and construction arrangement of on-site construction personnel, materials, and equipment, on-site construction coordination, and handling of all other matters related to the project undertaken by the contractor .

Regarding the time requirements for the project manager to be on the construction site each month: At least 5 days a week .

Liability for breach of contract by the contractor for not submitting a labor contract and not paying social insurance certificates for the project manager: The employer has the right to request the replacement of the project manager, and the increased costs and/or delayed construction period shall be borne by the contractor. At the same time, since the contractor failed to ensure that the project manager is permanently stationed at the construction site, he shall bear the liability for breach of contract for leaving without authorization in accordance with the following paragraph .

Liability for breach of contract if the project manager leaves the construction site without approval: The project manager must ensure that he is always present at the construction site. If he needs to ask for leave for something, he can leave the construction site only with the permission of the contractor. If he leaves without permission, he will be fined RMB 5,000 per time .

3.2.3 Liability for breach of contract by the contractor for changing the project manager without authorization: To ensure the quality of this project, the project manager must be in place after winning the bid. The project manager cannot be replaced without the approval of the contractor. If the contractor really needs to replace the project manager, it must notify the contractor in writing 14 days in advance and the replacement can only be made after the contractor agrees. If the project manager is replaced without the contractor's consent, in addition to In addition to the liquidated damages of RMB 100,000 , the contractor reserves the right to terminate the construction contract. .

3.2.4 The contractor’s liability for breach of contract if it refuses to replace the project manager without justifiable reasons: liquidated damages of 1% of the total contract amount shall be imposed .

3.3 Contractor Personnel

3.3.1 Deadline for the contractor to submit the report on the arrangement of the project management organization and construction site management personnel: within 14 days .

3.3.3 Liability for breach of contract if the contractor refuses to replace the main construction management personnel without justifiable reasons: A penalty of 0.1% of the total contract amount will be imposed and the contractor will no longer be required to approve progress payments until the contractor is replaced. .

3.3.4 Approval requirements for the contractor's main construction management personnel to leave the construction site: must be approved by the project manager .

3.3.5 Liability for breach of contract if the contractor replaces the main construction management personnel without authorization: The contractor has the right to impose RMB50,000 liquidated damages Reserve the right to terminate the construction contract .

The contractor’s main construction management personnel’s liability for breach of contract if they leave the construction site without authorization: a penalty of RMB 2,000 per day .

3.5 Subcontracting

3.5.1 General provisions on subcontracting

from subcontracting include: .

Scope of main structure and key work: / .

3.5.2 Determination of Subcontracting

Specialized projects that are allowed to be subcontracted include: Same as the general terms, all subcontracts must be approved in writing by the contractor.

Other agreements on subcontracting: The contractor is not allowed to subcontract or illegally subcontract under any name for this project. If the contractor subcontracts the project or subcontracts it without the consent of the contractor or illegally subcontracts it, the contractor has the right to order it to leave the project and the contractor shall pay the contractor a liquidated damages of RMB 200,000 per time. The contractor has the right to unilaterally cancel the contractor's qualification to win the bid and terminate the relevant contract. The contractor shall bear the resulting responsibilities and losses caused to the contractor. At the same time, the contractor agrees to unconditionally compensate the contractor for the losses caused by this.

3.5.4 Subcontract Price

Agreement on the payment of the subcontract price: The contractor shall pay the subcontractor according to the payment method of the subcontract. .

3.6 Project supervision and protection of finished and semi-finished products

The start time when the contractor is responsible for taking care of the project and the materials and equipment related to the project is: After the relevant materials and equipment are brought in, the property is handed over and taken over. .

3.7 Performance Guarantee

Whether the contractor provides performance guarantee: yes .

The form, amount and term of the performance guarantee provided by the contractor: Within 15 days after the contract is signed , the original copy of the insurance bond and performance bond issued by the contractor shall be provided , with the amount being 10% of the total contract price . If the successful bidder fails to provide a valid performance bond in accordance with the above provisions, the tendering unit has the right to determine other successful bidders as the successful bidders, or to re-tender. The performance bond is valid until 28 days after the project is completed and accepted and meets the project quality standards specified in the agreement.

4. Supervisor

4.1 General provisions for supervisors

About the supervision content of the supervisor: Complete all work contents within the scope of the construction drawings of this project, including the work contents implemented by the contractor (including the contractor's subcontracts) and the engineering contents implemented by the professional contractor .

Regarding the supervisor’s supervisory authority: Perform on-site supervision obligations in accordance with the provisions of the supervision contract .

Agreement on the provision of office space and living quarters for the supervisor at the construction site and the payment of expenses: The supervisor's office and living quarters at the construction site shall be provided and paid for by the contractor, and the supervisor shall be responsible for the management expenses of the relevant personnel. .

4.2 Supervisors

Chief Supervisor Engineer:

surname name: ;

Occupation Service: ;

Supervision Engineer Qualification Certificate Number: ;

contact number: ;

email: ;

contact address: ;

Other agreements regarding the supervisor: see the supervision contract for this project.

4.4 Agreed or determined

When the Employer and the Contractor cannot reach an agreement through negotiation, the Employer authorizes the Supervisor to determine the following matters :

5. Project quality

5.1 Quality requirements

5.1.1 Special quality standards and requirements: The project quality reaches the one-time acceptance (including the supervision, the contractor's random inspection and the quality supervision department's acceptance) . If the construction quality does not meet the above commitment, the liquidated damages will be calculated based on the total settlement price (including the contractor's self-construction part and the professional subcontracted construction part) according to the percentage of the bid commitment, and the liquidated damages ratio is 2% .

5.3 Hidden Project Inspection

5.3.2 Agreement on the deadline for the contractor to notify the supervisor in advance of the hidden works inspection : twenty four Hour .

If the supervisor cannot conduct the inspection on time, 12 Hours to submit a written request for extension.

The maximum extension period is: 48 hours.

6. Safe and civilized construction and environmental protection

6.1 Safe and civilized construction

6.1.1 Agreement on project safety production targets and related matters: In addition to the general terms, the safety construction of this project shall also be carried out in accordance with the Jiangxi Shangrao City Construction Project Contracting Safety Management Agreement or requirements in the contract annex . Among them, safety protection shall also be implemented in accordance with the Jiangxi Shangrao City Construction Project Safety Protection and Civilized Construction Measures Cost Management Interim Regulations, and the safety protection measures fee shall be used by the contractor. .

6.1.4 Special Agreement on Public Security Protection: Same as general terms .

Agreement on the preparation of a construction site security management plan: Same as general terms .

6.1.5 Civilized construction

Requirements of the contracting parties for civilized construction: The general contractor shall ensure that the construction site is fully enclosed, and construction safety shall be the responsibility of a full-time certified safety officer. .

6.1.6 Agreement on the payment ratio and payment period of safe and civilized construction fees: Same as general terms .

6.1.7 Agreement on the payment ratio and payment period of safety and civilized construction fees: Prepay the total amount of safety and civilized construction fees to the contractor (this fee is already included in the advance payment).

7. Construction period and progress

7.1 Construction organization design

7.1.1 Other contents of the construction organization design agreed upon by the parties to the contract should include: Construction general contracting management and service plan, project risk analysis and response plan .

7.1.2 Submission and modification of construction organization design

Agreement on the deadline for the contractor to submit detailed construction organization design: No later than 14 days before the official start of construction .

The deadline for the employer and the supervisor to confirm or put forward modification opinions after receiving the detailed construction organization design: Within 10 days after receiving the written text of the construction organization design .

7.2 Construction schedule

7.2.2 Revision of construction schedule

The deadline for the Employer and the Supervisor to confirm or put forward modification opinions after receiving the revised construction schedule: Executed under general terms .

7.3 Start of construction

7.3.1 Preparation for construction

Regarding the deadline for contractors to submit project commencement report forms: Executed under general terms .

Other preparatory work to be completed by the Client and the deadlines: Executed under general terms .

Other preparatory work to be completed by the contractor and the deadlines: Executed under general terms .

7.3.2 Notice of commencement of work

If the supervisor fails to issue the commencement notice within 90 days from the planned commencement date due to the employer's reasons, the contractor has the right to request a price adjustment or terminate the contract.

7.4 Measurement and layout

7.4.1 The deadline for the Client to provide the Contractor with the measurement benchmark points, baselines and leveling points and their written materials through the Supervisor is: To be determined by the contractor .

7.5 Construction Delay

7.5.1 Delay in construction period due to the contractor's fault

(7) Other circumstances where the construction period is delayed due to the contractor's fault: / .

7.5.2 Delay in construction period due to the contractor's fault

If the construction period is delayed due to the contractor's reasons, the calculation method of liquidated damages for overdue completion is as follows: For each day of delay in the construction period, a penalty of 0.01 % of the contract price will be imposed . .

The upper limit of liquidated damages for delayed completion due to the contractor’s reasons is: The upper limit of liquidated damages for delay in construction period shall not exceed the total contract price. 3% . .

Other circumstances where both parties agree that the construction period will be extended:

In the following circumstances, the contractor shall submit a report on the delay to the employer within 7 days. The employer shall reply in writing within 7 days after receiving the report submitted by the contractor to confirm or not confirm, or require the contractor to provide further information. If the employer fails to reply in writing after the deadline, the contractor may regard the submitted report as confirmed by the employer, but the contractor shall still take positive measures to protect the finished products of the completed project .

(1) Fire, flooding, explosion, etc. caused by reasons other than the contractor;

(2) 12 hours due to reasons not attributable to the contractor ;

(3) Factors that are unforeseeable by both parties and do have a serious impact on the construction period, such as underground obstacles, greening transplantation and cultural relics treatment, but the removal of general obstacles should not affect the construction period;

(4) The project is suspended or delayed in accordance with national policies and government regulations;

(5) Force majeure;

(6) Other circumstances stipulated in the contract where the employer agrees to extend the construction period.

If the construction period is delayed due to major design changes and is actually proved to be necessary, the Employer and the Contractor shall negotiate on a fair basis. After both parties reach an agreement, the Employer shall give the Contractor a written notice of the additional construction period (calendar days).

7.6 Unfavorable Material Conditions

Other circumstances and related agreements of adverse material conditions: Same as general terms .

7.7 Abnormally severe weather conditions

The Employer and the Contractor agree that the following situations shall be regarded as abnormally severe weather conditions :

7.9 Early Completion Bonus

7.9.1 Rewards for Early Completion: Same as general terms .

7.9.2 The contractor's proposal for early completion approved by the employer shall ensure the quality of the project and construction safety, and shall go through the formalities for filing the contract change for shortening the construction period. If the shortened construction period exceeds 15% (including 15% ) of the original construction period standard, the contractor shall organize experts to evaluate the construction period and issue a construction period evaluation report approved by the experts.

8. Materials and Equipment

8.4 Storage and use of materials and engineering equipment

8.4.1 Costs of storage of materials and equipment supplied by the Employer: The Employer does not provide any materials or equipment for this project. The Contractor is responsible for the purchase, transportation and storage of all items. The relevant costs have been included in the quotation when bidding.

All professional subcontracting projects and equipment outside the scope of this contract shall be tendered by the employer in accordance with the law, determine the bidder, and sign a supply contract with the bidder. It shall be installed by a professional contractor, and the contractor shall not charge any fees to the employer and the bidders for materials and equipment.

8.6 Samples

8.6.1 Submission and sealing of samples

The contractor is required to submit samples of materials or engineering equipment, and the type, name, specification and quantity of the samples are as follows: To meet the project requirements , equipment and materials shall be sealed according to the client's requirements and kept by the supervision unit. .

8.8 Construction equipment and temporary facilities

8.8.1 Construction equipment and temporary facilities provided by the contractor

Agreement on the cost of building temporary facilities: This construction site provides temporary land for food and accommodation, and the area outside the red line shall not be occupied. The contractor should fully consider the conditions for building temporary facilities when bidding, surveying and preparing the construction organization design, and consider the relevant costs in the bid quotation.

9. Testing and Inspection

9.1 Test equipment and test personnel

9.1.2 Test equipment

Test sites that need to be configured at the construction site: none .

Test equipment required at the construction site: none .

Other test conditions required at the construction site: none .

9.4 On-site process test

Agreements on on-site process tests: Same as general terms .

10. Changes

10.1 Scope of Changes

Agreement on the scope of change:

⑴ Changes in project quantities;

⑵ Design changes;

⑶ Technical verification;

⑷ On-site visa;

⑸ As-built drawings and materials. .

10.4 Changes in valuation

10.4.1 Change of Valuation Principles

Agreement on changes to valuation : Settlement based on actual price* (1-total price reduction rate), the principle of settlement based on actual price is the same as the principle agreed in the contract agreement. Complete change procedures must be completed to be included in the settlement scope, that is, the project change contact form and project certification form signed and sealed by the construction unit, design unit, supervision unit, cost consulting unit, and construction unit must be completed before it can be included in the settlement scope. Only the project change contact form will not be used as the basis for settlement. The project contact form and project certification form must be completed at the same time to be included in the settlement scope as complete settlement basis materials, otherwise it will not be calculated.

10.5 Contractor’s Rational Proposal

The deadline for the supervisor to review the contractor's rationalization proposal: none .

The deadline for the employer to review and approve the contractor's rationalization proposal: none .

The method and amount of reward for the contractor's rationalization proposal that reduces the contract price or improves the economic benefits of the project are: none .

10.7 Provisional Estimates

none .

10.7.1 Provisional Price Projects that Must Be Tendered According to Law

The confirmation and approval of provisionally estimated projects that must be tendered according to law shall be subject to the The provisional price estimate contract shall be signed by the contractor and the successful bidder and shall be submitted to the contractor for record .

10.7.2 Provisionally estimated projects that are not subject to bidding according to law

The confirmation and approval of provisional price projects that are not subject to bidding according to law shall be subject to the / Determined in this way.

Method 3 : Provisional price project directly implemented by the contractor

Agreement on provisionally estimated price projects directly implemented by the contractor: none .

10.8 Provisional Amount

Agreement between the parties to the contract on the use of the provisional amount: Used by the contractor .

11. Price Adjustment

11.1 Adjustments due to market price fluctuations

Whether the contract price should be adjusted due to market price fluctuations: According to the principles of the contract agreement, no adjustment .

12. Contract Price, Measurement and Payment

12.1 Contract Price Form

(1) Final settlement price = actual settlement total price * (1- 6.8% ) . The above actual settlement total price is the total cost (including tax) entrusted by the contractor to the contractor to implement the project.

The calculation basis of the total price is as follows: The calculation of the settlement project quantity is based on the "Construction Project Quantity List Pricing Specification" GB50500-2013. The quota is based on the "Jiangxi Province Housing Construction and Decoration Engineering Consumption Quota and Unified Base Price Table (2017)", "Jiangxi Province General Installation Engineering Consumption Quota and Unified Base Price Table (2017)" and other current budget quotas in Shangrao City, Jiangxi Province. The rate uses the current budget quota supporting rate of Jiangxi Province. The period involved The inter-rate rates are all implemented according to the lower limit. The unit price of materials shall be calculated according to the material information price or market price of Wuyuan County, Shangrao City, Jiangxi Province in April 2023. If there is no material information price in Wuyuan County , it shall be calculated according to the material information price of Shangrao City in April 2023. There is no quota reference sub-item, no document-specified rate, and no information price. The price shall be implemented according to the price approved by the tenderer and the full-process cost consulting unit. The unit price of labor shall be calculated according to Document No. 5 of Ganjian Price (2020), and the dust fee shall be calculated according to Document No. 7 of Ganjian Price (2019). If there are professional subcontracts outside the scope of this contract that require the cooperation of the general contractor, the professional subcontract engineering content involving the cooperation of the general contractor shall be calculated at 1.5% of the settlement price of the professional subcontract engineering. Whether it needs to be included in the scope of the general contractor's cooperation fee shall be proposed by the general contractor, and the general contractor service fee can only be calculated after confirmation by the construction unit.

Adjustment method for contract price outside the risk range: No adjustment .

12.2 Advance Payment

12.2.1 Payment of Advance Payment

Advance payment ratio or amount: There is no advance payment for this project . Advance payment period : / .

Method of deducting advance payment: / .

Amount of capital): (RMB);

￥： (RMB).

12.2.2 Advance Payment Guarantee

Deadline for contractor to submit advance payment security: / .

The advance payment guarantee is in the form of: / .

12.3 Measurement

12.3.1 Measurement principles

Calculation rules for engineering quantities: Specification for Pricing of Construction Project Bill of Quantities ( GB-50500-2013 ) .

12.3.2 Metering cycle

Agreement on measurement cycle: Within 7 days after the completion of each construction node , the contractor shall submit to the employer “ Project payment application ” and" Image Progress Description File" wait .

12.3.3 Measurement of Unit Price Contracts

Agreement on measurement of unit price contracts: Same as general terms .

12.3.4 Measurement of Lump Sum Contracts

Agreement on measurement of lump sum contract: / .

12.3.5 Where lump sum contracts adopt payment breakdown table for measurement, whether the measurement is carried out in accordance with the provisions of Item 12.3.4 [Measurement of lump sum contracts]: / .

12.3.6 Measurement of other price contracts

Measurement methods and procedures for other price forms: / .

12.4 Progress Payment

12.4.1 Payment Cycle

Agreement on payment cycle:

(1) 1) First phase progress payment node: 30% of the contract amount will be paid when the project construction reaches the 4th floor structure capping; 2) Second phase progress payment node: 50% of the contract amount will be paid after the main structure is accepted; 3) Third phase progress payment node: 65% of the contract amount will be paid after the project within the scope of the contract is completed and accepted; 4) Fourth phase progress payment node: 97% of the settlement amount will be paid after the project settlement and price review is completed ; 5 ) 3 % of the remaining settlement amount will be paid as a quality deposit for one year. After the expiration of the period and if there is no quality problem, Party A will pay it without interest. Among them, a special account must be opened for the wages of migrant workers, and the funds must be used for specific purposes and cannot be used for other purposes.

(2) Before payment of the project fee at each node, the general contractor shall submit a complete and accurate "Project Payment Application" and other valid documents in accordance with the contract, which shall be confirmed in writing by the chief supervisor engineer and submitted to the employer for review. The employer shall complete the review within 7 working days from the date of receipt of the above information, confirm the completed work volume (if the completed work volume report submitted by the general contractor is untrue or does not meet the quality standards agreed in the contract, the employer shall stop paying the project fee and all consequences shall be borne by the general contractor), and issue a payment notice to the general contractor. The general contractor shall issue a special value-added tax invoice to the employer in accordance with the employer's payment notice, and the employer shall pay the progress payment to the general contractor within 7 working days from the date of receipt of the special value-added tax invoice.

(3) If there are any fees paid by the employer on behalf of the contractor during the performance of the contract, equipment and materials supplied by Party A, or specialized subcontracted projects, they will be deducted from the general contractor's engineering payment after confirmation by both parties. Cost changes caused by design changes, on-site visas, etc. during the period will not be taken into account in the payment of progress payments for the time being, but will be taken into account uniformly during the final settlement.

(4) For specialized subcontract projects, the contract, pricing method and settlement principles shall be separately confirmed by the client and the contractor based on the content and method of the specialized project.

12.4.2 Special Account System for Migrant Workers’ Wages

In the field of engineering construction, a separate account management system is implemented for labor costs and other project funds.

The contractor and the subcontractor shall pay the labor costs in full on a monthly basis. The contractor shall, in accordance with the contract agreement, promptly transfer the labor costs to the special account for migrant workers' wages opened by the contractor.

For specific operating methods, please refer to Shanghai Salary Joint Office (2018) No. 6 .

12.4.3 Preparation of Progress Payment Application

Agreement on the preparation of progress payment application form: Same as general terms .

12.4.4 Submission of Progress Payment Application

(1) Agreement on the submission of progress payment application form for unit price contract: Report by completion node .

(2) Agreement on submission of progress payment application form for lump sum contract: / .

(3) Agreement on submission of progress payment application form for contracts with other price forms: / .

12.4.5 Review and Payment of Progress Payments

(1) Time limit for the supervisor to review and submit the report to the contractor: Same as general terms .

The deadline for the Employer to complete the approval and issue the Progress Payment Certificate: Same as general terms .

(2) Time limit for the Contractor to pay progress payments: Same as Special Terms 12.2.1 and 12.4.1 .

The calculation method of liquidated damages for late payment of progress payment by the contractor is as follows: Same as Special Provisions 16.1.2 (2) .

13. Acceptance and engineering commissioning

13.1 Acceptance of Parts and Items of the Project

13.1.2 If the supervisor is unable to conduct acceptance on time, he shall submit a written request for extension 24 hours in advance.

The maximum extension period is: 48 hours.

13.2 Completion Acceptance

13.2.2 Completion acceptance procedures

Agreement on completion acceptance procedures: The contractor shall organize the initial inspection after completion, and organize the final inspection after all problems are rectified within one week (including holidays) after the initial inspection. If the rectification is not carried out as required after the deadline, the construction period will be delayed by 0.02% of the contract price per day .

If the project cannot be completed and accepted in time due to reasons other than the contractor, the employer shall first perform subsequent work obligations such as payment of the project funds and final settlement.

The calculation method of liquidated damages for the Contractor's failure to organize the completion acceptance and issue the project acceptance certificate in accordance with this agreement is the same as the general terms .

13.2.5 Handover and acceptance of all or part of the project

The deadline for the contractor to hand over the project to the employer: Same as general terms .

If the Client fails to accept all or part of the Project as agreed in this Contract, the calculation method of liquidated damages shall be as follows: Same as general terms .

If the contractor fails to hand over the project on time, the penalty for breach of contract shall be calculated as follows: 0.02% of the contract price per day .

13.3 Engineering test run

13.3.1 Commissioning Procedure

Engineering test run content: Same as general terms .

13.6 Completion and Exit

13.6.1 Completion and exit

The deadline for the contractor to complete the project and leave the site: within 7 days after issuance of the project acceptance certificate .

14. Final settlement

14.1 Application for Completion Settlement

the contractor to submit the application form for completion settlement : Within 28 days after the completion acceptance report of the project is approved by the employer , the contractor shall submit complete completion drawings, completion materials and completion settlement report to the employer for the employer to conduct completion settlement audit (if the contractor fails to submit the above settlement documents to the employer within the prescribed time limit or the submitted settlement documents are incomplete, all consequences shall be borne by the contractor). The settlement audit work shall be completed within 60 days from the date when the employer's audit department receives the complete settlement documents submitted by the contractor. The contractor shall actively cooperate with the employer in the completion settlement audit work. If the settlement audit work of this project is delayed due to the contractor's reasons, all consequences shall be borne by the contractor. If the contractor does not confirm or raise any objection within 14 days from the date of receiving the final review result proposed by the employer , it shall be deemed that the contractor has recognized the final review result proposed by the employer. .

The final settlement of the project shall be assessed by an appraisal unit commissioned by the employer, and the appraisal fee shall be calculated in accordance with the current engineering cost review fee standards in Shanghai: if the review and reduction rate of the final settlement of the project is below 5% (including 5% ), the appraisal fee shall be borne by the employer ( already included in the scope of the cost consulting contract ); if the review and reduction rate of the final settlement of the project is above 5% , the appraisal fee within 5% shall be borne by the employer ( already included in the scope of the cost consulting contract ), and the excess shall be borne by the contractor; if the final settlement of the project is increased due to review, the appraisal fee shall be borne by the contractor.

application form for final settlement should include: Payment according to the contract .

14.2 Final Settlement Review

the contractor to review and approve the application for final settlement payment: 30 days .

the Client to complete the final settlement payment: Same as general terms .

Regarding the method and procedure for reviewing the objection part of the completion payment certificate: Government-invested construction projects or projects with government investment as the main source shall be implemented in accordance with the national and municipal regulations on completion settlement. .

14.4 Final Settlement

14.4.1 Final Settlement Application

Number of final settlement application forms submitted by the contractor: 3 .

Deadline for the contractor to submit the final settlement application form: Same as general terms .

14.4.2 Final Settlement Certificate and Payment

(1) The deadline for the Employer to complete the review and approval of the Final Settlement Application Form and issue the Final Settlement Certificate: Carry out in accordance with the national and municipal regulations on completion settlement .

(2) The deadline for the Contractor to complete payment: Same as general terms .

15. Defect liability period and warranty

15.2 Defect Liability Period

Specific duration of the defect liability period: 2 years .

15.3 Quality Deposit

Agreement on whether to withhold the quality deposit: detain .

15.3.1 How the Contractor Provides a Quality Guarantee

The quality guarantee deposit is as follows: (2) Ways:

(1) Quality guarantee letter, the guarantee amount is: / ;

(2) 3 % of the project payment ;

(3) Other methods : / .

15.3.2 Withholding of Quality Deposit

The withholding of the quality deposit shall be carried out in the following manner: (2) Ways:

(1) Withholding the amount of the project progress payment in installments. In this case, the calculation base of the quality guarantee deposit does not include the amount of advance payment, deduction and price adjustment;

(2) Withholding the quality guarantee deposit once and for all at the time of project completion settlement;

(3) Other detention methods : / .

Supplementary agreement on quality deposit: / .

15.4 Warranty

15.4.1 Warranty Liability

The engineering warranty period is: Same project quality warranty .

15.4.3 Repair Notice

Reasonable time for the Contractor to receive the warranty notice and arrive at the project site: If the contractor fails to respond in time during the engineering warranty period (the agreed period: 24 hours for major emergency repairs, 72 hours for general repairs, or subject to written notice from Party A), the employer has the right to organize emergency repairs and urgent repairs, and the relevant material and labor costs will be deducted from the contractor's warranty deposit. At the same time, the contractor shall also bear the corresponding proportion of liquidated damages. At the same time, the general contractor must attach this content when signing contracts with all subcontractors. .

16. Breach of Contract

16.1 Breach of Contract by the Client

16.1.1 Circumstances of breach of contract by the employer

Other circumstances where the contractor breaches the contract: If the Employer fails to pay the engineering fee beyond the payment time agreed in the contract and for reasons not attributable to the General Contractor, the General Contractor shall issue a written notice to the Employer requesting payment within 10 working days after the Employer exceeds the payment time (if the General Contractor fails to issue a written notice to the Employer requesting payment within the time limit, it shall be deemed that the General Contractor recognizes the Employer's delayed payment behavior). If the Employer still cannot pay after receiving the written notice from the General Contractor, it may negotiate with the General Contractor to resolve the issue. If the two parties fail to reach an agreement through negotiation, they may file a lawsuit with the People's Court of the location of the project .

16.1.2 Liability of the Contractor for Breach of Contract

The way and method of calculation of the contractor's liability for breach of contract:

(1) Liability for breach of contract due to failure of the Employer to issue a commencement notice within 7 days before the scheduled commencement date: No liability for breach of contract .

(2) Liability for breach of contract due to failure to pay the contract price as agreed in the contract due to the contractor’s fault: Same as the general terms

(3) Liability for breach of contract if the Employer violates the provisions of Clause 10.1 (Scope of Change) (2) and performs the cancelled work on its own or assigns it to others: Same as the General Terms and Conditions .

(4) Liability for breach of contract when the specifications, quantity or quality of materials and engineering equipment provided by the Employer do not conform to the contractual agreement, or when the delivery date is delayed or the delivery location is changed due to the Employer's fault: Same as general terms .

(5) Liability for breach of contract resulting from suspension of construction due to the contractor’s breach of the contract: Same as the general terms and conditions .

(6) Liability for breach of contract where the employer fails to issue a resumption instruction within the agreed period without justifiable reasons, thus causing the contractor to be unable to resume work: Same as general terms .

(7) Others: / .

16.1.3 Termination of the Contract Due to Breach of Contract by the Client

If the Contractor suspends construction for 10 days as agreed in Section 16.1.1 [Breach of Contract by the Employer] and the Employer still fails to correct its breach of contract and the purpose of the contract cannot be achieved, the Contractor has the right to terminate the contract.

If the contractor terminates the contract in accordance with the above circumstances, the respective rights and obligations of the contractor and the employer shall be as follows:

① The Contractor shall reasonably and appropriately remove or dismantle all temporary facilities, construction machinery, construction tools, equipment, materials and goods from the construction site, and require its subcontractors to provide assistance for this purpose. However, the Contractor must be careful to prevent any casualties or property losses during the removal or dismantling process, and the Employer shall not bear any financial responsibility for this.

② In addition to the engineering payment paid under this Contract before the termination of the Contract, the Client shall pay to the Contractor:

A. The total value of the work done up to the release date;

B. The amount of materials or goods ordered and paid by the Contractor specifically for the Project, or the amount of the order that must be paid according to the law. When the Employer pays the amount, the materials or goods ordered by the Contractor shall become the property of the Employer.

C. When the contract is terminated, the Contractor may also accept and retain all materials or goods that belong to the Employer but have not been used for the Project in accordance with this Contract Document until all amounts due to it are paid by the Employer.

16.2 Contractor’s Breach of Contract

16.2.1 Circumstances in which the Contractor breaches the Contract

Other circumstances in which the contractor breaches the contract:

a) If the Contractor replaces the Project Manager or the main technical, safety and quality persons in charge without the permission of the Employer, the Employer has the right to require them to revoke the decision; if the Contractor's Project Manager or technical person in charge is not competent for the Project, the Employer has the right to require them to be replaced and approved by the Employer. If the Contractor refuses to comply with the above requirements of the Employer, the Employer has the right to terminate this Contract.

b) If the contractor fails to keep the construction site clean and tidy due to the contractor's fault, which causes adverse effects to the employer, the contractor shall bear all the expenses and losses caused thereby, and pay the employer a liquidated damages of 0.5% of the total contract price; if the contractor violates the relevant regulations of Shangrao City, Jiangxi Province or the employer on dust emission, noise control or waste disposal, the contractor shall bear all the expenses and losses caused thereby, and pay the employer a liquidated damages of 1/1000 of the total contract price. The contractor shall manage the construction site in accordance with the requirements of the city's civilized construction site and strive to create a civilized construction site in the city.

c) If the Contractor fails to complete the project control time nodes and final completion time with quality and quantity as stipulated in this Contract, or if certain facts cause the Employer to believe that the Contractor is not competent for the Project, the Employer has the right to terminate this Contract.

d) If the contractor fails to execute or fails to execute the instructions of the supervisor or the contractor's representative in a timely manner, the losses caused to the contractor shall be borne by the contractor. If the above behavior occurs three times repeatedly, the contractor has the right to terminate this contract.

e) Ensure that the quality of the project meets the one-time acceptance standard. If the project fails to meet this standard, the contractor shall be responsible for rectification until the project passes the acceptance standard, and the resulting costs and fines shall be borne by the contractor.

f) Delays in construction period due to rectification or rework will still be subject to a penalty of 0.1 ‰ of the contract amount for each calendar day of delay .

16.2.2 Contractor's liability for breach of contract

The contractor's liability for breach of contract shall be borne and calculated as follows: The contractor shall bear the increased costs and/or delayed construction period caused by its breach of contract. The specific execution order is as follows: 1 ) If there is an agreement in the contract, supplementary agreement, or on-site management system of the employer, the agreement shall prevail; 2 ) If the contractor has made a promise (including a promise in the bidding documents, other written promises, oral promises, etc.), and the employer accepts it, the promise shall prevail; 3 ) If there is no agreement or promise in the above two items, the two parties shall negotiate together.

16.2.3 Termination of the Contract due to Contractor’s Breach of Contract

Special agreement on termination of contract due to breach of contract by the contractor: If the Contractor violates any one or more of the following, namely:

① Completely interrupting construction work before completion without reasonable cause;

② Failure to properly and diligently manage the construction resulted in serious delays in the construction period;

③ Refuse or neglect to comply with the written notice issued by the Employer requiring the Contractor to dismantle the defective Works or remove the non-conforming materials or goods, and such refusal or neglect has a material impact on the Project; .

The Employer shall bear the cost of the Contractor's continued use of the Contractor's materials, equipment, temporary works, Contractor's documents and other documents prepared by or on behalf of the Contractor at the Construction Site in the following manner: contractor .

16.2.4 If the Contractor is terminated by the Employer in accordance with the above terms, during the period when the Contract is not restored or continued, the rights and obligations of the Employer and the Contractor shall be supplemented by the following in addition to the General Terms:

① The Employer may invite other units to continue to complete the Project. The invited units may enter the construction site and use all temporary facilities, construction machinery, construction tools, equipment and all materials and goods used for the Project that have been delivered and placed at the construction site or turnover site, and may purchase all materials and goods required to continue to complete the Project .

② If requested by the Employer, the Contractor shall transfer to the Employer free of charge any formal order contracts for materials or goods signed for the Project and their benefits within 14 days after the termination date, but the Employer shall not make any further transfers. In addition, the Employer shall pay the Contractor any outstanding amounts under the above contracts .

③ The Contractor shall remove or dismantle any temporary facilities, construction machinery, construction tools, equipment, materials or goods belonging to or rented by it from the Construction Site when the Employer requests termination in writing (but not before). If the Contractor fails to comply with the written request within a reasonable period after the Employer issues such written termination request, the Employer may remove (but shall not be responsible for any loss or damage) any of the above-mentioned Contractor's property, and the expenses incurred shall be charged to the Contractor by the Employer as a debt or deducted by the Employer from the amount payable to the Contractor .

④ After the Employer terminates the Contract, he shall not be bound by any provisions of this Contract and shall not be required to pay any sum to the Contractor. The Contractor shall pay the Employer any direct loss caused by the termination of the Contract .

⑶ The contractor must promptly return all documents and materials included in this contract document to the employer .

Special agreement on termination of contract due to breach of contract by the contractor: Before the contract is terminated, the contractor shall be responsible for the maintenance of the construction site, and shall be borne by the contractor for any losses caused by poor maintenance .

The cost of the Employer's continued use of the Contractor's materials, equipment, temporary works, Contractor's documents and other documents prepared by the Contractor or on its behalf at the Construction Site shall be borne by: the Contractor .

17. Force Majeure

17.1 Confirmation of Force Majeure

In addition to the force majeure events stipulated in the general contract terms, other circumstances deemed as force majeure are: Natural disasters: including typhoons of level 12 or above in the urban area of the project location for more than 8 hours per week; high temperatures of more than 40 °C for 10 consecutive days in the urban area ; low temperatures of less than -8 °C for more than 5 consecutive days in the urban area ; rainstorms, hail, and snowstorms that occur once in 50 years (subject to the approval of the meteorological department); tsunamis; rainstorms, hail, and snowstorms that occur once in 20 years (subject to the approval of the meteorological department), the fall of UFOs in the sky (affecting construction within the construction scope), and other natural disasters that seriously affect construction (the contractor shall submit supporting materials to the employer for approval);

(1) Government actions: including government bans or new laws or regulations that have a significant impact on the performance of the contract; war, etc.;

(2) Abnormal social events: including coups, rebellions, riots; demonstrations or strikes that seriously affect construction; major infectious epidemic disease prevention and control measures (such as SARS); major fires and explosions caused by reasons other than the contractor.

17.4 Termination of the Contract Due to Force Majeure

After the contract is terminated, the contractor shall complete the payment within 14 days after the payment is agreed or determined.

18. Insurance

18.1 Engineering Insurance

Special Agreement on Engineering Insurance:

a) The contractor must purchase accident insurance for its employees, and purchase insurance for all staff and construction machinery and equipment on the construction site, and pay the insurance premium. If necessary, the supervisor may require the contractor to provide relevant insurance certificates to confirm that the contractor has handled the matter and paid the relevant fees as required. If the contractor does not purchase the required insurance, the employer may purchase it on its behalf and deduct all expenses from the payable project payment.

b ) The Contractor must immediately notify the Employer of any claims and provide detailed information in writing .

18.3 Other Insurance

Regarding other insurance agreements: The quality warranty period shall be calculated from the date of completion and acceptance of the project. .

Should the contractor purchase property insurance for its construction equipment, etc.: yes .

18.7 Obligation to notify

Agreement on the obligation to notify when changing the insurance contract: Same as general terms .

20. Dispute Resolution

20.3 Dispute Review

Whether the parties to the contract agree to submit the engineering dispute to the dispute review panel for decision: / .

20.3.1 Determination of the Dispute Review Panel

Determination of members of the dispute review panel: / .

Deadline for selection of dispute reviewer: / .

Dispute Review Panel members' remuneration will be borne by: / .

Agreements on other matters: / .

20.3.2 Decision of the Dispute Review Panel

Agreement between the parties to the contract regarding this item: / .

20.4 Arbitration or Litigation

Any dispute arising from the contract and matters related to the contract shall be resolved in accordance with the following method 2 :

(1) Apply for arbitration to the arbitration commission at the location of the project;

(2) Bring a lawsuit to the people's court in the location of the project.

Section 4 Contract Annexes

Appendix 1: Project Quality Warranty

Engineering Quality Warranty

Employer (full name): Wuyuan County Four Seasons Gongda Study Tour Development Co., Ltd.

Contractor (full name):

The Employer and the Contractor shall, in accordance with the Civil Code of the People's Republic of China , the Construction Law of the People's Republic of China and the Regulations on Construction Project Quality Management, agree upon the following through consultation: The Wuyuan County Four Seasons Tsinghua Gongda Comprehensive Practice Education Camp Study Dormitory Building Project (full name of the project) signed a project quality warranty.

I. Scope and content of project quality warranty

During the quality warranty period, the contractor shall bear the responsibility for project quality warranty in accordance with relevant legal provisions and contractual agreements.

The scope of quality warranty includes foundation engineering, main structure engineering, roof waterproofing engineering, waterproofing of bathrooms, rooms and exterior walls, heating and cooling systems, electrical pipelines, water supply and drainage pipelines, equipment installation and decoration engineering, and other items agreed by both parties. The specific warranty content is agreed by both parties as follows: All engineering contents within the scope of the contract .

II. Warranty period

According to the "Construction Project Quality Management Regulations" and relevant regulations, the quality warranty period of the project is as follows:

1. The foundation engineering and main structure engineering shall meet the reasonable service life stipulated in the design documents;

2. The waterproofing period for roofing projects, bathrooms, rooms and exterior walls with waterproofing requirements is 5 years;

3. The renovation project is 2 years;

4. Electrical pipelines, water supply and drainage pipelines, and equipment installation projects are 2 years;

5. The heating and cooling system has two heating periods and one cooling period;

6. The warranty period for other items is as follows: None .

The quality warranty period shall be calculated from the date of completion and acceptance of the project.

III. Defect Liability Period

The defect liability period for a project is 24 months, and is calculated from the date the project is completed and accepted . Unit projects are accepted before the entire project, and the defect liability period for unit projects is calculated from the date the unit projects are accepted and accepted.

After the expiration of the defect liability period, the contractor shall return the remaining quality deposit.

IV. Quality warranty responsibility

1. For items that fall within the scope and content of warranty, the contractor shall respond promptly after receiving the warranty notice (during the agreed period: 24 hours for major emergency repairs, 72 hours for general repairs, or subject to Party A’s written notice). If the contractor fails to send someone to provide warranty service within the agreed period, the employer may entrust others to repair the items.

2. If an emergency accident occurs and emergency repairs are required, the contractor shall arrive at the accident site immediately to carry out emergency repairs after receiving the accident notification.

3. For quality problems involving structural safety, they shall be reported immediately to the local construction administrative department and relevant departments in accordance with the provisions of the "Construction Project Quality Management Regulations", and safety precautions shall be taken. The original designer or a designer with corresponding qualification level shall propose a warranty plan, and the contractor shall implement the warranty.

4. After the quality warranty is completed, the contractor shall organize the acceptance.

V. Warranty Cost

The warranty costs shall be borne by the party responsible for the quality defects.

VI. Other project quality warranty matters agreed upon by both parties: / .

The project quality warranty is jointly signed by the employer and the contractor before the project completion acceptance as an annex to the construction contract and is valid until the expiration of the warranty period.

Contractor: Wuyuan County Four Seasons Gongda Study Tour Development Co., Ltd. Contractor:

(Official Seal) (Official Seal)

Legal representative: Legal representative:

Agent : Agent :

Person in charge: Person in charge:

Signing date : 2023 Month Day

Appendix 2: Integrity Responsibility Letter

Construction Project Integrity Responsibility Letter

Employer (full name): Wuyuan County Four Seasons Gongda Study Tour Development Co., Ltd.

Contractor (full name):

In order to strengthen the construction of clean government, standardize the behaviors of both the contractor and the contractor in various activities of construction projects, prevent the occurrence of illegal and disciplinary violations for the pursuit of improper benefits, and protect the legitimate rights and interests of the state, the collective and the parties concerned, this clean government responsibility letter is formulated in accordance with the relevant national laws and regulations on engineering construction and relevant provisions on clean government construction.

I. Responsibilities of both parties

1.1 The relevant laws, regulations, policies and regulations of the state on construction projects and the various provisions on clean government construction should be strictly observed.

1.2 Strictly implement the construction project contract documents and consciously act in accordance with the contract.

1.3 All activities must adhere to the principles of openness, fairness, justice, integrity and transparency (unless otherwise provided by laws and regulations), and must not be carried out to obtain improper benefits, damage the interests of the state, the collective and the other party, or violate the rules and regulations of construction project management.

1.4 If it is found that the other party has violated regulations, disciplines or laws in its business activities, it should promptly remind the other party. If the circumstances are serious, it should be reported to its superior department or relevant departments such as discipline inspection and supervision, and justice.

II. Contractor's Responsibilities

The leaders of the contractor and the staff engaged in the construction project shall abide by the following provisions before, during and after the construction of the project:

2.1 You may not ask for or accept kickbacks, gifts, securities, valuables, benefits, thank-you fees, etc. from contractors and related units.

2.2 The contractor and related entities shall not be reimbursed for any expenses that should be paid by the employer or individuals.

2.3 You shall not request, imply or accept the contractor and related units to provide convenience for personal housing decoration, weddings and funerals, work arrangements for spouses and children, and overseas travel and tourism.

2.4 You are not allowed to participate in banquets, fitness, entertainment and other activities organized by contractors and related units that may affect the impartial performance of official duties.

2.5 The employer shall not introduce the spouse, children or relatives to the contractor and related units or allow them to participate in business activities related to the project construction management contract with the employer; the employer shall not require the contractor and related units to use certain products, materials or equipment for any reason.

III. Contractor's Responsibilities

The contractor shall maintain normal business relations with the contractor, carry out business work in accordance with relevant laws, regulations and procedures, strictly implement relevant principles and policies of engineering construction, implement mandatory standards for engineering construction, and abide by the following provisions:

3.1 The Contractor shall not ask for, accept or give any gifts, securities, valuables, kickbacks, benefits, thank-you fees, etc. to the Contractor and its staff for any reason.

3.2 The contractor and related units shall not be reimbursed for any expenses that should be paid by the other party or individual for any reason.

3.3 You shall not accept or imply any convenience for the contractor, related units or individuals in decorating houses, arranging weddings and funerals, arranging work for spouse and children, or going abroad or traveling, etc.

3.4 Banquets, fitness, entertainment and other activities that may affect the impartial performance of official duties shall not be organized for the contractor, related units or individuals for any reason.

IV. Liability for Breach of Contract

4.1 If the staff of the Contractor violates the first and second articles of this Responsibility Letter, they shall be dealt with in accordance with relevant laws and regulations; if they are suspected of committing a crime, they shall be transferred to the judicial authorities for criminal prosecution; if they cause economic losses to the Contractor, they shall be compensated.

4.2 If the staff of the contractor violates the first and third articles of this Responsibility Letter, they shall be dealt with in accordance with relevant laws and regulations; if they are suspected of committing a crime, they shall be transferred to the judicial authorities for criminal prosecution; if they cause economic losses to the contractor, they shall be compensated.

4.3 This Responsibility Letter, as an integral part of the Construction Project Contract, has the same legal effect as the Construction Project Contract and shall take effect immediately after being signed by both parties.

V. Validity period of the letter of responsibility

This responsibility letter is valid from the date of signing by both parties until the project is completed and accepted.

VI. Number of copies of the letter of responsibility

This responsibility letter is an annex to the contract, with the same number of copies as the contract and having the same validity.

Employer: Wuyuan County Four Seasons Gongda Study Tour Development Co., Ltd. Contractor:

(Official Seal) (Official Seal)

Legal representative: Legal representative:

Authorized agent: Authorized agent:

Person in charge: Person in charge:

Signing date : 2023 Month Day

Appendix 3: Production Safety Responsibility Agreement

Production Safety Responsibility Agreement

In order to implement the management requirements of safe production and ensure the smooth progress of the project construction, Party A and Party B have agreed to the following agreement after consultation:

1. Before the construction begins, the employer shall submit the necessary construction sites to the contractor and clarify the contractor's responsibility area and requirements for safety management. The contractor is responsible for the safety management of the construction site and is the responsible unit for safety management of the construction site. The contractor must establish a safety guarantee system and submit relevant documents to the employer for record.

2. The Employer should actively organize and urge the contractor to carry out safety compliance activities, promptly convey and deploy the relevant safety production spirit and requirements of the superior, regularly listen to the contractor's opinions and requirements, and strengthen the guidance and coordination of safety production.

3. The employer is responsible for organizing inspections of the contractor's safe and standardized operations and civilized construction conditions, and organizing regular assessments; contractors and relevant personnel who have made outstanding contributions or outstanding achievements in production safety should be given commendations and materials. award. If the contractor and relevant personnel violate regulations, illegal behaviors and existing problems, and do not actively cooperate in safety production, civilized and other excellence-enhancing standard activities, the contractor has the right to stop education, order them to make rectifications within a time limit, and punish the responsible unit every time Penalties range from RMB500 to RMB5,000. For those who fail to make rectifications within the required time limit or fail to make rectifications and the circumstances are serious, the responsible unit will be fined RMB10,000 to RMB50,000 each time.

4. If a production accident or major casualties occur on the construction site, the contractor shall send personnel to participate in the investigation and handling by the labor administrative department and the judicial organ. The contractor may, according to the consequences and impact caused, impose a one-time economic penalty on the responsible unit for breach of contract. The economic penalty for breach of contract shall be deducted in accordance with the "Implementation Rules for Safety Deposit of Contracted Projects" (see attachment). The economic losses caused by the accident and the joint economic losses caused to the contractor by the contractor's responsibility shall be borne by the contractor.

5. The contractor must strictly implement the laws and regulations on production safety issued by the state and the city, and strictly follow the requirements of the Ministry of Construction of the People's Republic of China (Jianbiao (99) No. 79 "Notice on the Issuance of the Industry Standard "Construction Safety Inspection Standard"" (No. JGJ59-99) to strengthen internal safety management, implement various safety protection measures, and ensure that no major casualties occur during project construction.

6. The contractor shall prepare a construction organization design and construction plan in accordance with the safety operation specifications based on the characteristics, nature, scale and construction site conditions of the project, formulate and organize the implementation of various construction safety technical measures, and conduct safety and technical briefings to all construction personnel, and strictly carry out construction in accordance with the construction organization design and relevant safety requirements.

7. After entering the construction site, the contractor shall clearly identify the first person responsible for safety production at the construction site, and assign full-time safety management personnel according to the requirements of Document No. 10 of the General Office of the Ministry of Construction in 2000. That is, construction sites with more than 50 construction workers must be assigned full-time safety management personnel; construction sites with a construction cost of more than RBM10 million must be assigned 2 to 3 safety production management staff; construction sites with a construction cost of more than RMB50 million must set up full-time safety officers according to their professions, and form a safety management group to be responsible for the safety production management of the construction site. The list shall be submitted to the contractor for filing. The contractor shall establish and improve the safety production guarantee system, implement the safety responsibility system at all levels, improve various safety production systems (including reward and punishment systems), and be responsible for the safety production management of the unit and the construction responsibility area in accordance with the principle of "whoever constructs is responsible".

8. The contractor shall include the safety production work of each subcontractor and external personnel in the scope of unified management of the unit, make clear requirements, and sign a management agreement; strengthen the publicity and education of safe operation, civilized construction and self-protection for all construction personnel; do a good job in pre-job safety training, and special workers must be certified before taking up their posts; special workers from other provinces and cities who enter the city for construction must also undergo certification education at the relevant special operation assessment station in the city, and internship and training personnel are prohibited from working on site. Strictly implement various safety operating procedures to ensure construction safety.

9. The contractor must strengthen daily safety inspections in the construction responsibility area in accordance with the principle of "self-inspection of safety, self-correction of hidden dangers, and self-responsibility", promptly stop and deal with all kinds of illegal acts, and promptly implement rectification measures for hidden dangers found to eliminate them.

10. The contractor shall proactively accept the contractor's professional guidance, inspection and supervision on work safety, obey management, actively implement and participate in the contractor's work arrangements and organized activities, and request a review if he has any objection to the economic treatment given by the contractor for breach of contract. He has the right to report and request handling for the contractor's staff's illegal acts of abusing their power for personal gain, fraud, and intentional obstruction.

11. If a safety accident or casualties occur due to the contractor's negligence in management and illegal operations, the contractor should actively rescue the injured and protect the scene, and at the same time, report the safety accident to the employer and the local labor administrative department in strict accordance with the prescribed time limit, and shall not delay or conceal the report.

12. For the relevant clauses not mentioned in this agreement, Party A and Party B may negotiate and supplement and modify them as needed. If there are any inconsistencies with the relevant laws and regulations of the country and the city, they shall be implemented in accordance with the relevant laws and regulations of the country and the city.

13. The contractor should accept the supervision, inspection and guidance of the security department of the contracting party and actively implement the rectification instructions issued by the security department of the contracting party.

14. This Agreement, as an annex to the engineering contract between Party A and Party B, shall come into effect after the signing of the engineering contract and shall have the same legal effect as the engineering contract. This Agreement shall terminate upon the expiration of the engineering contract.

Employer: Wuyuan County Four Seasons Gongda Study Tour Development Co., Ltd. Contractor:

(Official Seal) (Official Seal)

Legal representative: Legal representative:

Authorized agent: Authorized agent:

Person in charge: Person in charge:

Signing date : 2023 Month Day

Appendix 4: Civilized Construction Responsibility Agreement

Civilized Construction Responsibility Agreement

In order to implement the "Construction Site Management Regulations for Construction Projects" and the " Interim Regulations on Civilized Construction Management for Construction Projects in Jiangxi Province " of the Ministry of Construction, and earnestly carry out civilized construction within the construction area of the project, Party A and Party B have agreed through consultation to clarify their respective responsibilities in civilized construction and civilized construction management, and have signed the following agreement.

1. Both parties agree that in project management and construction, we must adhere to the principle of social benefits first, economic benefits and social benefits being consistent, "convenient for people's lives, conducive to the development of production, and protection of the ecological environment", and adhere to the purpose of convenience, benefit and service for the people. Carry out civilized construction in project construction.

2. Both parties shall conscientiously implement the principle of civilized construction of "the contractor is responsible, the construction unit implements, and the local government supervises". The contractor's project management team will take the lead on site to establish a civilized construction management team with the participation of the three parties, responsible for daily management and coordination, and strive to create a civilized construction site. The contractor shall organize, guide, inspect, assess, and carry out selection and evaluation work in accordance with the city's regulations on creating civilized construction sites, and the implementation of the creation activities shall be the responsibility of the contractor.

3. The contractor shall formulate various civilized construction measures in its construction outline in light of the actual conditions of the project and implement the following relevant requirements:

(1) Construction nameplates must be set up at the construction site in accordance with regulations, and all construction management and operating personnel must wear badges when on duty.

(2) Separation facilities must be set up between the construction area and the non-construction area in accordance with regulations, and they must be continuous, stable, clean, beautiful and have smooth lines. If the enclosure facilities in the construction area are damaged, they must be repaired in time.

(3) The road sections under construction should have lanes and sidewalks wide enough for vehicles to pass through, as well as safe paths for residents along the street. Traffic signs (plates) should be set up at all intersections of the construction roads in accordance with regulations, and warning lights and lighting should be set up at night to facilitate the passage of vehicles and pedestrians. In case of typhoons or rainstorms, people should be assigned to be on duty to ensure safety.

(4) Practical temporary drainage and flood prevention measures must be implemented during construction. Discharge into the passageway is prohibited, and muddy water and cement slurry water are prohibited from being discharged directly into the sewer without sedimentation.

(5) The layout of the construction site should be reasonable, and all kinds of materials, equipment, prefabricated components (including earthwork) should be stacked in an orderly manner without encroaching on the roadway or sidewalk. During construction, the protection of various pipelines should be strengthened.

(6) Effective measures must be taken during construction to prevent debris from spilling, mud and wastewater from overflowing, control dust flying, reduce pollution to the city's environment caused by construction, and strictly control noise.

(7) In order to cooperate with the implementation of the national and Jiangxi provincial requirements for environmental protection and pollution reduction, the contractor must entrust the government environmental protection supervision department to conduct a test on noise, dust and wastewater during the construction process from May to August each year, issue a corresponding test report, and submit it to the contractor for filing.

(8) If it is found that the contractor has not carried out the above-mentioned environmental protection test work, such test work shall be handled by the contractor and the cost shall be borne by the contractor at double the cost.

4. The contractor shall be responsible for the environmental sanitation of the construction area and living area, establish and improve relevant rules and regulations, and implement the responsibility system. Ensure that the "five small" living facilities are complete and meet the requirements of the regulations.

5. The Employer shall provide regular guidance to the contractor in carrying out the work of creating a civilized construction site, organize regular inspections, and promptly notify the contractor to make corrections to any problems it has. The employer shall also have the right to impose a fine of RMB 500 to RMB 5,000 on the responsible unit each time for breach of contract and take enhanced rectification measures. For those who fail to make corrections within the required time limit or make ineffective corrections, and where the circumstances are serious, the responsible unit shall be fined RMB 10,000 to RMB 50,000 each time. The costs incurred for rectification shall be deducted from the security deposit, with a maximum limit of RMB 100,000.

6. The contractor shall be borne by any economic penalties imposed on him due to his violation of civilized construction management requirements and his being discovered by relevant departments of the local government, as well as any economic losses suffered by the employer as a result.

7. This Agreement, as an annex to the engineering contract between Party A and Party B, shall come into effect after the engineering contract is formally signed and shall have the same legal effect as the engineering contract. This Agreement shall terminate upon the expiration of the engineering contract.

Employer: Wuyuan County Four Seasons Gongda Study Tour Development Co., Ltd. Contractor:

(Official Seal) (Official Seal)

Legal representative: Legal representative:

Agent: Agent:

Person in charge: Person in charge:

Signing date : 2023 Month Day

Appendix 5: Public Security and Fire Prevention Responsibility Agreement

Public security and fire prevention responsibility agreement

In order to effectively improve the public security and fire prevention work during the construction project and ensure the public security stability and fire safety of the construction site, according to the provisions of the " Regulations on Social Security Prevention Responsibilities of Jiangxi Province ", after consultation between Party A and Party B, the rights and obligations of both parties in public security prevention and fire safety are clarified:

I. Rights and obligations of the employer

1. When signing a construction contract with a contractor, the employer shall hand over the contractor's written version of the "Construction Site Security and Fire Prevention Management Specifications" (attached below) to clarify requirements, implement responsibilities, and strengthen guidance.

2. The Employer shall promptly communicate to the Contractor the relevant requirements and information of the superior public security departments and superior units on the public security and fire prevention work at the construction site, regularly listen to the Contractor's situation and opinions on the public security and fire prevention work, and provide guidance and coordination..

3. The Employer has the right to inspect the implementation of public security and fire prevention work by the Contractor, and has the right to educate, stop and order the Contractor's personnel to rectify any violations of regulations and laws and related issues within a time limit, and if necessary, give them corresponding economic treatment (RMB500 to RMB1,000 each time) according to the breach of contract.

4. The contractor's illegal acts that the employer has the right to take economic action against include:

(1) Using liquefied gas cylinders or illegally storing flammable and explosive dangerous goods without the approval of the public security fire department, but without causing any consequences.

(2) Failure to strictly follow the Company's "Regulations on the Management of Open Flames at Construction Sites" (attached below) in conducting open flame operations and no consequences have been caused.

(3) Illegal acts that affect the public security and order of the construction site, such as gang fights, gambling, watching pornographic videos, etc., and illegal mixing of men and women in dormitories.

(4) Violation of the “Safety Management Regulations for Electricity Use at Construction Sites” (attached below) in the use of electricity, such as the use of electric stoves, kerosene stoves, electric blankets, electric irons, and other types of electric heaters with open flames without authorization, or the use of high-energy-consuming lamps for heating or baking, or illegal smoking in fire-prohibited areas.

5. If the contractor commits a serious crime or a serious fire accident in its area of responsibility, the public security and judicial departments shall investigate and deal with it. However, the contractor may exercise the right to veto the selection of advanced collectives and individuals against the contractor or the first responsible person for public security and fire prevention according to the consequences and impact caused. At the same time, the contractor may also be subject to a one-time liability breach of contract economic punishment of RMB 2,000 to 50,000.

6. The economic settlement of the contractor's liability breach shall be made by the employer in a written notice to the contractor for approval. The settlement fee shall be directly deducted from the contractor's engineering payment.

7. According to the needs of the entire construction site security, if it is necessary to add or hire security guards, the contractor may decide on the implementation plan based on the principle of "consultation and centralization". The cost shall be shared by the construction units involved according to actual needs, and the contractor shall not shirk the responsibility.

II. Rights and Obligations of the Contractor

1. After entering the construction site, the contractor shall promptly and clearly identify the first responsible persons for site security and fire prevention, including full-time (part-time) security and fire fighting cadres and the security and protection organization network, and report them in writing to the contractor for record.

2. During the construction period, the contractor must abide by and implement the laws and regulations on public security and fire protection promulgated by the state and the city, conscientiously implement the "Construction Site Public Security and Fire Protection Management Standards" formulated by the contractor, obey management, and be fully responsible for the public security stability and fire safety in the responsible area to ensure that no major public security, criminal cases or fire accidents occur.

3. In addition to accepting the leadership of its superior unit, the contractor's public security and fire prevention work should also actively accept the business guidance, supervision and inspection of the Jiangxi Urban Rail Transit Public Security Bureau and the contractor. The contractor should actively implement the "creation of a public security qualified construction site" and other tasks assigned by the public security organs and the contractor. For various hidden dangers found by the public security departments and the contractor during the inspection, rectification should be organized or corresponding preventive measures should be taken within the prescribed period to ensure safety.

4. Once a public security, criminal case or fire accident occurs on the construction site, the contractor shall, while actively handling and protecting the site, immediately report to the public security department and the contractor and accept investigation and handling. The losses caused (including to the contractor) shall be borne by the contractor.

5. If the contractor has any objection to the economic treatment of liability for breach of contract due to illegal behavior, he may file an appeal and request a review. If he finds that the contractor's staff has abused their power, engaged in malpractice for personal gain, deliberately made things difficult, etc., he has the right to report it to the contractor's leaders or relevant authorities and request a handling.

6. The contractor should accept the supervision, inspection and guidance of the contractor’s security department and actively implement the rectification instructions issued by the contractor’s security department.

III. Others

1. For the relevant clauses not mentioned in this agreement, Party A and Party B may negotiate and supplement and modify them as needed. If there are any inconsistencies with the relevant laws and regulations of the state and the city, they shall be implemented in accordance with the relevant regulations of the state and the city.

2. This Agreement, as an annex to the Project Contract, shall come into effect after the Project Contract is formally signed and shall have the same legal effect as the Project Contract. This Agreement shall terminate upon the expiration of the Project Contract.

employer: Wuyuan County Four Seasons Gongda Study Tour Development Co., Ltd. Contractor:

(Official Seal) (Official Seal)

Legal representative: Legal representative:

Authorized agent: Authorized agent:

Person in charge: Person in charge:

Signing date : 2023 Month Day

Appendix 6: List of main construction management personnel of the contractor

List of main construction management personnel of the contractor

name	Name	Position	job title	Main qualifications, experience and projects undertaken
1. Headquarters Staff
Project Director
Other Personnel

2. On-site personnel
project manager
Deputy Project Manager
Technical director
Cost Management
Quality Control
Materials Management
Program Management
Security Management
Other Personnel

Note: The staffing standards for the project site management organization are not lower than the standard requirements specified in the "Guidelines for Staffing Key Positions in Construction Site Project Management Organizations of Construction Enterprises in Jiangxi Province ".

Appendix 7: List of main construction management personnel of subcontractors

Table of main construction management personnel of subcontractors

name	Name	Position	job title	Main qualifications, experience and projects undertaken
1. Headquarters Staff
Project Director
Other Personnel

2. On-site personnel
project manager
Deputy Project Manager
Technical director
Cost Management
Quality Control
Materials Management
Program Management
Security Management
Other Personnel

Appendix 8: Performance Guarantee

Performance Guarantee

Wuyuan County Four Seasons Gongda Research and Travel Development Co., Ltd. (Name of employer):

Given that (Name of the employer, hereinafter referred to as the “employer”) and (Name of Contractor) (hereinafter referred to as "Contractor") YY/MM/DD (Project Name) Construction and related matters have been agreed upon and jointly signed the "Construction Project Construction Contract". We are willing to unconditionally and irrevocably provide you with a joint and several liability guarantee for the contractor's performance of the contract signed with you.

1. Guarantee amount in RMB (in capital letters) (¥ ).

2. The guarantee is valid from the date when the contract between you and the contractor takes effect ( YY/MM from the date on which you issue or should issue the project acceptance certificate ( YY/MM/DD) until.

3. During the validity period of this guarantee, if the contractor causes economic losses to you due to breach of the obligations stipulated in the contract, we will unconditionally pay the compensation within 7 days after receiving your written request for compensation within the guarantee amount.

4. When you and the contractor modify the contract as agreed upon in the contract, our obligations under this guarantee will remain unchanged.

5. Any dispute arising from this letter of guarantee may be settled through negotiation between the two parties. If the negotiation fails, either party may file a claim for Arbitration by the Arbitration Committee.

6. This letter of guarantee shall take effect on the date when it is signed by the legal representative of our company (or its authorized agent) and affixed with the official seal.

Guarantor: (Stamp of the unit)

Legal representative or his authorized agent: (signature)

Aaddress:

Postal code:

Telephone:

Fax:

YY/MM/DD

Appendix 9: Advance Payment Guarantee ( No advance payment for this project )

Advance payment guarantee

Wuyuan County Four Seasons Gongda Research and Travel Development Co., Ltd. (Name of employer):

according to (Name of Contractor) (hereinafter referred to as “Contractor”) and (Name of employer) (hereinafter referred to as “employer”) YY/MM Signed on (Project Name) Construction Project Construction Contract, the contractor submits an advance payment guarantee to you in the agreed amount, which means that you are entitled to receive an advance payment of the same amount. We are willing to provide a joint and several liability guarantee for the contractor for the advance payment you provide to the contractor.

1. Guarantee amount in RMB (in capital letters) (¥ ).

2. The guarantee is valid from the time the advance payment is paid to the contractor until the progress payment certificate issued by you indicates that the progress payment has been fully deducted.

3. During the validity period of this letter of guarantee, if the contractor violates the obligations stipulated in the contract and demands to recover the advance payment, we will unconditionally pay it within 7 days after receiving your written notice. However, the guaranteed amount of this letter of guarantee shall not exceed the amount of the advance payment at any time minus the amount deducted by you in the progress payment certificate issued to the contractor in accordance with the contract.

4. When you and the contractor modify the contract as agreed upon in the contract, our obligations under this letter of guarantee remain unchanged.

5. Any dispute arising from this letter of guarantee may be settled through negotiation between the two parties. If the negotiation fails, either party may file a claim for Arbitration by the Arbitration Committee.

6. This letter of guarantee shall take effect on the date when it is signed by the legal representative of our company (or its authorized agent) and affixed with the official seal.

Guarantor: (Stamp of the unit)

Legal representative or his authorized agent: (signature)

Address:

Postal code:

Telephone:

Fax:

YY/MM/DD

Appendix 10: Payment Guarantee

Payment Guarantee

(contractor):

Since you, as the contractor, have (Name of Contractor) (hereinafter referred to as “Contractor”) YY/MM Signed on (Project Name) Construction Project Construction Contract (hereinafter referred to as the "Main Contract"), upon the request of the Employer, we are willing to provide you with the following guarantees in the form of a guarantee for the Employer to fulfill its obligation to pay the construction fee as agreed in the Main Contract:

I. Scope and amount of guarantee

1. The scope of our guarantee is the project payment agreed in the main contract.

2. The project payment agreed in the main contract as mentioned in this letter of guarantee refers to the contract price agreed in the main contract excluding the project quality guarantee deposit.

3. The amount we guarantee is the engineering payment agreed in the main contract. %, the maximum amount shall not exceed RMB (in capital letters: ).

II. Guarantee Method and Guarantee Period

1. Our guarantee method is: joint and several liability guarantee.

2. The period of our guarantee is: from the date of entry into force of this contract to the date after the payment of the engineering fee agreed in the main contract is completed. Intraday.

3. If you and the contractor agree to change the payment date of the project funds, the guarantee period will be adjusted accordingly based on the changed payment date with our written consent.

III. Forms of Assuming Guarantee Liability

The form of our guarantee liability is payment on your behalf. If the contractor fails to pay the project fee to you as agreed in the main contract, we will pay on your behalf within the guarantee amount.

IV. Compensation Arrangements

1. If you require us to assume the guarantee liability, you should send us a written claim notice and the evidence that the contractor has not paid the engineering fee agreed in the main contract. The claim notice should state the amount of the claim and the account to which the payment should be made.

2. If a dispute arises between you and the contractor over the quality of the project and the contractor refuses to pay you for the project, if you require us to fulfill our guarantee responsibility and make payment on your behalf, you must provide quality description materials issued by a project quality inspection agency that meets the corresponding requirements.

3. We will make unconditional payment within 7 days after receiving your written notice of claim and relevant supporting documents.

V. Release of Guarantee Liability

1. If you do not assert the guarantee liability to us in writing within the guarantee period promised in this letter of guarantee, our guarantee liability will be terminated from the day after the expiration of the guarantee period.

2. If the contractor has fulfilled all payment obligations for the project as agreed in the main contract, our guarantee liability will be terminated from the day after the expiration of the guarantee period promised in this letter of guarantee.

3. When the amount we pay to you for fulfilling our guarantee obligation in accordance with this letter of guarantee reaches the guaranteed amount of this letter of guarantee, our guarantee obligation will be released from the date we pay you (the payment is debited from our account).

4. In accordance with the provisions of laws and regulations or other circumstances that should relieve our guarantee liability, our guarantee liability under this letter of guarantee shall also be relieved.

5. After we release our guarantee responsibility, you should Please return the original copy of this letter of guarantee to us within one working day.

VI. Disclaimer

1. If the contractor is unable to perform its obligations due to your breach of contract, we will not bear any guarantee liability.

2. If the contractor is exempted from part or all of its obligations in accordance with the provisions of laws and regulations or other agreements between you and the contractor, we will also be exempted from its corresponding guarantee liability.

3. If you and the contractor agree to change the main contract, and if the contractor's responsibilities are increased, which results in an increase in our guarantee liability, you must obtain our written consent. Otherwise, we will no longer bear the increased guarantee liability. However, the changes agreed upon in Article 10 [Changes] of the main contract are not subject to this clause.

4. If the contractor is unable to perform its obligations due to force majeure, we will not bear any guarantee liability.

VII. Dispute Resolution

Any disputes arising from this letter of guarantee or matters related to this letter of guarantee may be settled through negotiation between the two parties. If the negotiation fails, the following provisions shall apply: Ways to solve:

(1) To Shanghai The Arbitration Commission applies for arbitration;

(2) To Jing'an District, Shanghai The People's Court filed a lawsuit.

8. Effectiveness of Letter of Guarantee

This letter of guarantee shall come into effect on the date when it is signed by the legal representative of our company (or its authorized agent) and stamped with the official seal.

Guarantor: (stamp)

Legal representative or authorized agent: (signature)

address:

Postal code:

Fax:

YY/MM/DD